Exhibit 99.2

DATED November 4,	2011

(1)	JONATHAN DRIVER, PATRICIA DAWSON AND OTHERS

(2)	LIFETIME BRANDS UK LIMITED

(3)	NEW GOAL DEVELOPMENT LIMITED

(4)	LIFETIME BRANDS, INC.

SHARE PURCHASE AGREEMENT relating to CREATIVE TOPS HOLDINGS LIMITED and CREATIVE TOPS FAR EAST LIMITED

One Eleven Edmund Street Birmingham B3 2HJ DX 13033 Birmingham-1 t: +44 (0) 121 234 0000 f: +44 (0) 121 234 0001 www.gateleyuk.com

CONTENTS

1	Definitions and interpretation	1
2	Sale and purchase of the Sale Shares	16
3	HK Consideration	17
4	UK Consideration	17
5	Completion	23
6	Warranties and indemnities	24
7	Tax	27
8	Restrictions on the Sellers	27
9	Further undertakings and obligations of the Sellers	30
10	Confidential Information	31
11	Announcements	32
12	Assignment and successors in title	32
13	Third party rights	33
14	The Sellers' Representative	33
15	Notices	33
16	General	34
17	Lifetime Guarantee	35
18	Governing law	36
SCHEDULE 1 - Sellers		37
	Part 1 – UK Sellers	37
	Part 2 – HK Sellers	40
SCHEDULE 2		42
	Part 1 - The UK Company	42
	Part 2 - The UK Subsidiary	44
	Part 3 – The HK Company	45
SCHEDULE 3 - Completion		47
SCHEDULE 4 - General Warranties		53
SCHEDULE 5 - Limitations on Warrantors liability		88
SCHEDULE 6 - Taxation		91
	Part 1 – Definitions and Interpretation	91
	Part 2 - Tax Covenant	95
	Part 3 - Tax Warranties in respect of UK resident companies	104
	Part 4 - Tax Warranties in respect of companies not resident in the UK	112
SCHEDULE 7 - Property		114

Agreed Form Documents
Disclosure Letter and Disclosure Documents
Letters of resignation (officers)
Letters of resignation (auditors)
Deed of release
Schedule of title deeds/original leases
UK Service Agreements
HK Service Agreement
Compromise Agreement
First Deposit Account Instruction Letter
Second Deposit Account Instruction Letter
Third Deposit Account Instruction Letter
Fourth Deposit Account Instruction Letter
Deed of Variation
Deed of Substitution
Investor Questionnaire

DATE   November 4, 2011

PARTIES

(1)	THE PERSONS whose names and addresses are set out in schedule 1 (the "Sellers");

(2)
LIFETIME BRANDS UK LIMITED, a company incorporated and registered in England and Wales (company number 07762596), whose registered office is at One Eleven, Edmund Street, Birmingham, B3 2HJ (the "UK Buyer");

(3)	NEW GOAL DEVELOPMENT LIMITED, a company incorporated and registered in Hong Kong (company number 1421678), of Suite 4020, Jardine House, 1 Connaught Place, Central, Hong Kong (the "HK Buyer"); and

(4)	LIFETIME BRANDS, INC. a company incorporated in Delaware (IRS Employer Identification number 11-2682486), of 1000 Stewart Avenue, Garden City, New York 11530, United States of America ("Lifetime").

BACKGROUND

(A)	Creative Tops Holdings Limited is a private company limited by shares registered in England and Wales.

(B)	Creative Tops Limited is a private company limited by shares registered in England and Wales and a wholly owned subsidiary of Creative Tops Holdings Limited.

(C)	Creative Tops Far East Limited is a private company limited by shares incorporated in Hong Kong.

(D)
The Sellers have agreed to sell and Lifetime has (through purchasing vehicles in the United Kingdom and Hong Kong, being the UK Buyer and the HK Buyer respectively) agreed to purchase the entire issued share capital of Creative Tops Holdings Limited and Creative Tops Far East Limited on the terms and conditions set out in this agreement.

IT IS AGREED

1.	Definitions and interpretation

1.1	In this agreement the following definitions will apply:

"Accounts Date"	31 March 2011;
"Act"	the Companies Act 2006;
“Actual Net Indebtedness”	the amount by which Indebtedness exceeds Cash as shown in the Completion Accounts;
"Actual Working Capital"
in relation to the Group, the aggregate amount  of stock, trade and other debtors (excluding amounts due from the Sellers and/or associated companies), work in progress and prepayments less the amount of trade and other creditors, accruals and VAT, PAYE or National Insurance or equivalent sale or employment taxes payable or accrued as at the close of business on 31 October 2011, as shown in the Completion Accounts;

"Actual Working Capital Excess"	the amount (if any) by which the Actual Working Capital exceeds £6,462,000;

“Actual Working Capital Shortfall”	the amount (if any) by which the Actual Working Capital is less than £6,462,000;
"Agreed Form"	any document in a form agreed between the relevant parties and, for the purpose of identification only, signed or initialled by or on behalf of each of them;
"Bonus/China Tax Determined Claim"	any claim under paragraph 1.1.11 and/or paragraph 1.1.12 of the Tax Covenant:
(a) which is agreed in writing between the Warrantors, on the one hand, and a Buyer on the other; or
(b) in respect of which final judgment has been obtained from a court of competent jurisdiction which judgment is not (or no longer) appealable;
"Bonus/China Tax Due Amount "	the amount settled or agreed as being due to a Buyer in respect of any Buyer Bonus/China Tax Determined Claim;
"Bonus/China Tax Undetermined Claim"
any claim under paragraph 1.1.11 and/or paragraph 1.1.12 of the Tax Covenant which has been notified to the Warrantors in accordance with this agreement prior to the Third Retention Release Date but which has not become a Bonus/China Tax Determined Claim;

"Business Day"	any day (other than a Saturday, Sunday or public holiday) during which clearing banks in the City of London are open for normal business;
"Buyer Determined Claim"	a Determined Claim which is agreed, or in respect of which judgment is given, in favour of a Buyer;
"Buyer Bonus/China Tax Determined Claim"	a Bonus/China Tax Determined Claim which is agreed, or in respect of which judgment is given, in favour of a Buyer;
"Buyers"	together the UK Buyer and the HK Buyer (and "Buyer" means either of them, as the context requires);
"Buyers’ Group"
each Buyer, its ultimate holding company and/or immediate holding company and/or any intermediate holding company from time to time, its subsidiaries from time to time and the subsidiaries from time to time of its ultimate holding company and/or of any immediate holding company and/or of any intermediate holding company;

“Cash”
in relation to the Group and as shown in the Completion Accounts, the aggregate of all cash in hand or at bank as at the close of business on 31 October 2011 and (in the latter case) credited to an account in the name of a Group Company and to which that Group Company (or any one or more Group Companies) is alone beneficially entitled and for so long as (a) that cash is repayable on demand and (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Company or of any other person whatsoever or on the satisfaction of any other condition;

"Claim"	any one or more claims made by a Buyer for breach of a General Warranty or a Property Warranty;
"Company Intellectual Property"
all Intellectual Property which is used in, or required for, or material to the conduct of the Company's business at the date of this agreement, or which relates to any of the assets of the Company set out in schedule 8;

"Completion"	completion of the sale and purchase of the Sale Shares in accordance with this agreement;
"Completion Accounts"	the accounts of the Group as at the close of business on 31 October 2011 referred to in clauses 4.6 to 4.9 (inclusive) and prepared in accordance with schedule 9;
"Completion Date"	the date on which Completion occurs pursuant to clause 5;
"Completion Period"	the period commencing on the day after the Accounts Date and ending on 31 October 2011;
"Compromise Agreement"	the compromise agreement to be entered into between Jonathan Driver and each Group Company on the date of this agreement in the Agreed Form;
"Computer Equipment"
all computer hardware owned by the Company and/or used in the Company's business including all disks, disk drives, display screens, keyboards, printers, microprocessors (whether embedded in a computer or any other piece of equipment), associated and peripheral equipment and firmware and any other items that connect with any or all of them, together with all relevant technical documentation;

"Computer Software"
all computer software owned by the Company and/or used in the Company's business, including all executable versions of computer programs in both source and object code form, all operating systems software comprised in the Computer Equipment and all application software and all other software owned and/or used by the Company or which by virtue of the Company's interest in the Computer Equipment, or in software owned and/or used by the Company, the Company is entitled to have or use or is capable of having or using;

"Computer Systems"	the Computer Software and the Computer Equipment;
"Confidential Information"	all or any information of a secret or proprietary or confidential nature (however stored) and not publicly known which is owned by the Company or which is used in or otherwise relates to the business, customers, suppliers, licensors or financial or other affairs of the Company, including information relating to:

	(a)	the business methods, technical processes, corporate plans, management systems, finances, new business opportunities or development projects of the Company;
(b)	the marketing or sales of any past or present or future products, goods or services of the Company including customer, licensor and supplier names and lists and other details of customers, licensors, suppliers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys and advertising and other promotional materials;

	(c)	future projects, business development or planning, commercial relationships and negotiations;
	(d)	any trade secrets or other information relating to the provision of any product or service of or by the Company;
	(e)	the Company Intellectual Property; or
	(f)	lists of employees and details of remuneration and benefits paid to those employees;
"Consideration"	the aggregate of the HK Consideration and the UK Consideration;
"Consideration Shares"
the Lifetime common stock to be issued by Lifetime to the relevant UK Sellers in part satisfaction of the UK Consideration in the amounts specified in column 4 of part 1 of schedule 1 (and which will bear the legends referred to in schedule 10);

"Critical Person"
any person who is or was an employee, agent, director, consultant or independent contractor employed, appointed or engaged by the Company at any time within the Relevant Period who by reason of such employment, appointment or engagement and in particular his/her seniority and expertise or knowledge of trade secrets or Confidential Information or knowledge of, or influence over the customers, licensors or suppliers of the Company is likely to be able to assist or benefit a business in or proposing to be in competition with the Company;

"CTA 2010"	the Corporation Tax Act 2010;
"Customer"	any person who is or was at any time during the Relevant Period a customer of the Company for the sale or supply of Products or Services;
"Data Protection Legislation"
any and all data protection and privacy legislation in force from time to time in those parts of the world in which the Company operates and/or processes personal data (either directly or via a third party) including the Data Protection Act 1984, the Data Protection Act 1998, the Telecommunications (Data Protection and Privacy) Regulations 1999, the Privacy and Electronic Communications (EC Directive) Regulations 2003 and the Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong);

“Dataroom”	the Dataroom set up by the Sellers' Solicitors, a copy of which is attached to the Disclosure Letter;
"Deed of Substitution"
the deed of substitution, amendment and withdrawal relating to the SSAS in the Agreed Form to be entered into between the UK Company (1), the UK Subsidiary (2), the new principal employer (3), Pensions Partnership SSAS Trustees Limited (4) and Jonathan Driver, Patricia Dawson and Carole Goodley (5);

"Deed of Variation"	the deed of variation relating to the lease dated 29 March 2010 in the Agreed Form to be entered into between CH Property Trustee Creative Limited (1) and the UK Subsidiary (2);|
"Determined Claim"	any Claim or Tax Claim or claim under clause 6 of this agreement:
(a) which is agreed in writing between the Warrantors, on the one hand, and a Buyer on the other; or
(b) in respect of which final judgment has been obtained from a court of competent jurisdiction which judgment is not (or no longer) appealable;
"Disclosed"
fairly disclosed in the Disclosure Letter (and not elsewhere) in such manner and with sufficient detail and clarity to enable the Buyers to assess the scope, nature and impact (including financial) of the matter disclosed;

"Disclosure Documents"	the two identical CDs and bundles of documents (as listed in the schedule, and attached, to the Disclosure Letter) in the Agreed Form;

"Disclosure Letter"	the letter, described as such, in the Agreed Form with the same date as this agreement from the Warrantors to the Buyers relating to the Warranties;
"Distance Selling Legislation"	any and all distance selling legislation in force from time to time in those parts of the world in which the Company operates including the Consumer Protection (Distance Selling) Regulations 2000;
"Draft Completion Accounts"	a draft of the Completion Accounts prepared in accordance with schedule 9;
"Due Amount"	the amount settled or agreed as being due to a Buyer in respect of any Buyer Determined Claim;
"E-Commerce Legislation"	any and all e-commerce legislation in force from time to time in those parts of the world in which the Company operates including the Electronic Commerce (EC Directive) Regulations 2002;
"Encumbrance"
any mortgage, charge (fixed or floating), pledge, lien, option, hypothecation, restriction, right to acquire, right of pre-emption or interest (legal or equitable) including any assignment by way of security, reservation of title, guarantee, trust, right of set off or other third party right or any other security interest having a similar effect howsoever arising;

"Environmental Laws"
all statutes, rules, regulations, statutory instruments, treaties, directives, directions, by-laws, codes of practice, circulars, guidance notes, orders, notices, demands or injunctions of any governmental authority or agency or any regulatory or other body, or any common law duty of care in any jurisdiction in relation to Environmental Matters;

"Environmental Licences"
every licence, registration, permit, authorisation, approval, consent or like matter relating to Environmental Matters which are necessary or desirable in connection with the commencement and continuation of the use of any Property or any process or activity carried on at any Property, including any conditions or limitations imposed on, or any subsequent amendment or alteration made to, any such licence, registration, permit, authorisation, approval, consent or like matter;

"Environmental Matters"	any of the following:

(a) the release, emission, entry or introduction of any Relevant Substance into the air including the air within buildings and other natural or man-made structures, whether above or below ground;
(b)	the discharge, release or entry of any Relevant Substance into water (whether natural or artificial, above or below ground) including into any river, water course, lake, loch, pond or reservoir or the surface of the river bed or of other land supporting such waters, ground waters (as defined in section 1(12) of the EPA), sewer or the sea;

	(c)	the release, deposit, keeping or disposal of any Relevant Substance in or on land, whether or not covered by the sea or other waters;
	(d)	the deposit, disposal, keeping, treatment, importation, exportation, transportation, handling, processing, manufacture, collection, sorting or presence of any Relevant Substance;
(e)	any deposit, disposal, keeping, treatment, importation, production or carrying of any waste, including any substance which constitutes scrap material or any effluent or other unwanted surplus substance arising from the application of any process or activity (including making it re-usable or re-claiming substances from it) and any substance or article which requires to be disposed of as being broken, worn out, contaminated or otherwise spoiled;

(f)	nuisance, noise, defective premises, health and safety at work, industrial illness, industrial injury due to environmental factors, environmental health problems, the conservation, preservation and protection of the natural or built environment or of man or any living organisms supported by the environment; or

	(g)	any other matter whatsoever affecting the environment or any part of it;
"EPA"	the Environmental Protection Act 1990;
"First Deposit Account"
an interest bearing joint account to be opened with HSBC Bank plc in the joint names of Lifetime's Solicitors and the Sellers' Solicitors into which the First Retention shall be paid and thereafter dealt with as described in clauses 4.2 to 4.9 (inclusive);

"First Deposit Account Instruction Letter"
the joint letter of instruction in the Agreed Form from the UK Buyer and the UK Sellers to Lifetime's Solicitors and the Sellers' Solicitors in relation to the First Deposit Account and the First Retention;

“First Retention”	the sum of £150,000 (one hundred and fifty thousand pounds) to be paid into the First Deposit Account and dealt with in accordance with clause 4.1.3 and clauses 4.2 to 4.9 (inclusive);

"First Retention Proportions"	the relevant proportions set opposite the UK Sellers respective names in column 5 of part 1 of schedule 1;
"Fourth Deposit Account"
an interest bearing joint account to be opened with HSBC Bank plc in the joint names of Lifetime’s Solicitors and the Sellers' Solicitors into which the Fourth Retention shall be paid and thereafter dealt with as described in schedule 11;

"Fourth Deposit Account Instruction Letter"
the joint letter of instruction in the Agreed Form from the UK Buyer and the UK Sellers to Lifetime's Solicitors and the Sellers' Solicitors in relation to the Fourth Deposit Account and the Fourth Retention;

"Fourth Retention"	the sum of £120,000.00 (one hundred and twenty thousand pounds) to be paid into the Fourth Deposit Account and dealt with in accordance with clause 4.1.6 and schedule 11;
"Fourth Retention Proportions"	the relevant proportions set opposite the UK Sellers respective names in column 5 of part 1 of schedule 1;
"General Warranties"	the statements in schedule 4;
"Group"	together the UK Company, the UK Subsidiary and the HK Company and "Group Company" shall be construed accordingly;
"Health & Safety Laws"
all applicable statutes, statutory legislation, common law, treaties, regulations, directives, codes of practice and guidance notes (which have legal effect) in force from time to time concerning the health and safety of those who work for the Company whether as employees or otherwise, or are in any way affected by the activities of the Company or by persons working for or on behalf of the Company;

"Health & Safety Matters"	any matters relating to the Company which arise under Health & Safety Laws;
"HK Accounts"
the audited financial statements of the HK Company for the period ended on the Accounts Date, comprising the audited balance sheet and audited profit and loss account together with the notes and cashflow statement relating to them and the directors' and auditors' reports on them;

"HK Auditors"	Roger K.C Tou & Co. of Flat B, 12th Floor, Winbase Centre, 208 Queens Road Central, Hong Kong;
"HK Company"	Creative Tops Far East Limited, further details of which are set out in part 3 of schedule 2;

"HK Consideration"	the aggregate consideration for the HK Shares to be paid or satisfied in accordance with clause 3;
"HK Management Accounts"	the unaudited management accounts of the HK Company for the period from the Accounts Date to the Management Accounts Date;
"HK Pension Scheme"	the HK Company's Mandatory Provident Fund Scheme administered by Bestserve Financial Limited;
“HK Prohibited Activities”
the business of the HK Company as undertaken by the HK Company during the Relevant Period being the design, development, manufacture, sourcing, export, distribution and supply of co-ordinated tableware, kitchenware, other houseware and giftware products including 'Creative Tops' branded products, 'own label' products for retailers and licensed products;

"HK Sellers"	the persons whose names and addresses are set out in part 2 of schedule 1;
"HK Service Agreement"	the service agreement to be entered into between the HK Company and Wong Lai Ho on the date of this agreement in the Agreed Form;
"HK Shares"	10,000 ordinary shares of HKD 1 each in the capital of the HK Company, comprising the whole of the share capital of the HK Company;
"Indebtedness"
(as shown in the Completion Accounts), the aggregate of all indebtedness of the Group as at the close of business on 31 October 2011 (other than trading debts arising in the ordinary course of business) and which shall include moneys borrowed and debit balances at banks or other financial institutions, customer advances, receivables sold or discounted, any liability in respect of finance leases or hire purchase agreements or similar, any one-off or off balance sheet liabilities including those relating to financial instruments, any note purchase facility, bonds, notes, debentures, loan stock or any similar financial instrument, capital equipment creditors and capital commitments, any interest rate swap including the breakage costs payable by any UK Group Company in respect of termination of any interest rate hedging agreement between any UK Group Company and its bank, foreign exchange contract, any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, any liability under an advance or deferred purchase agreement, earn-outs and any other material contingent liabilities, giftwrapt liability, corporation tax liabilities accrued to 31 October 2011, any other amount raised under any transaction having the commercial effect of a borrowing or a non-trading debt or obligation, any liability in respect of any guarantee for any of the foregoing items, any loans, bonuses (or payments in advance) in respect of Jonathan Driver and/or Patricia Dawson, any fees and expenses payable to advisers and other third parties in respect of the transactions contemplated by this agreement and all costs, expenses, interest, penalties or other payments (whether contractual or not) that relate to or are incurred in respect of any change of control provisions in contracts with licensors, customers or suppliers;

"Intellectual Property"	all intellectual property rights, including:
(a)	patents, registered and unregistered trade and service marks, business names, domain names, copyright, rights in designs, rights in inventions, database rights and topography rights (whether or not registered);

(b) applications for any of the rights in (a) above, together with the right to apply for registration of such rights where applicable;
(c)	know-how, trade secrets, confidential information, technical information, customer, licensor and supplier lists and any other proprietary knowledge and/or information of whatever nature and howsoever arising, together with any rights or types of protection of the same or of a similar nature to those listed in (a), (b) or (c) insofar as they may subsist anywhere in the world and in each case for their full term and/or effect;

"Intellectual Property Agreement"
any licence, consent or permission to use any Intellectual Property (including any unwritten or informal arrangement) including those material licenses, consents or permissions the particulars of which are set out in part 3 of schedule 8;

"Investor Questionnaire"	the document, described as such, in the Agreed Form (and attached in appendix A to schedule 10) to be completed and executed by each Seller receiving Consideration Shares pursuant to this agreement;
"Lifetime's Accountants"	Ernst & Young LLP of 400 Capability Green, Luton, LU1 3LU, United Kingdom;
"Lifetime's Solicitors"	Gateley LLP of One Eleven, Edmund Street, Birmingham B3 2HJ, United Kingdom;
"Losses"
any losses (including loss of profits, loss of reputation and consequential losses), claims, judgments, costs (including costs of enforcement and legal costs), damages, awards, charges, demands, proceedings, penalties, fines, expenses and/or any other liabilities incurred or sustained, or which may, directly or indirectly, be incurred or sustained;

"Management Accounts Date"	30 September 2011;
“Net Adjustment”	the net amount to be added to (or deducted from, as the case may be) the UK Consideration pursuant to clause 4.7;
"Ordinance"	the Companies Ordinance (Cap. 32 of the Laws of Hong Kong);
"Products or Services"	products or services which are of the same kind as or of a materially similar kind to or competitive with any products or services sold or supplied by the Company within the Relevant Period;
"Properties"	all the properties owned or occupied by the Company, brief details of which are set out in parts 1,2 and 3 of schedule 7 and "Property" shall mean any one of them;
"Property Warranties"	the statements in part 5 of schedule 7;
"Recognised Investment Exchange"	has the meaning given in section 285(1) of the Financial Services and Markets Act 2000;
"Records"	together:
(a)
accounts, books, ledgers, financial and other records of whatsoever kind of the Company, including all documentation relating to the contracts and employees of the Company, all invoices and other records required for VAT purposes, tax records and all lists of customers, licensors and suppliers of the Company in each case however stored and howsoever connected to the Company and the Computer Systems; and

(b) all technical and sales material of the Company, including plans, technical and sales publications, designs, drawings and any negatives, blocks, plates and other similar material;
"Relevant Period"	the period of 12 months immediately prior to Completion;
"Relevant Substance"
any hazardous, dangerous, toxic, poisonous, noxious, offensive, radioactive, flammable, explosive, infectious or polluting substance, including asbestos, polychlorinated biphenyls or terphenyls (PCBs or PCTs), petroleum (including crude oil any fractions of crude oil and any petroleum produce and distillates), radon gas, batteries and any other substance or waste described or listed in or pursuant to any Environmental Laws as hazardous, dangerous, special, toxic, radioactive, noxious or offensive and any other substance which is included under or regulated by or pursuant to any Environmental Laws relating to matters which come within the scope of the definition of Environmental Matters or anything made using any of those substances;

"Restricted Territory"
any territory in which the Group has carried on business during the Relevant Period and for this purpose it is acknowledged that, whilst the UK Group and the HK Company are based at one location in each of the UK and Hong Kong respectively, sourcing efforts are carried out throughout China and sales and marketing efforts are carried out on a worldwide basis;

"Retention Holders"	together Lifetime's Solicitors and the Sellers' Solicitors;
"Sale Shares"	together the UK Shares and the HK Shares;
“Second Deposit Account"
an interest bearing joint account to be opened with HSBC Bank plc in the joint names of Lifetime’s Solicitors and the Sellers’ Solicitors into which the Second Retention shall be paid and thereafter dealt with as described in clauses 4.10 to 4.20 (inclusive);

“Second Deposit Account Instruction Letter”
the joint letter of instruction in the Agreed Form from the UK Buyer and Jonathan Driver to Lifetime’s Solicitors and the Sellers’ Solicitors in relation to the Second Deposit Account and the Second Retention;

"Second Retention"	the sum of £600,000 (six hundred thousand pounds) to be paid into the Second Deposit Account and dealt with in accordance with clause 4.1.4 and clauses 4.10 to 4.20 (inclusive);
"Second Retention Release Date"	the second anniversary of the date of this agreement;
"Sellers' Accountants"	Varney Barfield & Co Limited of 6 Corunna Court, Corunna Road, Warwick CV34 5HQ;
"Sellers' Representative"	Patricia Dawson or such other person resident in the United Kingdom as may be nominated by the Sellers;
"Sellers' Solicitors"	Shakespeares Legal LLP of Somerset House, Temple Street, Birmingham, B2 5DJ, United Kingdom;
"SSAS"	the small self-administered scheme known as the Creative Tops SSAS, governed by rules adopted by a deed dated 25 July 2007 (as amended);

"Tax"	has the meaning given in schedule 6;
"Tax Authority"	has the meaning given in schedule 6;
"Tax Claim"	has the meaning given in schedule 6;
"Tax Covenant"	the covenants relating to Tax contained in part 2 of schedule 6;
"Tax Warranties"	the statements in parts 3 and 4 of schedule 6;
"TCGA 1992"	the Taxation of Chargeable Gains Act 1992;
"Technical Information"
all data, formulae, techniques, trade secrets, expertise, proprietary knowledge, know-how, designs, drawings, recipes, specifications, instructional materials and other such information, of whatever nature, owned and/or used by the Company in connection with its business;

"Third Deposit Account"
an interest bearing joint account to be opened with HSBC Bank plc in the joint names of Lifetime’s Solicitors and the Sellers’ Solicitors into which the Third Retention shall be paid and thereafter dealt with as described in clauses 4.21 to 4.31 (inclusive);

"Third Deposit Account Instruction Letter"
the joint letter of instruction in the Agreed Form from the UK Buyer and Jonathan Driver to Lifetime’s Solicitors and the Sellers’ Solicitors in relation to the Third Deposit Account and the Third Retention;

"Third Retention"	the sum of £750,000 (seven hundred and fifty thousand pounds) to be paid into the Third Deposit Account and dealt with in accordance with clause 4.1.5 and clauses 4.21 to 4.31 (inclusive);
"Third Retention Release Date"	the fourth anniversary of the date of this agreement;
"UK Accounts"
the audited financial statements of each of the UK Company and the UK Subsidiary for the period ended on the Accounts Date, comprising, in each case, the audited balance sheet and audited profit and loss account together with the notes and cashflow statement relating to them and the directors' and auditors' reports on them (and, in the case of the UK Company, being consolidated financial statements);

"UK Auditors"	Varney Barfield Audit Limited of 6 Corunna Court, Warwick, CV34 5HQ;
"UK Company"	Creative Tops Holdings Limited, further details of which are set out in part 1 of schedule 2;
"UK Consideration"	the aggregate consideration for the UK Shares to be paid or satisfied in accordance with (and as adjusted by) clause 4;

“UK Group”	together the UK Company and the UK Subsidiary and “UK Group Company” shall be construed accordingly;
"UK Group Prohibited Activities"
the business of the UK Group as undertaken by the UK Group during the Relevant Period being the design, development, manufacture, sourcing, importation, distribution and supply of co-ordinated tableware, kitchenware, other houseware and giftware products including ‘Creative Tops’ branded products, 'own label' products for retailers and licensed products;

"UKLA"	the United Kingdom Listing Authority or any other competent authority for the time being for the purposes of Part VI of the Financial Services and Markets Act 2000;
"UK Management Accounts"
the unaudited management accounts of the UK Company (and the UK Subsidiary) for the period from the Accounts Date to the Management Accounts Date (in the case of the UK Company, being consolidated management accounts for the UK Group);

"UK Pension Schemes"
(a)the UK Group's stakeholder pension scheme administered by Scottish Widows;
(b)the UK Group's stakeholder pension scheme administered by Aviva;
(c)the UK Group's death in service scheme administered by Legal & General;

"UK Sellers"	the persons whose names and addresses are set out in part 1 of schedule 1;
"UK Service Agreements"
the service agreements to be entered into between the UK Subsidiary and each of Patricia Dawson, Martin Duddy, Robert Blackburn, Christine Harriman, Ian Ball and Dom Politano on the date of this agreement in the Agreed Form;

"UK Shares"	100,000 ordinary 'A' shares of £0.01 each and 27,930 ordinary 'C' shares of £0.01 each in the capital of the UK Company, comprising the whole of the share capital of the UK Company;
"UK Subsidiary"	Creative Tops Limited, further details of which are set out in part 2 of schedule 2;
"Undetermined Claim"
any Claim or Tax Claim or claim under clause 6 of this agreement which has been notified to the Warrantors in accordance with this agreement prior to the Second Retention Release Date but which has not become a Determined Claim;

"VAT"	value added tax within the meaning of the VATA;

"VATA"	the Value Added Tax Act 1994;
"Warranties"	the General Warranties, the Tax Warranties and the Property Warranties and references to "Warranty" shall be construed accordingly; and
"Warrantors"	Jonathan Driver and Patricia Dawson.

1.2	In this agreement, a reference to:

1.2.1	a clause or schedule or appendix is, unless otherwise stated, a reference to a clause of, or a schedule or appendix to, this agreement;

1.2.2	a paragraph is, unless otherwise stated, a reference to a paragraph of a schedule;

1.2.3
a statutory provision includes a reference to that statutory provision as replaced, modified or re-enacted from time to time and any subordinate legislation made under that statutory provision from time to time, in each case whether before or after the date of this agreement  Provided that, as between the parties, no such amendment or re-enactment made after the date of this agreement shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely effect the rights of, any party;

1.2.4
any English statutory provision or English legal term for any action, remedy, method of judicial proceeding, document, legal status, court, official or any other legal concept or thing shall, in respect of any person incorporated or resident or ordinarily resident or domiciled in any jurisdiction other than England and Wales, be deemed to refer to and include any equivalent or analogous action, remedy, method of judicial proceeding, document, legal status, court, official or other legal concept or thing or what most nearly approximates in that jurisdiction to the relevant English statutory provision or English legal term;

1.2.5
a "subsidiary" shall include a reference to a "subsidiary" and a "subsidiary undertaking" (each as defined in the Act) and a reference to a "holding company" shall include a reference to a "holding company" and a "parent undertaking" (each as defined in the Act);

1.2.6
a person includes a reference to an individual, body corporate, association, government, state, agency of state or any undertaking (whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

1.2.7
a party means a party to this agreement and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his estate and personal representatives;

1.2.8	a company (other than the "Company") shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.9	writing shall, subject to clause 15.4, include any mode of reproducing words in a legible and non-transitory form; and

1.2.10
this agreement or any provision of this agreement or any other document are to this agreement, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms of this agreement or that document or with the agreement of the relevant parties (as the case may be).

1.3
The schedules and appendices form part of this agreement and have the same effect as if expressly set out in the body of this agreement and shall be interpreted and construed as though they were set out in this agreement.

1.4	The contents table and headings in this agreement are for convenience only and do not affect the interpretation or construction of this agreement.

1.5
Words importing the singular include the plural and vice versa, words importing a gender include every gender and reference to any party to this agreement comprising more than one person includes each person constituting that party.

1.6
The words "other", "include", "including" and "in particular" do not limit the generality of any preceding words and any words which follow them shall not be construed as being limited in scope to the same class as the preceding words where a wider construction is possible.

1.7
All agreements, covenants, warranties, undertakings, indemnities, representations, obligations and liabilities on the part of the Sellers (or, for the avoidance of doubt, the UK Sellers or the HK Sellers or the Warrantors, as the case may be) or any two or more of the Sellers (or, for the avoidance of doubt, any two or more of the UK Sellers or the HK Sellers or the Warrantors) contained in or arising under this agreement are, save where expressly stated to the contrary, joint and several and shall be construed accordingly.

1.8
Any question as to whether a person is connected with another shall be determined in accordance with section 1122 of the CTA 2010 (except that in construing section 1122 "control" has the meaning given by section 1124 or section 450 of the CTA 2010 so that there is control whenever section 1124 or 450 requires) which shall apply in relation to this agreement as it applies in relation to the CTA 2010.

1.9
Unless specified otherwise, or where the context otherwise requires, a reference to the "Company" (including in this clause 1) shall be deemed to include a reference to each Group Company so that, for the avoidance of doubt but without any limitation, the Warranties and the Tax Covenant and the indemnities in clause 6 shall be given in respect of and in relation to each Group Company.

1.10
Where in this agreement any party gives an indemnity in favour of another party, the obligation of the indemnifying party shall be to make the relevant payment in full on demand and without any set-off, counterclaim or other deduction.

2.	Sale and purchase of the Sale Shares

2.1	Each UK Seller shall sell with full title guarantee and free from any Encumbrance, and the UK Buyer shall buy, the number of UK Shares set opposite the name of that UK Seller in part 1 of schedule 1.

2.2	Each HK Seller shall sell with full title guarantee and free from any Encumbrance, and the HK Buyer shall buy, the number of HK Shares set opposite the name of that HK Seller in part 2 of schedule 1.

2.3
Each Seller covenants that he has the right to sell and transfer the legal and beneficial title to the Sale Shares to be transferred by him pursuant to this agreement and that such Sale Shares are free from any Encumbrance. Section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply for the purpose of this agreement.  Each Seller covenants that the Warranties in paragraphs 1 and 2 of schedule 4 are true and accurate.

2.4
Title to and beneficial ownership of the UK Shares shall pass to the UK Buyer on Completion. Title to and beneficial ownership of the HK Shares shall pass to the HK Buyer on Completion.  The Sale Shares shall be sold and purchased together with all rights and benefits attached to or accruing to them (including all dividends and distributions declared, made or paid) at, or at any time after, Completion.

2.5	Each of the Sellers:

2.5.1
waives any right of pre-emption over or in respect of the Sale Shares (or any of them) which may have been conferred on him, whether under the articles of association of the UK Company, the constitutional documents of the HK Company or otherwise;

2.5.2	undertakes to procure that any right of pre-emption over any of the Sale Shares which may be vested in any other person is waived;

2.5.3	covenants that the UK Shares are fully paid (or credited as fully paid) and constitute the whole of the share capital of the UK Company; and

2.5.4	covenants that the HK Shares are fully paid (or credited as fully paid) and constitute the whole of the share capital of the HK Company.

2.6	The Buyers shall not be required to complete the purchase of any of the Sale Shares unless all of the Sale Shares are transferred at the same time.

3.	HK Consideration

3.1	The HK Consideration is the sum of £750,000 (seven hundred and fifty thousand pounds) which shall be paid by the HK Buyer in cash at Completion.

3.2	The HK Consideration shall be apportioned between the HK Sellers in the amounts set opposite their respective names in part 2 of schedule 1.

3.3
Subject to clause 14.2 or unless otherwise agreed in writing between the parties, any sum due from one party to another under any provision of this agreement (whether under this clause 3, clause 4 or otherwise and including any payment out of the First Deposit Account or the Second Deposit Account or the Third Deposit Account or the Fourth Deposit Account) shall be paid by telegraphic transfer of funds to the receiving party's solicitors. The receipt of the receiving party's solicitors will give a full and valid discharge to the paying party who shall not be obliged to see to the application of such monies (including, for the avoidance of doubt, as between Sellers be they UK Sellers or HK Sellers).

4.	UK Consideration

4.1
The UK Consideration is, subject to adjustment pursuant to the provisions of this clause 4 (and schedules 9 and 11), the sum of £11,482,000 (eleven million four hundred and eighty two thousand pounds) which shall be paid or satisfied by:

4.1.1	the payment of £7,941,143 by the UK Buyer in cash at Completion (to be apportioned between the UK Sellers in the amounts set opposite their respective names in column 3 of part 1 of schedule 1); and

4.1.2
the issue to the UK Sellers (excluding Jonathan Driver) by Lifetime (on behalf of the UK Buyer) on Completion of the Consideration Shares (credited as fully paid and to be allocated between those UK Sellers in the amounts set opposite their respective names in column 4 of part 1 of schedule 1) (and together satisfying £1,920,857 of the UK Consideration); and

4.1.3	the payment by the UK Buyer of the First Retention into the First Deposit Account to be dealt with as described in clauses 4.2 to 4.9 (inclusive) below; and

4.1.4	the payment by the UK Buyer of the Second Retention into the Second Deposit Account to be dealt with as described in clauses 4.10 to 4.20 (inclusive) below; and

4.1.5	the payment by the UK Buyer of the Third Retention into the Third Deposit Account to be dealt with as described in clauses 4.21 to 4.31 (inclusive) below; and

4.1.6	the payment by the UK Buyer of the Fourth Retention into the Fourth Deposit Account to be dealt with as described in schedule 11.

First Retention

4.2
On Completion the UK Buyer will pay the First Retention into the First Deposit Account pursuant to clause 4.1.3.  The Retention Holders shall hold the First Retention in the First Deposit Account as stakeholders on trust for the UK Buyer and the UK Sellers.  The First Deposit Account shall be maintained and instructions for the release of funds from such account shall be given in accordance with the First Deposit Account Instruction Letter.

4.3
No amount shall be released from the First Deposit Account other than in accordance with these ‘First Retention’ provisions in this clause 4 or as agreed in writing between the UK Buyer and the UK Sellers from time to time.

4.4
Any interest accruing on the balance in the First Deposit Account from time to time shall be credited to the First Deposit Account and any payment of principal from the First Deposit Account shall include a payment of the interest earned on such principal sum in the First Deposit Account.

4.5
The liability to Tax on any interest on any amount in the First Deposit Account shall be borne by the party ultimately entitled to that amount.  Any costs incurred in establishing and maintaining the First Deposit Account shall be debited to the First Deposit Account.

4.6	The Completion Accounts shall be prepared, ascertained and agreed in accordance with the provisions of schedule 9.

4.7	The UK Consideration shall be adjusted on determination or agreement of the Completion Accounts as follows:

4.7.1
if the Completion Accounts determine that the Actual Net Indebtedness is less than £2,630,000 (two million six hundred and thirty thousand pounds) there shall be added to the UK Consideration a sum equal to the amount by which the Actual Net Indebtedness is less than £2,630,000 on a £1 for £1 basis;

4.7.2
if the Completion Accounts determine that the Actual Net Indebtedness is greater than £2,630,000 there shall be deducted from the UK Consideration a sum equal to the amount by which the Actual Net Indebtedness is greater than £2,630,000 on a £1 for £1 basis;

4.7.3
if the Completion Accounts determine that there is an Actual Working Capital Excess, there shall be added to the UK Consideration an amount equal to the Actual Working Capital Excess on a £1 for £1 basis; and

4.7.4
if the Completion Accounts determine that there is an Actual Working Capital Shortfall, there shall be deducted from the UK Consideration an amount equal to the Actual Working Capital Shortfall on a £1 for £1 basis.

4.8
The Completion Accounts shall determine the Net Adjustment pursuant to clause 4.7.  For the avoidance of doubt, if the Completion Accounts determine that there is either (a) an addition to the UK Consideration pursuant to clause 4.7.1 and a deduction to the UK Consideration pursuant to clause 4.7.4 or (b) a deduction to the UK Consideration pursuant to clause 4.7.2 and an increase to the UK Consideration pursuant to clause 4.7.3, the relevant amounts shall be offset in determining the Net Adjustment.

4.9	Within 10 Business Days of the date on which the Completion Accounts are agreed or determined in accordance with schedule 9:

4.9.1	if the Net Adjustment is an increase in the UK Consideration:

4.9.1.1
the parties shall instruct the Retention Holders to pay to the UK Sellers out of the First Deposit Account an amount equal to the balance standing to the credit of the First Deposit Account (together with any accrued interest on such amount but less any applicable bank charges); and

4.9.1.2	the UK Buyer shall pay to the UK Sellers an amount equal to the Net Adjustment;

in each case, such amounts to be apportioned between the UK Sellers in the First Retention Proportions;

4.9.2	if the Net Adjustment is a reduction in the UK Consideration (of an amount up to and including £150,000) the parties shall instruct the Retention Holders to:

4.9.2.1	pay to the UK Buyer out of the First Deposit Account an amount equal to the Net Adjustment (together with accrued interest on such amount but less any applicable bank charges); and

4.9.2.2
(after first making payment to the UK Buyer pursuant to clause 4.9.2.1) pay to the UK Sellers out of the First Deposit Account an amount equal to the balance (if any) standing to the credit of the First Deposit Account (together with any accrued interest on such amount but less any applicable bank charges), such amount to be apportioned between the UK Sellers in the First Retention Proportions;

4.9.3	if the Net Adjustment is a reduction in the UK Consideration of more than £150,000:

4.9.3.1
the parties shall instruct the Retention Holders to pay to the UK Buyer out of the First Deposit Account an amount equal to the balance standing to the credit of the First Deposit Account (together with any accrued interest on such amount but less any applicable bank charges); and

4.9.3.2
the UK Sellers shall repay to the UK Buyer an amount equal to the amount by which the Net Adjustment is greater than £150,000, such amount to be repaid by the Sellers in the First Retention Proportions.

Second Retention

4.10
On Completion the UK Buyer will pay the Second Retention into the Second Deposit Account pursuant to clause 4.1.4.  The Retention Holders shall hold the Second Retention in the Second Deposit Account as stakeholders on trust for the UK Buyer and Jonathan Driver.  The Second Deposit Account shall be maintained and instructions for the release of funds from such account shall be given in accordance with the Second Deposit Account Instruction Letter.

4.11
No amount shall be released from the Second Deposit Account other than in accordance with these “Second Retention” provisions in this clause 4 or as agreed in writing between the UK Buyer and Jonathan Driver from time to time.

4.12
Any interest accruing on the balance in the Second Deposit Account from time to time shall be credited to the Second Deposit Account and any payment of principal from the Second Deposit Account shall include a payment of the interest earned on such principal sum in the Second Deposit Account.

4.13
The liability to Tax on any interest on any amount in the Second Deposit Account shall be borne by the party ultimately entitled to that amount.  Any costs incurred in establishing and maintaining the Second Deposit Account shall be debited to the Second Deposit Account.

4.14	For the avoidance of doubt:

4.14.1
if a Due Amount is not satisfied in full from the Second Deposit Account, the relevant Buyer Determined Claim (to the extent not so satisfied) shall remain fully enforceable against the Warrantors; and

4.14.2
nothing in these “Second Retention” provisions shall prejudice, limit or otherwise affect any other right or remedy which either Buyer may have from time to time against the Warrantors either under this agreement or any of the documents executed pursuant to this agreement or as provided by law.

4.15
If at any time prior to the Second Retention Release Date there is a Buyer Determined Claim then, unless the Due Amount has otherwise been paid by the Warrantors to the relevant Buyer, the parties shall, as soon as practicable following the relevant claim becoming a Buyer Determined Claim, instruct the Retention Holders to pay to that Buyer (in accordance with clause 3.3) the Due Amount in respect of that Buyer Determined Claim or, if less, the amount standing to the credit of the Second Deposit Account (together with any accrued interest on such amount but less any applicable bank charges).

4.16
On the Second Retention Release Date Jonathan Driver, on the one hand, and the UK Buyer on the other, shall instruct the Retention Holders to pay to Jonathan Driver an amount equal to the balance (if any) standing to the credit of the Second Deposit Account (for the avoidance of doubt, after all payments due (if any) pursuant to clause 4.15 have been made) less the aggregate of any amounts to be retained in the Second Deposit Account in accordance with clause 4.17 (together with any accrued interest on such amount but less any applicable bank charges).

4.17
(Without prejudice to clause 4.14) on the Second Retention Release Date there shall be retained in the Second Deposit Account the relevant Buyer's reasonable estimate of the maximum amount which may be claimed by that Buyer in respect of any Undetermined Claim.  If an amount is retained in the Second Deposit Account  beyond the Second Retention Release Date in respect of an Undetermined Claim, the relevant Buyer shall be required to:

4.17.1
issue legal proceedings in respect of that Undetermined Claim (provided that Undetermined Claim has not been previously satisfied, settled or withdrawn) within nine months of the notification of such Undetermined Claim to the Warrantors (or, in the case of the Tax Covenant, within nine months of the due date for payment under paragraph 9 of the Tax Covenant) or, in the case of any Undetermined Claim based upon liability which is contingent only, within nine months after the date on which such contingent liability becomes an actual liability (or, in each case, if later, within nine months of the end of any and all action which any Warrantor has requested the relevant Buyer (or the relevant Group Company) to take in accordance with paragraph 7.2.1 of schedule 5 of this agreement (or paragraph 12 of the Tax Covenant)); or

4.17.2
if legal proceedings are not issued by the relevant expiry date referred to in clause 4.17.1 then (provided that Undetermined Claim has not been previously satisfied, settled or withdrawn), together with Jonathan Driver, instruct the Retention Holders to release the amount retained in respect of such Undetermined Claim to Jonathan Driver.

4.18
As soon as practicable after an Undetermined Claim becomes a Determined Claim following the Second Retention Release Date, Jonathan Driver, on the one hand, and the UK Buyer on the other, shall instruct the Retention Holders to pay:

4.18.1
where that Undetermined Claim becomes a Buyer Determined Claim, to the relevant Buyer (in accordance with clause 3.3), the Due Amount in respect of that Determined Claim (or, if less, the amount standing to the credit of the Second Deposit Account) (together with any accrued interest on such amount but less any applicable bank charges); and

4.18.2
to Jonathan Driver (in accordance with clause 3.3), the balance (if any) of the amount retained in the Second Deposit Account in relation to that Determined Claim in accordance with clause 4.17 (together with any accrued interest on such amount but less any applicable bank charges).

4.19
As soon as practicable after the last Undetermined Claim becomes a Determined Claim following the Second Retention Release Date and following the payment of any amount due to the relevant Buyer in respect of that Determined Claim in accordance with paragraph 4.18.1, Jonathan Driver, on the one hand, and the UK Buyer on the other, shall instruct the Retention Holders to pay to Jonathan Driver (in accordance with clause 3.3), the balance (if any) standing to the credit of the Second Deposit Account (together with any accrued interest on such amount but less any applicable bank charges).

4.20
For the avoidance of doubt, although the Second Retention is withheld in respect of UK Consideration, the UK Buyer shall be entitled to direct that the Second Retention is used to satisfy (or part satisfy, as the case may be), a Determined Claim which is agreed, or in respect of which judgment is given, in favour of the HK Buyer.

Third Retention

4.21
On Completion the UK Buyer will pay the Third Retention into the Third Deposit Account pursuant to clause 4.1.5.  The Retention Holders shall hold the Third Retention in the Third Deposit Account as stakeholders on trust for the UK Buyer and Jonathan Driver.  The Third Deposit Account shall be maintained and instructions for the release of funds from such account shall be given in accordance with the Third Deposit Account Instruction Letter.

4.22
No amount shall be released from the Third Deposit Account other than in accordance with these “Third Retention” provisions in this clause 4 or as agreed in writing between the UK Buyer and Jonathan Driver from time to time.

4.23
Any interest accruing on the balance in the Third Deposit Account from time to time shall be credited to the Third Deposit Account and any payment of principal from the Third Deposit Account shall include a payment of the interest earned on such principal sum in the Third Deposit Account.

4.24
The liability to Tax on any interest on any amount in the Third Deposit Account shall be borne by the party ultimately entitled to that amount.  Any costs incurred in establishing and maintaining the Third Deposit Account shall be debited to the Third Deposit Account.

4.25	For the avoidance of doubt:

4.25.1
if a Bonus/China Tax Due Amount is not satisfied in full from the Third Deposit Account, the relevant Buyer Bonus/China Tax Determined Claim (to the extent not so satisfied) shall remain fully enforceable against the Warrantors; and

4.25.2
nothing in these “Third Retention” provisions shall prejudice, limit or otherwise affect any other right or remedy which either Buyer may have from time to time against the Warrantors either under this agreement or any of the documents executed pursuant to this agreement or as provided by law.

4.26
If at any time prior to the Third Retention Release Date there is a Buyer Bonus/China Tax Determined Claim then, unless the Bonus/China Tax Due Amount has otherwise been paid by the Warrantors to the relevant Buyer, the parties shall, as soon as practicable following the relevant claim becoming a Buyer Bonus/China Tax  Determined Claim, instruct the Retention Holders to pay to that Buyer (in accordance with clause 3.3) the Bonus/China Tax Due Amount in respect of that Buyer Bonus/China Tax Determined Claim or, if less, the amount standing to the credit of the Third Deposit Account (together with any accrued interest on such amount but less any applicable bank charges).

4.27
On the Third Retention Release Date Jonathan Driver, on the one hand, and the UK Buyer on the other, shall instruct the Retention Holders to pay to Jonathan Driver an amount equal to the balance (if any) standing to the credit of the Third Deposit Account (for the avoidance of doubt, after all payments due (if any) pursuant to clause 4.26 have been made) less the aggregate of any amounts to be retained in the Third Deposit Account in accordance with clause 4.28 (together with any accrued interest on such amount but less any applicable bank charges).

4.28
(Without prejudice to clause 4.25) on the Third Retention Release Date there shall be retained in the Third Deposit Account the relevant Buyer's reasonable estimate of the maximum amount which may be claimed by that Buyer in respect of any Bonus/China Tax Undetermined Claim. If an amount is retained in the Third Deposit Account beyond the Third Retention Release Date in respect of a Bonus/China Tax Undetermined Claim, the relevant Buyer shall be required to:

4.28.1
issue legal proceedings in respect of that Bonus/China Tax Undetermined Claim (provided that Bonus/China Tax Undetermined Claim has not been previously satisfied, settled or withdrawn) within nine months of the notification of such Bonus/China Tax Undetermined Claim to the Warrantors (or, in the case of the Tax Covenant, within nine months of the due date for payment under paragraph 9 of the Tax Covenant) or, in the case of any Bonus/China Tax Undetermined Claim based upon liability which is contingent only, within nine months after the date on which such contingent liability becomes an actual liability (or, in each case, if later, within nine months of the end of any and all action which any Warrantor has requested the relevant Buyer (or the relevant Group Company) to take in accordance with paragraph 7.2.1 of schedule 5 of this agreement (or paragraph 12 of the Tax Covenant)); or

4.28.2
if legal proceedings are not issued by the relevant expiry date referred to in clause 4.28.1 then (provided that Bonus/China Tax Undetermined Claim has not been previously satisfied, settled or withdrawn), together with Jonathan Driver, instruct the Retention Holders to release the amount retained in respect of such Bonus/China Tax Undetermined Claim to Jonathan Driver.

4.29
As soon as practicable after a Bonus/China Tax Undetermined Claim becomes a Bonus/China Tax Determined Claim following the Third Retention Release Date, Jonathan Driver, on the one hand, and the UK Buyer on the other, shall instruct the Retention Holders to pay:

4.29.1
where that Bonus/China Tax Undetermined Claim becomes a Buyer Bonus/China Tax Determined Claim, to the relevant Buyer (in accordance with clause 3.3), the Bonus/China Tax Due Amount in respect of that Bonus/China Tax Determined Claim (or, if less, the amount standing to the credit of the Third Deposit Account) (together with any accrued interest on such amount but less any applicable bank charges); and

4.29.2
to Jonathan Driver (in accordance with clause 3.3), the balance (if any) of the amount retained in the Third Deposit Account in relation to that Bonus/China Tax Determined Claim in accordance with paragraph 4.28 (together with any accrued interest on such amount but less any applicable bank charges).

4.30
As soon as practicable after the last Bonus/China Tax Undetermined Claim becomes a Bonus/China Tax Determined Claim following the Third Retention Release Date and following the payment of any amount due to the relevant Buyer in respect of that Bonus/China Tax Determined Claim in accordance with clause 4.29.1, Jonathan Driver, on the one hand, and the UK Buyer on the other, shall instruct the Retention Holders to pay to Jonathan Driver (in accordance with clause 3.3), the balance (if any) standing to the credit of the Third Deposit Account (together with any accrued interest on such amount but less any applicable bank charges).

4.31
For the avoidance of doubt, although the Third Retention is withheld in respect of UK Consideration, the UK Buyer shall be entitled to direct that the Third Retention is used to satisfy (or part satisfy, as the case may be), a Bonus/China Tax Determined Claim which is agreed, or in respect of which judgment is given, in favour of the HK Buyer.

Fourth Retention

4.32	The Fourth Retention shall be dealt with as described in schedule 11.

5.	Completion

5.1	Completion shall take place at the office of Lifetime’s Solicitors on the date of this agreement when each of the matters set out in schedule 3 shall occur.

5.2	Upon completion of the matters referred to in schedule 3:

5.2.1	The HK Buyer shall pay the HK Consideration in the manner specified in clause 3.3;

5.2.2	The UK Buyer shall pay the amount referred to in clause 4.1.1 in the manner specified in clause 3.3;

5.2.3	The UK Buyer shall pay the First Retention into the First Deposit Account pursuant to clause 4.1.3;

5.2.4	The UK Buyer shall pay the Second Retention into the Second Deposit Account pursuant to clause 4.1.4;

5.2.5
Lifetime shall issue the number of Consideration Shares set opposite the UK Sellers respective names in column 4 of part 1 of schedule 1, receipt of the stock certificates relating thereto (together with a copy of the corporate authorisations required to validly issue the Consideration Shares) by the Sellers’ Solicitors shall be a sufficient discharge to Lifetime (and the UK Buyer) for that part of the UK Consideration to be satisfied by the allotment of the Consideration Shares;

5.2.6	The UK Buyer shall pay the Third Retention into the Third Deposit Account pursuant to clause 4.1.5; and

5.2.7	The UK Buyer shall pay the Fourth Retention into the Fourth Deposit Account pursuant to clause 4.1.6.

5.3	The provisions of schedule 10 shall apply.

6.	Warranties and indemnities

6.1	The Warrantors warrant to each Buyer (for itself and on behalf of each member of the Buyers’ Group) in the terms of the Warranties.

6.2	The Warranties are subject only to:

6.2.1	any matter which is Disclosed; and

6.2.2	the provisions of schedule 5, provided that none of the limitations in schedule 5 shall apply in respect of a breach of any of the Warranties in paragraphs 1, 2, 3, 4 or 35 in schedule 4.

6.3	The Warrantors acknowledge that each Buyer is entering into this agreement in reliance on each of the Warranties with the intention of inducing each Buyer to enter into this agreement.

6.4	Save as provided in clause 6.2.1:

6.4.1	no information of which either Buyer or Lifetime has knowledge (actual, constructive or imputed) shall prevent or limit a claim made by either Buyer for breach of clause 6.1; and

6.4.2
neither the rights and remedies of each Buyer, nor the Warrantors liability in respect of the Warranties, shall be affected by any investigation made by or on behalf of either Buyer or Lifetime into the Company.

6.5
The Warrantors waive and may not enforce any right which they may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the employees or officers of the Company for the purpose of assisting the Warrantors to make a representation, give a Warranty, provide the Tax Covenant or prepare the Disclosure Letter.

6.6
Each of the Warranties (and each sub-paragraph within each Warranty) shall be interpreted as a separate and independent warranty so that each Buyer shall have a separate claim and right of action in respect of every breach of each Warranty. Each Warranty shall be construed independently and, except where this agreement provides otherwise, is not limited by the terms of any other Warranty or any other provision of this agreement.

6.7
Unless otherwise specified, where any Warranty refers to the knowledge, information, belief or awareness of the Warrantors (or any similar expression), the Warrantors shall be deemed to have such knowledge, information, belief and awareness as the Warrantors ought reasonably to have given their particular past and current positions in and responsibilities to the Company and such knowledge, information, belief and awareness as the Warrantors would have obtained had they made all due and careful enquiries (having regard to the confidentiality of the matters referred to in this agreement) into the subject matter of that Warranty and the knowledge, information, belief and awareness of the Warrantors shall be deemed to include the knowledge of each other.

6.8
Without prejudice to any other right or remedies available to each Buyer, the Warrantors shall indemnify each Buyer and the Company (and each other member of the Buyers' Group) against all Losses which either Buyer or the Company (or any other member of the Buyers' Group) incurs, suffers or sustains directly or indirectly, in any way whatsoever, as a result of or in the event of or in connection with:

6.8.1
any indebtedness as at Completion to or from the Sellers and/or their connected persons to or from the Company (save in respect of salary and other employment related benefits properly accrued but not yet paid);

6.8.2	any facts, matters or circumstances giving rise to a breach of the Warranties at paragraphs 14.6 and/or 22.5 of schedule 4;

6.8.3	any facts, matters or circumstances giving rise to a breach of the Warranties at paragraph 38 of schedule 4;

6.8.4	any failure of the Company to comply with Data Protection Legislation (including arising from a failure to have an appropriate registration in relation thereto);

6.8.5	any facts, matters or circumstances giving rise to a breach of the Warranties at paragraph 31.11 of schedule 4;

6.8.6
the termination of employment of any employee or employees of the Company in the six months immediately preceding the date of this agreement including any such Losses arising pursuant to an Employment Tribunal claim or claims instigated by any one or more of Danny Claxton, Matthew McCafferty, James Piazza and Holly York;

6.8.7	the SSAS;

6.8.8	any facts, matters or circumstances giving rise to a breach of the Warranties at paragraph 29 of schedule 4;

6.8.9	the accident at work to Lee Harris and any compensation claim arising from it save to the extent such claim is covered by insurance;

6.8.10	the termination of David Barnes' employment (whether by dismissal, resignation or otherwise) with the UK Subsidiary including any Employment Tribunal claim relating thereto;

6.8.11
the occupation by any UK Group Company of any property other than the Properties at any time on or before the date of this agreement including pursuant to a guarantee and/or covenant given to a lessor or assignor of any such property.

6.9	Any payment required to be made by the Warrantors pursuant to this clause 6 shall be:

6.9.1	paid in cash; and

6.9.2	deemed to be a reduction in the Consideration.

6.10
The parties acknowledge that following Completion a Buyer may transfer some or all of the Sale Shares or the business and/or any assets of the Group to any other member of the Buyers’ Group at a price and on terms as to payment to be determined at the time (the "Intra Group Transfer").  The parties agree that for the purposes of calculating the value of any claim by a Buyer for breach of any term of this agreement, that Buyer shall (if the Intra Group Transfer has occurred) be entitled to claim against the relevant Sellers as if the Intra Group Transfer had not taken place.

6.11
Excluding all transactions conducted by the UK Subsidiary and/or HK Company in the normal and proper course of business, the Warrantors warrant and undertake to each Buyer (for itself and on behalf of each member of the Buyer's Group) that in the period from the close of business on 31 October 2011 until and including the Completion Date:

6.11.1	the Group has not incurred or agreed to incur any Indebtedness;

6.11.2	the cash in hand and at bank is no less than at the close of business on 31 October 2011;

6.11.3	the amount of Working Capital of the Group is not less than the amount of Working Capital as at the close of business on 31 October 2011;

6.11.4
no management charge or fee has been levied by any of the Sellers or any of their connected persons against any Group Company and there has been no payment (or agreement to pay) any management, service or other fees or compensation from any Group Company to any of the Sellers or any of their connected persons save for employment salary and benefits in the ordinary course;

6.11.5	no Group Company has:

6.11.5.1	waived or agreed to waive its right to any cash or compensation or any benefit from the Sellers or any connected person of any of the Sellers;

6.11.5.2	paid, assumed or discharged or agreed to pay, assume or discharge any obligation of the Sellers or any of their connected persons;

6.11.5.3	paid or incurred or agreed to pay or incur any costs or expenses relating to the sale of the Sale Shares or to the other transactions contemplated by this agreement and any documents in Agreed Form;

6.11.5.4
paid or incurred or agreed to pay or incur a bonus, success bonus or success fee in relation to the transaction and matters that are the subject matter of this agreement and the documents in Agreed Form;

6.11.5.5	made or agreed to make any payment to or for the direct benefit of any of the Sellers or any of their connected persons;

6.11.5.6
entered into any transaction or arrangement with or for the direct benefit of any of the Sellers or any of their connected persons, other than to the extent such is both in the normal and ordinary course of conduct of the business of a Group Company and on arm's length, fair market terms;

6.11.5.7	created, issued, redeemed, purchased or repaid any share or loan capital;

6.11.5.8	paid or declared or made any dividend or distribution of profits or assets to or in favour of any person;

6.11.5.9	traded otherwise than in the proper and normal course of business on an arm's length basis.

6.12
The Warrantors agree to indemnify and keep indemnified each Buyer and each Group Company (and each other member of the Buyer's Group) without set off, counterclaim or other deduction from and against all Losses which either Buyer or the Group (or any other member of the Buyer's Group) incurs or suffers in any way whatsoever from any breach of clause 6.11.

7.	Tax

The provisions of schedule 6 shall apply.

8.	Restrictions on the Sellers

8.1
As further consideration for the Buyers agreeing to purchase the Sale Shares on the terms of this agreement and with the intent of assuring to the Buyers the full benefit and value of the goodwill of the Group, each UK Seller severally undertakes to the UK Buyer (for the benefit of itself, the UK Company and the UK Subsidiary) that he will not, either solely or jointly, directly or indirectly, alone or in conjunction with or on behalf of or through any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner, member or in any other capacity, for a period of three years following the Completion Date:

8.1.1
within the Restricted Territory carry on or be engaged, concerned or interested in, or provide technical, commercial, professional or other advice to, any other business which supplies or proposes to supply  Products or Services in competition with the UK Company and/or the UK Subsidiary;

8.1.2
within the Restricted Territory carry on or be engaged, concerned or interested in, or provide technical, commercial, professional or other advice to, any other business which carries on or proposes to carry on any UK Group Prohibited Activities in competition with the UK Company and/or the UK Subsidiary;

8.1.3
within the Restricted Territory be employed, engaged, concerned or interested, directly or indirectly, in any business which at any time during the Relevant Period has supplied or licensed products or services to the UK Company and/or the UK Subsidiary;

8.1.4
do or attempt to do anything which causes or may cause any supplier who has supplied products or services to the UK Company and/or the UK Subsidiary during the Relevant Period to cease, alter or materially reduce its supplies to the UK Company and/or the UK Subsidiary or to alter the terms on which it supplies the UK Company and/or the UK Subsidiary;

8.1.5
do or attempt to do anything which causes or may cause any licensor who has licensed products (and/or licensed the use of that licensor’s brand, name or logo) to the UK Company and/or the UK Subsidiary during the Relevant Period to withdraw that licence or to alter the terms of such licence;

8.1.6
in competition with the UK Company and/or the UK Subsidiary, solicit any order, enquiry or business in respect of any UK Group Prohibited Activities, or for the sale or supply of any Products or Services, from any Customer;

8.1.7
in competition with the UK Company and/or the UK Subsidiary, accept any order, enquiry or business in respect of any UK Group Prohibited Activities, or for the sale or supply of any Products or Services, from any Customer;

8.1.8
solicit, induce or entice away from the UK Company and/or the UK Subsidiary, or attempt to solicit, induce or entice away from the UK Company and/or the UK Subsidiary, in any case in connection with a business in or proposing to be in competition with the UK Company and/or the UK Subsidiary , a Critical Person, whether or not such person would commit any breach of his contract of employment or engagement by leaving the service of the UK Company and/or the UK Subsidiary; or

8.1.9
employ or engage, or offer to employ or engage, in any case in connection with a business in or proposing to be in competition with the UK Company and/or the UK Subsidiary, a Critical Person, whether or not such person would commit any breach of his contract of employment or engagement by accepting such employment or engagement.

8.2
As further consideration for the Buyers agreeing to purchase the Sale Shares on the terms of this agreement and with the intent of assuring to the Buyers the full benefit and value of the goodwill of the Group, each HK Seller severally undertakes to the HK Buyer (for the benefit of itself and the HK Company) that he will not, either solely or jointly, directly or indirectly, alone or in conjunction with or on behalf of or through any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner, member or in any other capacity, for a period of three years following the Completion Date:

8.2.1
within the Restricted Territory carry on or be engaged, concerned or interested in, or provide technical, commercial, professional or other advice to, any other business which supplies or proposes to supply Products or Services in competition with the HK Company;

8.2.2
within the Restricted Territory carry on or be engaged, concerned or interested in, or provide technical, commercial, professional or other advice to, any other business which carries on or proposes to carry on any HK Prohibited Activities in competition with the HK Company;

8.2.3
within the Restricted Territory be employed, engaged, concerned or interested, directly or indirectly, in any business which at any time during the Relevant Period has supplied or licensed products or services to the HK Company;

8.2.4
do or attempt to do anything which causes or may cause any supplier who has supplied products or services to the HK Company during the Relevant Period to cease, alter or materially reduce its supplies to the HK Company or to alter the terms on which it supplies the HK Company;

8.2.5
do or attempt to do anything which causes or may cause any licensor who has licensed products (and/or licensed the use of that licensor’s brand, name or logo) to the HK Company during the Relevant Period to withdraw that licence or to alter the terms of such licence;

8.2.6	in competition with the HK Company, solicit any order, enquiry or business in respect of any HK Prohibited Activities, or for the sale or supply of any Products or Services, from any Customer;

8.2.7	in competition with the HK Company, accept any order, enquiry or business in respect of any HK Prohibited Activities, or for the sale or supply of any Products or Services, from any Customer;

8.2.8
solicit, induce or entice away from the HK Company, or attempt to solicit, induce or entice away from the HK Company, in any case in connection with a business in or proposing to be in competition with the HK Company, a Critical Person, whether or not such person would commit any breach of his contract of employment or engagement by leaving the service of the HK Company; or

8.2.9
employ or engage, or offer to employ or engage, in any case in connection with a business in or proposing to be in competition with the HK Company, a Critical Person, whether or not such person would commit any breach of his contract of employment or engagement by accepting such employment or engagement.

8.3	References to “the Company” in the clause 1 definitions of “Customer”, Critical Person” and “Products or Services” shall:

8.3.1	for the purposes of the clause 8.1 restrictions, relate to “the UK Company and/or the UK Subsidiary"; and

8.3.2	for the purposes of the clause 8.2 restrictions, relate to “the HK Company”.

8.4
Each Seller severally undertakes to each Buyer (for the benefit of itself and each Group Company) that he will not, either solely or jointly, directly or indirectly, alone or in conjunction with or on behalf of or through any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner, member or in any other capacity, at any time after Completion, use, whether as a company name, trading name or otherwise, the name "Creative Tops" or any other name used by any Group Company in connection with its business activities (or any other names which are similar to or may be confused with such names).  Without prejudice to the generality of the foregoing, the Sellers shall procure that the name of CTL (as defined in paragraph 38 of schedule 4) is changed on or before Completion.

8.5
Jonathan Driver undertakes to each Buyer (for the benefit of itself and each Group Company) that he will not, either solely or jointly, directly or indirectly, alone or in conjunction with or on behalf of or through any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner, member or in any other capacity, at any time after Completion, hold himself out as having any continuing involvement with the Group.

8.6	Each of the restrictions contained in clauses 8.1, 8.2, 8.4 and 8.5 are to be treated as separate obligations, independent of the others.

8.7
The parties consider the restrictions contained in clauses 8.1, 8.2, 8.4 and 8.5 to be reasonable as between themselves and the public interest and in particular reasonable and necessary to protect the legitimate business interests of the Group. If, however, any of them are found by a court to be unreasonable or unenforceable, but would be reasonable and enforceable if deleted in part or reduced in application, then the restrictions shall apply with such deletion or modification as may be necessary to make it reasonable and enforceable.

8.8
Nothing in this clause 8 shall prevent any Seller from being the holder of or beneficially interested in any class of securities in any company if such class of securities is listed or dealt in on any other Recognised Investment Exchange and confers not more than 3% of the votes which can generally be cast at a general meeting of that company.

8.9
Each Seller agrees with each Buyer that he will, at a Buyer's request and cost, enter into a direct undertaking (or undertakings, as the case may be) executed as a deed (or deeds, as the case may be) with the relevant Group Companies whereby he will accept restrictions corresponding to those restrictions accepted by that Seller in this clause 8.

8.10	Each Seller shall procure that any person connected with him complies with those restrictions accepted by that Seller set out in this clause 8.

9.	Further undertakings and obligations of the Sellers

9.1	Waiver of claims

The Sellers confirm that at the date of this agreement:

9.1.1	neither they nor any person connected with any of them has any claim against the Company on any account whatsoever;

9.1.2
there are no agreements or arrangements under which the Company has any actual, contingent or prospective obligation to or in respect of any of the Sellers or any person connected with any of them; and

9.1.3
any claim which the Sellers or any person connected with any of them have or has against the Company is waived in full, any obligation owed to the Sellers or any such connected person by the Company is released and the Sellers indemnify each Buyer and the Company against all Losses which that Buyer or the Company incurs or suffers, directly or indirectly, in any way whatsoever in connection with any such claim or obligation.

9.2	Further assurance

9.2.1
The Sellers covenant with each Buyer that they will at their own cost do everything possible to give the UK Buyer full and unrestricted legal and beneficial title to the UK Shares, the HK Buyer full and unrestricted legal and beneficial title to the HK Shares and to give effect to the provisions of this agreement including, on receiving a Buyer's request:

9.2.1.1	doing and executing, or arranging for the doing and executing of, each act, document and thing necessary to implement this agreement; and

9.2.1.2	giving to that Buyer all information they possess or to which they have access relating to the Company's business and allowing that Buyer to copy any document containing that information.

9.2.2
Immediately following Completion the Sellers shall (and shall procure that any other person shall) send to the relevant Buyer at its registered office for the time being all records, correspondence, documents, files, memoranda and other papers belonging to the Company and which are not located at a Property or delivered at Completion (whether or not such documents are referred to in schedule 3).

9.2.3
Each Seller confirms that he will promptly refer to the relevant Group Company all enquiries and other communications which he receives after the date of this agreement and which relate to the business of that Group Company.

9.3	Dealing with Sale Shares pending registration

9.3.1	The UK Sellers undertake to the UK Buyer that for so long as any of them remains the registered holder of any of the UK Shares after Completion they will:

9.3.1.1
hold the UK Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of the UK Shares after Completion and all rights arising out of or in connection with the UK Shares in trust for the UK Buyer;

9.3.1.2	deal with and dispose of the UK Shares and all such dividends, distributions and rights as the UK Buyer may direct;

9.3.1.3	vote at all meetings which they are entitled to attend as the registered holder of the UK Shares in such manner as the UK Buyer shall direct; and

9.3.1.4	execute all instruments of proxy or other documents which the UK Buyer may require to enable the UK Buyer to attend and vote at any such meeting.

9.3.2
For the purpose of giving effect to clause 9.3.1 each of the UK Sellers appoints the UK Buyer (acting by any of its directors from time to time) to be his attorney in his name and on his behalf to exercise all or any of the rights in relation to the UK Shares as the UK Buyer in its absolute discretion sees fit from Completion to the day on which the UK Buyer or its lawful nominee is registered in the register of members of the UK Company as the holder of the relevant UK Shares, including:

9.3.2.1	receiving notice of, attending and voting at a general meeting, class meeting or other meeting of the UK Company;

9.3.2.2	completing and returning any meeting requisition, form of proxy, consent to short notice, written resolution or other document required to be signed by the registered holder of the UK Shares;

9.3.2.3
dealing with, and giving directions as to, any moneys, securities, benefits, documents, notices or other communications (in whatever form) arising by right of the UK Shares or received in connection with the UK Shares from the UK Company or any other person; and

9.3.2.4	executing, delivering and doing all deeds, instruments and acts in that UK Seller's name as may be done in that UK Seller's capacity as the registered holder of the relevant UK Shares,

and for that purpose each UK Seller consents to the UK Company sending any written resolutions, notices or other communications in respect of the UK Shares registered in his name to the UK Buyer. The power of attorney granted by this clause 9.3.2 is granted by each UK Seller to secure the interest of the UK Buyer in the UK Shares and, accordingly, shall be irrevocable.

9.3.3
The provisions of clauses 9.3.1 and 9.3.2 shall be deemed repeated mutatis mutandis but so as to apply to the “HK Sellers”, “HK Buyer”, “HK Shares” and “HK Company” (instead of the “UK Sellers”, “UK Buyer”, “UK Shares” and “UK Company” respectively).

10.	Confidential Information

10.1	Each of the Sellers undertakes with each Buyer (for itself and for the benefit of the Company) that he will:

10.1.1	not use or disclose to a person Confidential Information he has or acquires; and

10.1.2	make every effort to prevent the use or disclosure of Confidential Information.

10.2	Clause 10.1 does not apply to:

10.2.1
disclosure of Confidential Information to a director, officer or employee of a Buyer or the Company or another member of the Buyers’ Group whose function requires him to have the Confidential Information;

10.2.2	use or disclosure of Confidential Information required to be used or disclosed by law or by any governmental or regulatory body but only to the extent required by law;

10.2.3	disclosure of Confidential Information to an adviser for the purpose of advising the Sellers but only on terms that clause 10.1 applies to use or disclosure by the adviser; or

10.2.4	Confidential Information which becomes publicly known except by a breach of clause 10.1.

11.	Announcements

11.1
Subject to clause 11.2, neither the Buyers nor the Sellers shall make or authorise any press or public announcement or other communication or circular concerning the terms of any matter contemplated by or ancillary to this agreement without the prior written consent of Lifetime.

11.2	The Buyers or the Sellers may:

11.2.1	make or authorise an announcement required by law or by any regulatory or governmental body (whether or not such requirement has the force of law) provided that:

11.2.1.1	the relevant party has consulted with and taken into account the requirements of Lifetime; and

11.2.1.2	the relevant party has used reasonable endeavours to obtain confidentiality undertakings from any relevant securities exchange or regulatory or governmental body; and

11.2.2
make a communication to their professional advisers in connection with advice relating to the interpretation of this agreement or proceedings relating to the enforcement of the terms of this agreement.

12.	Assignment and successors in title

12.1
No party shall assign, transfer, charge, make the subject of a trust or deal in any other manner with this agreement or any of its rights under this agreement or purport to do any of the same without the prior written consent of the other parties except that Lifetime and/or either Buyer may assign or transfer the benefit of any provision to which it is entitled from time to time, in whole or in part and without restriction:

12.1.1
to a member of the Buyers' Group, save that if such assignee ceases to be a member of the Buyers' Group, immediately prior to such cessation it shall assign the benefit to another member of the Buyers' Group; or

12.1.2	to any person providing funding to Lifetime and/or either Buyer, by way of security for facilities and/or funding made available to Lifetime and/or either Buyer.

12.2	This agreement shall be binding upon and shall survive for the benefit of the personal representatives and successors-in-title of each party.

13.	Third party rights

13.1
Subject to clauses 13.2 and 13.3, a person who is not a party to this agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or rely upon a provision of this agreement. No party to this agreement may hold itself out as trustee of any rights under this agreement for the benefit of any third party unless specifically provided for in this agreement.

13.2
The Company, any person to whom the benefit of any provision of this agreement is assigned in accordance with clause 12.1, each member of the Buyers' Group and each person falling within the category of persons described in clause 12.2 is entitled under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement which confers (expressly or impliedly) any benefit on any such person.

13.3	The employees of the Company may enforce the provisions of clause 6.5.

14.	The Sellers' Representative

14.1	Any consent, agreement, direction or waiver given or made by the Sellers' Representative for the purpose of this agreement shall be binding upon all of the Sellers.

14.2
Delivery of any notice, document or payment required to be made to the Sellers or any of them pursuant to this agreement may be made to the Sellers' Representative whose receipt for such delivery or payment shall be an absolute discharge of the party making the same who shall not be concerned as to the destination of such delivery or the application of such payment (as the case may be).

14.3
The Sellers authorise the Sellers' Representative to act in the way contemplated by this agreement and to take such decisions as she shall at her entire discretion determine and, provided she acts in good faith, the Sellers' Representative shall have, and accepts, no liability to any of the Sellers or to any other person other than the Buyers in connection with or as a result of anything which the Sellers' Representative does, refrains from doing or neglects or omits to do in connection with any matter relating to the agreement.

14.4
As between the Sellers, the Sellers' Representative shall not be required to expend any of her own money on or in relation to the matters referred to in this agreement and without prejudice to the generality of the foregoing may decline to take any steps to dispute any Claim or Tax Claim unless the Sellers' Representative has been indemnified and secured (if and to the extent she so requires, to her full satisfaction) in respect of the maximum amount of the expenses and other liabilities of any kind which she considers that she will or may incur in connection with or as a result of such proceedings and such indemnity and security shall be such as to ensure that the Sellers' Representative has immediate access to all such funds as she may require in order to meet all such expenses or other liabilities as they fall due provided always that the Sellers' Representative shall be obliged to bear her appropriate proportion of such expenses and liabilities.

15.	Notices

15.1
Any notice given pursuant to this agreement shall be in writing signed by, or on behalf of, the person issuing the notice. Notices shall be served by personal delivery,  or prepaid recorded delivery first class post (or registered airmail in the case of an address for service outside the United Kingdom) or fax to:

15.1.1	in the case of each Seller, his address (or fax number, if there is one) set out in schedule 1;

15.1.2
in the case of the UK Buyer, its registered office address for the time being or fax number 0121 234 0003 marked for the attention of Jeffrey Siegel c/o Andrew Madden (and copied to Lifetime as described in clause 15.1.4);

15.1.3
in the case of the HK Buyer, its registered office address for the time being or fax number (011)86 21 6862 2530 marked for the attention of Patrick Xin Zhou, Director and Legal Representative (and copied to Lifetime as described in clause 15.1.4);

15.1.4
in the case of Lifetime, its registered office address for the time being or fax number (001)516 566 2203 marked for the attention of Jeffrey Siegel, Chairman of the Board, President and Chief Executive Officer.

or, in relation to any party, such other address for service in the United Kingdom (or, in the case of Lifetime, the United States of America) as that party may from time to time notify to the others.

15.2	In the absence of evidence of earlier receipt and subject to clause 15.3, notices served in accordance with clause 15.1 shall be deemed to have been received:

15.2.1	if delivered personally, at the time of actual delivery to the address referred to in clause 15.1; and

15.2.2	if served by prepaid recorded delivery first class post, two Business Days from the date of posting; and

15.2.3	if served by registered airmail, five Business Days from the date of posting; and

15.2.4	if served by fax, upon receipt of confirmation that the notice has been correctly transmitted.

15.3
If deemed receipt under clause 15.2 occurs on a day which is not a Business Day or after 5.00 p.m. on a Business Day, the relevant notice shall be deemed to have been received at 9.00 a.m. on the next Business Day.

15.4	For the avoidance of doubt, notice given under this agreement shall not be validly served if sent by e-mail.

16.	General

16.1
Except where this agreement provides otherwise, each party shall pay its own costs (including in relation to financial, accounting and legal advice) incurred in relation to the negotiation, preparation, execution and performance of this agreement and the matters referred to in this agreement.

16.2
This agreement, together with any documents in the Agreed Form and all documents entered into or to be entered into pursuant to the terms of this agreement, constitutes the entire agreement between the parties with respect to all matters referred to in this agreement. This agreement supersedes and extinguishes all previous agreements between the parties relating to such matters, other than in relation to any fraud or fraudulent misrepresentation.

16.3
No variation to this agreement shall be effective unless made in writing and signed by or on behalf of all the parties to this agreement. None of the Buyers, the Sellers or Lifetime shall be required to obtain the consent of the Company or any other third party on whom a benefit is conferred under this agreement to the termination or variation of this agreement or to the waiver or settlement of any right or claim arising under it.

16.4
Each provision of this agreement is severable and distinct from the others. If at any time any provision of this agreement is or becomes unlawful, invalid or unenforceable to any extent or in any circumstances for any reason, it shall to that extent or in those circumstances be deemed not to form part of this agreement but (except to that extent or in those circumstances in the case of that provision) the legality, validity and enforceability of that and all other provisions of this agreement shall not be affected in any way.

16.5
If any provision of this agreement is found to be unlawful, invalid or unenforceable in accordance with clause 16.4 but would be lawful, valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it lawful, valid or enforceable.

16.6
The failure or delay in exercising a right or remedy provided by this agreement or by law does not constitute a waiver of that (or any other) right or remedy.  No single or partial exercise, or non-exercise or non-enforcement of any right or remedy provided by this agreement or by law prevents or restricts any further or other exercise or enforcement of that (or any other) right or remedy.

16.7
A Buyer may release or compromise the whole or any part of the liability of any one or more of the Sellers under any provision of this agreement, or grant to any Seller time or other indulgence, without affecting the liability of any other Seller. No waiver by a Buyer of, or delay in enforcing, any of the provisions of this agreement shall release any Seller from full performance of his remaining obligations under this agreement.

16.8	Each Buyer's rights, powers and remedies contained in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

16.9	Except to the extent that they have been performed or where this agreement provides otherwise, the obligations contained in this agreement remain in force after Completion.

16.10
If any amount payable by the Sellers (and/or any one or more of them) to a Buyer under this agreement is subject to Tax in the hands of that Buyer or is subject to any deduction or withholding required by law to be made, the relevant Sellers shall pay to that Buyer such additional amount as is required to put that Buyer in the position it would have been in had such sum not been subject to Tax or to the deduction or withholding.

16.11
This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original. All the counterparts shall together constitute one and the same agreement, which shall be deemed executed when counterparts executed by all of the parties to this agreement are delivered.

16.12
The UK Buyer shall procure that the UK Subsidiary pays to the SSAS the sum of  £425,000 (plus VAT thereon, if and the extent applicable) as soon as practicable after the Completion Date, such amount representing the premium referred to in paragraph 7 of appendix A to schedule 9.  The UK Buyer further undertakes to procure that the UK Subsidiary pays any Stamp Duty Land Tax on such payment within the time limits required by law.

16.13
The Sellers shall procure that CTL (as defined in paragraph 38 of Schedule 4) will change its name to SP Macbeth 6 Limited as soon as practicable after Completion, and in any event within 21 days.  A certified copy of the change of name certificate issued by the Hong Kong Companies Registry shall be provided to the UK Buyer within 14 days of issue.

17.	Lifetime Guarantee

17.1	Lifetime guarantees the punctual performance of all the obligations and liabilities of each of the Buyers under clauses 3 and 4 of this Agreement.

17.2
If any obligation or liability of a Buyer expressed to be the subject of the guarantee contained in this clause 17 (the "Guarantee") is not, or ceases to be, valid or enforceable against that Buyer on any ground whatsoever including:

17.2.1	any defect in or want of powers of that Buyer or the irregular exercise of any such powers;

17.2.2	any lack of authority on the part of any person purporting to act on behalf of that Buyer;

17.2.3	any legal or other limitation, disability or incapacity of that Buyer;

17.2.4	any change in the constitution of that Buyer;

17.2.5	any amalgamation or reconstruction of that Buyer; or

17.2.6	the liquidation, administration or insolvency of, that Buyer,

Lifetime shall nevertheless be liable to the Sellers, in respect of that purported obligation or liability as if that obligation or liability were fully valid and enforceable and Lifetime was the principal obligor in respect of that obligation or liability.

17.3	The Sellers shall not be obliged to take any steps to proceed against or to enforce any right or remedy against a Buyer under clauses 3 and 4 of this agreement before enforcing the Guarantee.

17.4
The Guarantee is in addition to any other right, security or remedy available to the Sellers from time to time and is a continuing security notwithstanding any liquidation, administration, insolvency or other incapacity of a Buyer or Lifetime.

18.	Governing law

18.1
This agreement shall be governed by and interpreted in accordance with English law. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall be governed by English law.

18.2
The parties agree to submit to the non-exclusive jurisdiction of the English Courts in relation to any claim or matter (whether contractual or non-contractual) arising under this agreement or any of the documents in the Agreed Form.

18.3
Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this agreement (including non-contractual disputes and claims) and agrees not to claim that the courts of England are not a convenient or appropriate forum.

THE PARTIES have executed this agreement as a deed and delivered it on the date first set out above

SCHEDULE 1

Sellers

Part 1 – UK Sellers

(1) Name and address	(2) Number and class of UK Shares sold	(3) Cash Consideration payment on Completion (Clause 4.1.1)	(4) Consideration Shares (Clause 4.1.2)	(5) First Retention Proportions (Clauses 4.1.3)	(6) Second Retention (Clause 4.1.4)	(7) Third Retention (Clause 4.1.5)	(8) Fourth Retention Proportions (Clause 4.1.6)
Jonathan Albert Driver Flat D, 12/F, BLK1 Carmen’s Garden Cox Road Kowloon	66,600 ordinary 'A' shares of £0.01 each	£5,495,484	NIL	60.72%	£600,000	£750,000	61.04%
Patricia Anne Dawson Grange Cottage 2 Mill Road Islip Kettering Northamptonshire NN14 3LB, England	33,400 ordinary 'A' shares of £0.01 each	£1,939,755	198,932	30.52%	Nil	Nil	30.62%
Robert Blackburn Mayburn Ringstead Road Great Addington Kettering Northants NN14 4BW, England	5,320 ordinary 'C' shares of £0.01 each	£89,737	11,709	1.80%	Nil	NIl	1.59%

Wong Lai Ho Flat C, 10/F No 49 Broadway Mei Foo Sun Chuen Kowloon Hong Kong	5,320 ordinary 'C' shares of £0.01 each	£89,737	11,709	1.80%	Nil	Nil	1.59%
Martin Roger Duddy 27 Lister Drive Northampton NN4 9XE, England	5,320 ordinary 'C' shares of £0.01 each	£89,737	11,709	1.80%	Nil	Nil	1.59%
Christine Harriman 51 High Street Spaldwick Nr Huntingdon Cambridgeshire PE28 0TD, England	3,990 ordinary 'C' shares of £0.01 each	£78,898	7,283	1.12%	Nil	Nil	1.19%
Ian Ball 115A Malvern Road Worcester WR2 4LJ, England	3,990 ordinary 'C' shares of £0.01 each	£78,898	7,283	1.12%	Nil	Nil	1.19%
Dom Politano 16 Ashdown Close Barton Seagrave Northants NN15 6TY, England	3,990 ordinary 'C' shares of £0.01 each	£78,898	7,283	1.12%	Nil	Nil	1.19%

TOTAL	100,000 ordinary 'A' shares of £0.01 each and 27,930 ordinary 'C' shares of £0.01 each	£7,941,143	255,911 (being an aggregate value of the Consideration Shares of £1,920,857 (or £7.51 per unit, being a sum equal to the average of the closing prices of Lifetime common stock on the last five trading days preceding the date of Completion as reported on the NASDAQ Stock Exchange).	100%	£600,000	£750,000	100%

Part 2 – HK Sellers

(1) Name and address	(2) Number and class of HK Shares sold	HK Consideration (£)
Jonathan Albert Driver Flat D, 12/F, BLK1 Carmen’s Garden Cox Road Kowloon	5,600 ordinary shares of HKD 1 each	£420,000
Patricia Anne Dawson Grange Cottage 2 Mill Road Islip Kettering Northamptonshire NN14 3LB, England	2,900 ordinary shares of HKD 1 each	£217,500
Robert Blackburn Mayburn Ringstead Road Great Addington Kettering Northants NN14 4BW, England	500 ordinary shares of HKD 1 each	£37,500
Wong Lai Ho Flat C, 10/F No 49 Broadway Mei Foo Sun Chuen Kowloon Hong Kong	500 ordinary shares of HKD 1 each	£37,500

Martin Roger Duddy 27 Lister Drive Northampton NN4 9XE, England	500 ordinary shares of HKD 1 each	£37,500
TOTAL	10,000 ordinary shares of HKD 1 each	£750,000

SCHEDULE 2

Part 1 -  The UK Company

Name	Creative Tops Holdings Limited
Registered number	3930464
Previous names	Sevco 1136 Limited - 27 March 2000
Date of incorporation	22 February 2000
Place of incorporation	England and Wales
Registered office address	6 Corunna Court, Corunna Road, Warwick, CV34 5HQ
Share capital	£1,279.30 divided into 100,000 ordinary 'A' shares of £0.01 each and 27,930 ordinary 'C' shares of £0.01 each, registered as follows:
	Shareholder	No. of shares
	Jonathan Albert Driver	66,600 ordinary 'A' shares of £0.01 each
	Patricia Anne Dawson	33,400 ordinary 'A' shares of £0.01 each
	Robert Blackburn	5,320 ordinary 'C' shares of £0.01 each
	Wong Lai Ho	5,320 ordinary 'C' shares of £0.01 each
	Martin Roger Duddy	5,320 ordinary 'C' shares of £0.01 each
	Christine Harriman	3,990 ordinary 'C' shares of £0.01 each
	Ian Ball	3,990 ordinary 'C' shares of £0.01 each
	Dom Politano	3,990 ordinary 'C' shares of £0.01 each
Directors	Patricia Anne Dawson Jonathan Albert Driver Martin Roger Duddy
Secretary	Jonathan Albert Driver
Accounting reference date	31 March
Last accounts made up to	31 March 2011
Last annual return made up to	22 February 2011
Auditors	Varney Barfield Audit Limited 6 Corunna Court, Corunna Road, Warwick, CV34 5HQ
Bank	Barclays Bank plc Midlands Corporate Banking, 1 Snowhill, Snowhill Queensway, Birmingham, B3 2WN

Charges	Date registered	Document	Chargee
	3 August 2000	Guarantee and Debenture	Barclays Bank plc
VAT number	GB764 3419 20
Tax district and reference number	508 51064 01733

 Part 2 - The UK Subsidiary

Name	Creative Tops Limited
Registered number	3165273
Previous names	None
Date of incorporation	27 February 1996
Place of incorporation	England and Wales
Registered office address	47-48 Causeway Road, Earlstrees Industrial Estate, Corby, Northamptonshire, NN17 4DU
Share capital	£102 divided into 102 ordinary shares of £1 each, registered as follows:
	Shareholder	No. of shares
	Creative Tops Holdings Limited	102 ordinary shares of £1 each
Directors	Patricia Anne Dawson Jonathan Albert Driver Martin Roger Duddy
Secretary	None
Accounting reference date	31 March
Last accounts made up to	31 March 2011
Last annual return made up to	27 February 2011
Auditors	Varney Barfield Audit Limited 6 Corunna Court, Corunna Road, Warwick, CV34 5HQ
Bank	Barclays Bank plc Midlands Corporate Banking, 1 Snowhill, Snowhill Queensway, Birmingham, B3 2WN
Charges	Date registered	Document	Chargee
	3 August 2000	Guarantee and Debenture	Barclays Bank plc
VAT number	GB660 5699 10
Tax district and reference number	508 13984 21971

Part 3 – The HK Company

Name	Creative Tops Far East Limited
Registered number	898448
Previous names	None
Date of incorporation	30 April 2004
Place of incorporation	Hong Kong
Registered office address	Flat G, 3/F, Hop Hing Industrial Building, 704 Castle Peak Road, Lai Chi Kok, Hong Kong
Share capital	HKD 10,000 divided into 10,000 ordinary shares of HKD 1 each, registered as follows:
Shareholder	No. of shares
Jonathan Albert Driver	5,600 ordinary shares of HKD 1 each
Patricia Anne Dawson	2,900 ordinary shares of HKD 1 each
Robert Blackburn	500 ordinary shares of HKD 1 each
Wong Lai Ho	500 ordinary shares of HKD 1 each
Martin Roger Duddy	500 ordinary shares of HKD 1 each
Directors	Patricia Anne Dawson Jonathan Albert Driver Wong Lai Ho Robert Blackburn Martin Roger Duddy
Secretary	Wong Lai Ho
Accounting reference date	31 March
Last accounts made up to	31 March 2011
Last annual return made up to	30 April 2011
Auditors	Roger K.C. Tou & Co. Flat B 12th Floor, Winbase Centre, 208 Queens Road Central, Hong Kong
Bank	Standard Chartered Bank 447 Central Branch, 6/F 4-4a Des Voeux Road Central, Hong Kong
Charges	Date registered	Document	Chargee
None
VAT number	Not applicable

Tax district and reference number	20/34518326

SCHEDULE 3

Completion

1.	Items for delivery by the UK Sellers

The UK Sellers shall deliver to the UK Buyer:

1.1	duly executed transfers of the UK Shares in favour of the UK Buyer (or such other person as the UK Buyer directs);

1.2	the certificates for the UK Shares (or a duly executed indemnity in the Agreed Form in respect of any missing, lost or destroyed certificates);

1.3
such waivers or consents as the UK Buyer may require to enable full beneficial ownership of the UK Shares to vest in the UK Buyer or its nominee and for the UK Buyer or its nominee to be registered as the holder of the UK Shares;

1.4	a certified copy of any power of attorney under which any document to be delivered to the UK Buyer pursuant to this schedule 3 has been executed;

1.5	the certificates for the shares in the capital of the UK Subsidiary (or a duly executed indemnity in the Agreed Form in respect of any missing, lost or destroyed certificates);

1.6
the common seal (if any), certificate of incorporation, certificate(s) of incorporation on change of name (if any) and statutory books of each of the UK Company and the UK Subsidiary (including each register, minute book and other book required to be kept under the Act) made up to the date of Completion;

1.7
the written resignations in the Agreed Form of each director and secretary of the UK Company (and the UK Subsidiary) (save that Patricia Dawson and Martin Duddy shall not be required to resign on Completion as directors of the UK Subsidiary);

1.8	the written resignation in the Agreed Form of the UK Auditors resigning from their office as auditors of the UK Company and the UK Subsidiary;

1.9	the UK Service Agreements duly executed by the relevant employees;

1.10	the Compromise Agreement duly executed by Jonathan Driver;

1.11	the following documents, duly executed by the UK Company (and/or the UK Subsidiary, as appropriate):

1.11.1	the Deed of Substitution;

1.11.2	the UK Service Agreements;

1.11.3	the Compromise Agreement;

1.11.4	the Deed of Variation;

1.11.5	the documents referred to in paragraphs 1.12 to 1.15 below.

1.12
a duly executed deed of release from Barclays Bank plc in the Agreed Form evidencing the discharge and release of all security and guarantees of the UK Company (and the UK Subsidiary) to Barclays Bank plc;

1.13
forms MG02 duly sworn, completed and filed in respect of a legal mortgage dated 31 July 2006 in favour of Barclays Bank plc, a legal charge dated 1 October 2007 in favour of Barclays Bank plc and a rent deposit deed dated 13 August 2007 in favour of Capel House Property Trust Limited;

1.14
a letter from Barclays Bank plc confirming that upon receipt of the redemption figure that the CID facility is terminated and confirming that it will provide documentary evidence that it has reassigned the UK Group's debts;

1.15
evidence in a form satisfactory to the UK Buyer that all guarantees, bonds and indemnities, securities or Encumbrances given by the UK Company (and/or the UK  Subsidiary) in respect of the indebtedness, liabilities or obligations of any of the Sellers or any person connected with any of the Sellers have been released;

1.16	in relation to each bank account maintained by the UK Company (and the UK Subsidiary):

1.16.1
a statement for that account as at the close of business on the Business Day immediately prior to Completion, and a statement reconciling those balances with the cash book of the UK Company (or UK Subsidiary, as appropriate) as at Completion;

1.16.2	a copy of the mandate for that account; and

1.16.3	all cheque books in respect of that account;

1.17	all credit, debit or other cards in the name of or for the account of the UK Company (and/or the UK Subsidiary) in the possession of any person resigning from his office or employment on Completion;

1.18	the title deeds and original leases/licenses to the Properties (and a schedule of the same in the Agreed Form);

1.19	the First Deposit Account Instruction Letter duly executed by the UK Sellers;

1.20	the Second Deposit Account Instruction Letter duly executed by Jonathan Driver;

1.21	the Third Deposit Account Instruction Letter duly executed by Jonathan Driver;

1.22	the Fourth Deposit Account Instruction Letter duly executed by the UK Sellers;

1.23	the Disclosure Letter duly executed by the Warrantors;

1.24	evidence in a form satisfactory to the UK Buyer that the following have given their consent to the change in control of the UK Group:

1.24.1	RGB Kew Enterprises;

1.24.2	V&A Enterprises

1.24.3	Hasbro International Inc.

1.24.4	Katie Alice

1.24.5	Paper Island

1.24.6	Twentieth Century Fox

1.24.7	Asda Stores

1.24.8	Dunelm (Soft Furnishings)

1.24.9	Homebase

1.24.10	Homestore & More

1.24.11	Marks and Spencer

1.24.12	Sainsbury's Supermarket

1.24.13	Dissero Brands

1.25	the Deed of Substitution duly executed by all parties thereto;

1.26	the Investor Questionnaire duly completed and executed by each of the Sellers receiving Consideration Shares pursuant to this agreement;

1.27	evidence in a form satisfactory to the UK Buyer that all of the following domain names are registered in the name of the UK Subsidiary (as owner and account holder):

1.27.1	icookanddine.com;

1.27.2	justincap.co.uk;

1.27.3	justin-cap.co.uk;

1.27.4	justin-cap.com;

1.27.5	justincapp.co.uk;

1.27.6	justin-capp.co.uk;

1.27.7	katiealice.co.uk;

1.27.8	katie-alice.co.uk;

1.27.9	precious-planet.co.uk;

1.27.10	creative-tops.com;

1.27.11	english-table.com;

1.27.12	justincap.com;

1.27.13	justincapp.com;

1.27.14	justin-capp.com;

1.27.15	katiealice.com;

1.27.16	katie-alice.com;

1.27.17	precious-planet.com;

1.28	the Deed of Variation duly executed by CH Property Trustee Creative Limited;

1.29	consent to the Deed of Variation from Barclays Bank plc in a form satisfactory to the UK Buyer;

1.30	letters of no indebtedness duly executed by each outgoing director of each Group Company;

1.31	a W8BEN form duly completed and executed by each of the Sellers receiving Consideration Shares pursuant to this agreement;

1.32	evidence in a form satisfactory to the Buyers that any and all loans to directors (from each Group Company) have been repaid by those directors on or before Completion.

2.	Items for delivery by the HK Sellers

2.1	duly executed bought and sold notes of the HK Shares in favour of the HK Buyer (or such other person as the HK Buyer directs);

2.2	the duly executed instruments of transfer of the HK Shares in favour of the HK Buyer (or such other person as the HK Buyer directs);

2.3	the shareholders' certificates for the HK Shares (or a duly executed indemnity in the Agreed Form in respect of any missing, lost or destroyed certificates);

2.4
such waivers or consents as the HK Buyer may require to enable full beneficial ownership of the HK Shares to vest in the HK Buyer or its nominee and for the HK Buyer or its nominee to be registered as the holder of the HK Shares;

2.5	a certified copy of any power of attorney under which any documents to be delivered to the HK Buyer pursuant to this schedule 3 has been executed;

2.6
the common seal (if any), certificate of incorporation, certificate(s) of change of name (if any) and statutory books of the HK Company (including each register, minute book and other book required to be kept under the Companies Ordinance) made up to the date of Completion;

2.7
the written resignations in the Agreed Form of each director and the secretary of the HK Company (save that Patricia Dawson and Wong Lai Ho shall not be required to resign on Completion as directors of the HK Company);

2.8	the written resignation in the Agreed Form of the HK Auditors resigning from their office as auditors of the HK Company;

2.9	the HK Service Agreement duly executed by Wong Lai Ho;

2.10	the following documents, duly executed by the HK Company:

2.10.1	the HK Service Agreement;

2.10.2	the Compromise Agreement

2.11
evidence in a form satisfactory to the HK Buyer that all guarantees, bonds and indemnities, securities or encumbrances given by the HK Company in respect of the indebtedness, liabilities or obligations of any of the Sellers or any person connected with any of the Sellers have been released;

2.12	in relation to each bank account maintained by the HK Company;

2.12.1
a statement for that account as at the close of business on the Business Day immediately prior to Completion, and a statement reconciling those balances with the cash book of the HK Company as at Completion;

2.12.2	a copy of the mandate for that account; and

2.12.3	all cheque books in respect of that account;

2.13	all credit, debit or other cards in the name of or for the account of the HK Company in the possession of any person resigning from his office or employment on Completion;

2.14	the title deeds and original leases/licenses to the Properties (and a schedule of the same in the Agreed Form);

2.15	a certified copy of the HK Accounts;

2.16	a certified copy of the HK Management Accounts.

3.	UK Board meetings

The UK Sellers shall procure that board meetings of the UK Company and the UK Subsidiary are held at which:

3.1	in the case of the UK Company, the share transfers referred to in paragraph 1.1 above are approved, subject only to stamping;

3.2	the resignations provided for above will be tendered and accepted and such persons as the UK Buyer may nominate as directors and secretary are appointed;

3.3	in the case of the UK Company its registered office is changed to One Eleven, Edmund Street, Birmingham, B3 2HJ;

3.4	Ernst & Young LLP are appointed as its auditors;

3.5	its accounting reference date is changed to 31 December;

3.6
existing authorities and instructions to bankers in respect of the operation of the relevant company's bank accounts are revoked and new authorities and instructions are issued in such terms as the UK Buyer may require; and

3.7	the relevant company entering into the following documents is approved and authorised:

3.7.1	the Deed of Substitution;

3.7.2	the UK Service Agreements;

3.7.3	the Compromise Agreement;

3.7.4	the Deed of Variation;

3.7.5	the documents referred to in paragraphs 1.12 to 1.15 above

4.	HK Board meeting

The HK Sellers shall procure that a board meeting of the HK Company is held at which:

4.1	the share transfers referred to in paragraph 2.1 above are approved, subject only to stamping;

4.2	the resignations provided for above will be tendered and accepted and such persons as the HK Buyer may nominate as directors and secretary are appointed;

4.3	Ernst & Young LLP are appointed as its auditors;

4.4	its accounting reference date is changed to 31 December;

4.5
existing authorities and instructions to bankers in respect of the operation of the HK Company's bank accounts are revoked and new authorities and instructions are issued in such terms as the HK Buyer may require; and

4.6	the HK Company entering into the following documents is approved and authorised;

4.6.1	the HK Service Agreement;

4.6.2	the Compromise Agreement.

5.	Obligations of the UK Buyer

The UK Buyer shall deliver to the UK Sellers:

5.1
each of the First Deposit Account Instruction Letter, Second Deposit Account Instruction Letter, Third Deposit Account Instruction Letter and Fourth Deposit Account Instruction Letter duly executed by the UK Buyer;

5.2
a certified copy of board minutes of the UK Buyer authorising the acquisition of the UK Shares on the terms of this agreement and the execution and delivery of this agreement and any agreements or documents required to be executed and delivered by the UK Buyer pursuant to the terms of this agreement;

5.3	a counterpart Disclosure Letter duly executed by the UK Buyer.

6.	Obligations of the HK Buyer

The HK Buyer shall deliver to the HK Sellers:

6.1
a certified copy of board minutes of the HK Buyer authorising the acquisition of the HK Shares on the terms of this agreement and the execution and delivery of this agreement and any agreements or documents required to be executed and delivered by the HK Buyer pursuant to the terms of this agreement;

6.2	a counterpart Disclosure Letter duly executed by the HK Buyer.

7.	Obligations of Lifetime

Lifetime shall deliver to the UK Sellers the documents referred to in clause 5.2.5.

SCHEDULE 4

General Warranties

1.	Capacity

1.1
Each Seller has full power and authority, and has taken all action necessary (including obtaining all necessary consents or approvals) to enter into and perform this agreement and any other deeds, agreements or documents to be entered into pursuant to this agreement.

1.2	This agreement (and the agreements or documents to be entered into pursuant to this agreement) will, when executed, constitute obligations binding on the Sellers in accordance with their terms.

2.	Ownership of Sale Shares

2.1	The UK Shares are fully paid or credited as fully paid and constitute the whole of the share capital of the UK Company.

2.2	The HK Shares are fully paid or credited as fully paid and constitute the whole of the share capital of the HK Company.

2.3	No Sale Share was allotted at a discount.

2.4
The UK Sellers are the only legal and beneficial owners of the UK Shares. There is no Encumbrance on, over or affecting any of the UK Shares or any unissued shares, debentures or other securities of the UK Company nor is there any agreement, arrangement or obligation to create or give an Encumbrance in relation to any of the UK Shares or any unissued shares, debentures or securities of the UK Company.

2.5
The HK Sellers are the only legal and beneficial owners of the HK Shares. There is no Encumbrance on, over or affecting any of the HK Shares or any unissued shares, debentures or other securities of the HK Company nor is there any agreement, arrangement or obligation to create or give an Encumbrance in relation to any of the HK Shares or any unissued shares, debentures or securities of the HK Company.

2.6
No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue, allotment, conversion, redemption, repayment, sale or transfer of any shares, debentures or other securities of the UK Company.

2.7
No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue, allotment, conversion, redemption, repayment, sale or transfer of any shares, debentures or other securities of the HK Company.

2.8
The Sellers are entitled to sell the Sale Shares with full title guarantee on the terms of this agreement without the consent of any third party and such sale will not result in any breach of or default under any agreement or obligation binding upon the Sellers (or any of them).

2.9
None of the Sale Shares was, or represents assets which were, the subject of a transfer at an undervalue (within the meaning of Part IX or Part VI of the Insolvency Act 1986) within the 5 years immediately prior to the date of this agreement.

2.10
There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against any of the UK Sellers or the UK Company in respect of the UK Shares or any unissued shares, debentures or securities of the UK Company or the UK Sellers' entitlement to dispose of the UK Shares and there is no fact or circumstance which might give rise to any such proceedings or dispute.

2.11
There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against any of the HK Sellers or the HK Company in respect of the HK Shares or any unissued shares, debentures or securities of the HK Company or the HK Sellers' entitlement to dispose of the HK Shares and there is no fact or circumstance which might give rise to any such proceedings or dispute.

3.	Share capital

3.1	No shares in the capital of the Company have been issued, nor has any transfer of shares been registered, otherwise than in accordance with the Company’s constitution in force at the relevant time.

3.2	Each necessary permission for each issue and transfer of shares has been validly obtained and any stamp duty or other tax payable upon such issue or transfer has been paid.

3.3	The Company has not at any time:

3.3.1	purchased or redeemed or agreed to purchase or redeem any shares of any class of its share capital;

3.3.2	otherwise reduced or agreed to reduce its share capital or any class of its share capital; or

3.3.3	issued any shares for a consideration payable otherwise than in cash.

3.4
There are no rights of pre-emption over or restrictions relating to the transfer of the UK Shares (whether contained in the UK Company's articles of association or otherwise) which could apply on the sale of the UK Shares to the UK Buyer.

3.5
There are no rights of pre-emption over or restrictions relating to the transfer of the HK Shares (whether contained in the HK Company's constitutional documents or otherwise) which could apply on the sale of the HK Shares to the HK Buyer.

4.	The Group

4.1	The Group Companies

4.1.1
The UK Company and the UK Subsidiary are limited companies incorporated under English law and the HK Company is a limited company incorporated under the laws of Hong Kong and all Group Companies have been in continuous existence since incorporation. Each Group Company has the right, power, capacity and authority to conduct its business as conducted at the date of this agreement.

4.1.2	Neither the UK Company nor the HK Company has been a subsidiary of any body corporate (wherever incorporated) at any time since its incorporation.

4.2	Subsidiaries

4.2.1
No Group Company has at any time been, and will not at Completion be, the owner or registered holder of any share, loan capital, interest or equity in, or other security of, any body corporate (wherever incorporated) other than (in the case of the UK Company) the UK Subsidiary nor has it agreed to become the owner or registered holder of any such share, loan capital, interest, equity or other security.

4.2.2	No Group Company has ever had a participating interest in any other company or undertaking other than (in the case of the UK Company) the UK Subsidiary.

4.2.3	The UK Company is the owner of each allotted and issued share in the capital of the UK Subsidiary and each such share is fully paid or credited as fully paid.

4.2.4
There is no Encumbrance on, over or affecting any of the shares in the UK Subsidiary or any unissued shares, debentures or other securities of the UK Subsidiary nor is there any agreement, arrangement or obligation to create or give an Encumbrance in relation to any such shares, debentures or securities.

4.2.5
No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue, allotment, conversion, redemption, repayment, sale or transfer of any shares, debentures or other securities of the UK Subsidiary.

4.2.6
There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against the UK Company or the UK Subsidiary or any of their respective officers in respect of any shares, debentures or securities of the UK Subsidiary and there is no fact or circumstance which might give rise to any such proceedings or dispute.

4.2.7
None of the shares in the capital of the UK Subsidiary was, or represents assets which were, the subject of a transfer at an undervalue (within the meaning of Part IX or Part VI of the Insolvency Act 1986) within the 5 years immediately prior to the date of this agreement.

5.	Directors

5.1
The only directors of the UK Company are the persons listed as such in part 1 of schedule 2, the only directors of the UK Subsidiary are the persons listed as such in part 2 of schedule 2 and the only directors of the HK Company are the persons listed as such in part 3 of schedule 2.

5.2	No person is a shadow director of any Group Company.

6.	Company administration

6.1
A true, complete and accurate copy of the memorandum and articles of association of the Company at the date of this agreement is included in the Disclosure Documents, which memorandum and articles of association contain all documents required to accompany them under section 36 of the Act.

6.2	The Company has at all times carried on its business and affairs in accordance with its constitution (at the relevant time).

6.3
Each register, minute book and other book which the Company is required by law to keep has been properly kept and contains a true, complete and accurate record of the matters which it is required to record. No notice has been received or allegation made that a register or book is incorrect or should be rectified.

6.4
The Company, its directors, officers and employees have all complied with all the provisions of the Act (or in the case of the HK Company and its respective directors, officers and employees, the Ordinance) in relation to the activities of the Company, and all returns, particulars, resolutions and other documents required by the provisions of the Act (or, in the case of the HK Company, the Ordinance) to be delivered on behalf of the Company to the Registrar of Companies (or the Hong Kong Companies Registry) or to any other authority, organisation, person or body:

6.4.1	have been properly made, delivered and filed;

6.4.2	were true, complete and accurate; and

6.4.3	were submitted within the relevant time period.

6.5	Neither the Company nor any class of its members has passed any resolution at annual general meetings which was special business.

6.6	There is no written resolution of the Company with a circulation date prior to the date of this agreement which has not yet been passed by the members or else lapsed in accordance with the Act.

6.7
All dividends and distributions declared, made or paid by the Company have been declared, made or paid in accordance with its constitution (at the relevant time), all applicable legislation and any agreement or arrangement made with any third party regulating the payment of dividends and distributions by the Company, true, complete and accurate copies of which agreements or arrangements are included in the Disclosure Documents.

6.8
The Company has not given any power of attorney or other authority by which a person may enter into an agreement, arrangement or obligation on the Company's behalf (other than an authority for a director, officer or employee to enter into an agreement in the normal and ordinary course of his duties).

7.	Information

7.1	The information set out in schedules 1, 2, 7 (other than part 5 of schedule 7) and 8 to this agreement is true, complete, accurate and not misleading.

7.2
The contents of the Dataroom (save for the reply to Gateley's due diligence questionnaire dated 5 September 2011 Question 27.2) is true, complete, accurate and not misleading and does not omit anything which makes such information untrue, inaccurate or misleading.

7.3
The financial information set out in the information memorandum dated May 2011 has been prepared on a combined (or aggregated) basis and a consolidation of that combined (or aggregated) financial information will not give materially different results. The financial projections for the fiscal year ending 31 March 2012 and the profit and loss and cash flow projections for the fiscal year ending 31 March 2013, provided to the Buyers in the course of the negotiations leading to this agreement, have been honestly and carefully prepared, having made all reasonable enquiries to ascertain, and taking into account, all information which is (or could reasonably be expected to be) relevant and are based on reasonable assumptions.

7.4
The information contained in the specific disclosures in the Disclosure Letter and the Disclosure Documents is true, complete, accurate and not misleading and does not omit anything which makes such information untrue, inaccurate or misleading.

8.	Accounts

8.1	General - UK

The UK Accounts (a true, complete and accurate copy of which is included in the Disclosure Documents):

8.1.1	comply with the Act and all other relevant statutes and statutory instruments;

8.1.2	have been prepared in accordance with generally accepted accounting principles and practices in the United Kingdom at the date on which the UK Accounts were approved by the directors;

8.1.3
comply with all financial reporting standards adopted or issued by The Accounting Standards Board applicable to a United Kingdom company as at the date on which the UK Accounts were approved by the directors;

8.1.4	have been audited by an auditor or firm of accountants qualified to act as auditors in the United Kingdom and the auditor's report on the UK Accounts is unqualified;

8.1.5	show a true and fair view of the financial position and state of affairs of the UK Group as at the Accounts Date and of its profit (or loss) and cash flow for the financial period ended on that date;

8.1.6
fully disclose all assets owned and/or used by the UK Group, make full reserve against all assets and fully provide for all bad and doubtful debts, accruals, liabilities and capital commitments of the UK Group (in each case whether actual, contingent, unquantified or disputed) and whether or not known or discernable by the UK Group or the Sellers;

8.1.7	make full provision for depreciation of fixed assets having regard to their original cost and estimated life;

8.1.8
contain or make direct reference to all information and factors necessary to determine accurately the gross profit margin (as that term is commonly understood) on the manufacture, sale or supply of products and/or supply of services by the UK Group;

8.1.9	do not overstate the value of any asset or understate any liability of the UK Group as at the Accounts Date;

8.1.10	have been prepared on a basis wholly consistent with that used for the preparation of the UK Group's accounts for the last three financial periods; and

8.1.11	have been filed in accordance with the requirements of the Act.

8.2	General - HK

The HK Accounts (a true, complete and accurate copy of which is included in the Disclosure Documents):

8.2.1	comply with the Ordinance and all other relevant statutes and statutory instruments;

8.2.2
have been prepared in accordance with generally accepted accounting principles and practices in Hong Kong at the date on which the HK Accounts were approved by the directors including all applicable Hong Kong Financial Reporting Standards (HKFRSs) which includes all applicable individual HKFRSs, Hong Kong Accounting Standards (HKASs) and Interpretations issued by the Hong Kong Institute of Certified Public Accountants (HKICPA), accounting principles generally accepted in Hong Kong and the requirements of the Ordinance;

8.2.3
comply with all financial reporting standards adopted or issued by the Hong Kong Institute of Certified Public Accountants applicable to a Hong Kong company as at the date on which the HK Accounts were approved by the directors;

8.2.4	have been audited by an auditor or firm of accountants qualified to act as auditors in Hong Kong and the auditor's report on the HK Accounts is unqualified;

8.2.5
show a true and fair view of the financial position and state of affairs of the HK Company as at the Accounts Date and of its profit (or loss) and cash flow for the financial period ended on that date;

8.2.6
fully disclose all assets owned and/or used by the HK Company, make full reserve against all assets and fully provide for all bad and doubtful debts, accruals, liabilities and capital commitments of the HK Company (in each case whether actual, contingent, unquantified or disputed) and whether or not known or discernable by the HK Company or the Sellers;

8.2.7	make full provision for depreciation of fixed assets having regard to their original cost and estimated life;

8.2.8
contain or make direct reference to all information and factors necessary to determine accurately the gross profit margin (as that term is commonly understood) on the manufacture, sale or supply of products and/or supply of services by the HK Company;

8.2.9	do not overstate the value of any asset or understate any liability of the HK Company as at the Accounts Date;

8.2.10	have been prepared on a basis wholly consistent with that used for the preparation of the HK Company's accounts for the last three financial periods; and

8.2.11	have been filed in accordance with the requirements of the Ordinance.

8.3	Tax - UK

8.3.1	Full provision or reserve has been made in the UK Accounts for all Tax assessed or liable to be assessed on the UK Group, or for which the UK Group is accountable, in respect of:

8.3.1.1	profits, gains or income earned, arising, accruing or received (or deemed to arise, accrue or to have been earned or received for any purpose);

8.3.1.2	transactions effected or deemed to have been effected; and

8.3.1.3	distributions made or deemed to have been made,

in each case as at the Accounts Date.

8.3.2	Full provision has been made in the UK Accounts for deferred Tax in accordance with generally accepted accounting principles and practices in the United Kingdom.

8.4	Tax - HK

8.4.1	Full provision or reserve has been made in the HK Accounts for all Tax assessed or liable to be assessed on the HK Company, or for which the HK Company is accountable, in respect of:

8.4.1.1	profits, gains or income earned, arising, accruing or received (or deemed to arise, accrue or to have been earned or received for any purpose);

8.4.1.2	transactions effected or deemed to have been effected; and

8.4.1.3	distributions made or deemed to have been made,

in each case as at the Accounts Date.

8.4.2	Full provision has been made in the HK Accounts for deferred Tax in accordance with generally accepted accounting principles and practices in Hong Kong.

8.5	Exceptional items

The results shown by the UK Accounts (and, in the case of the HK Company, the HK Accounts) were not materially affected by:

8.5.1	transactions of a nature not usually undertaken by the Company;

8.5.2	transactions or circumstances of an extraordinary, exceptional or non-recurring nature;

8.5.3	charges or credits relating to prior or subsequent financial periods; or

8.5.4	any change in the accounting policies or practices from those applied in the preparation of previous audited financial statements of the Company.

8.6	Valuation of stock and long-term contract balances

In the UK Accounts (and, in the case of the HK Company, the HK Accounts):

8.6.1
stock (except long-term contract balances) was valued in the same way as in the three preceding financial years and on the basis of the lower of cost or net realisable value based on a physical stock count;

8.6.2	the long-term contract balances were valued in the same way as in the three preceding financial years and on the basis of net cost less foreseeable losses and payments on account; and

8.6.3	all redundant and obsolete stock was written off and all slow-moving and damaged stock was written down appropriately.

8.7	Depreciation

8.7.1
The rates of depreciation and amortisation used in the audited accounts of the Company for the three financial years of the Company ended on the Accounts Date were sufficient to ensure that each fixed asset of the Company will be written down to nil by the end of its useful life.

8.7.2
The value of the fixed assets of the Company shown in the UK Accounts (and, in the case of the HK Company, the HK Accounts), is at cost less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

8.8	Off balance sheet financing

The Company has not engaged in any financing (including incurring any borrowing or indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the UK Accounts (or, in the case of the HK Company, the HK Accounts).

8.9	Management reports

8.9.1	There have been no reports concerning the Company by financial or management consultants within the three years ending on the date of this agreement.

8.9.2	There have been no management recommendation letters received by the Company or its board of directors from any auditor.

8.10	Auditor liability limitation agreements

The Company has not at any time entered into a liability limitation agreement (as defined in section 534 of the Act) with its auditors and there is no arrangement or agreement in place to do so.

9.	Management Accounts

9.1	The UK Management Accounts (and, in the case of the HK Company, the HK Management Accounts) (a true, complete and accurate copy of each of which is included in the Disclosure Documents):

9.1.1	have been prepared with due care and attention;

9.1.2
have been prepared in accordance with good management accounting practice on a basis consistent with previous management accounts prepared by the Company and the UK Accounts (or, in the case of the HK Company, the HK Accounts);

9.1.3
fully disclose all assets owned and/or used by the Company, make full reserve against all assets and fully provide for all bad and doubtful debts, accruals, liabilities (including Tax and deferred Tax) and capital commitments of the Company (in each case whether actual, contingent, unquantified or disputed);

9.1.4	accurately reflect the financial position and state of affairs of the Company as at the Management Accounts Date;

9.1.5	accurately reflect the trading and profit of the Company for the period from the Accounts Date to the Management Accounts Date; and

9.1.6	are consistent with the accounting records of the Company.

9.2	The results shown by the UK Management Accounts (and, in the case of the HK Company, the HK Management Accounts) were not materially affected by:

9.2.1	transactions of a nature not usually undertaken by the Company;

9.2.2	transactions or circumstances of an extraordinary, exceptional or non-recurring nature;

9.2.3	charges or credits relating to any prior or subsequent periods; or

9.2.4	any change in the accounting policies or practices from those applied in the preparation of previous management accounts of the Company.

10.	Records

10.1	The Records:

10.1.1	are in the Company's possession;

10.1.2	have at all times been fully and properly kept;

10.1.3	have at all times been kept in accordance with the law and generally accepted principles, standards and practices relating to all matters recorded in them;

10.1.4	are complete and accurate in respect of what should ordinarily be contained in them; and

10.1.5
show a true and fair view of all transactions entered into by the Company, its financial, contractual and trading position and its plant, machinery, vehicles, equipment, fixed and current assets and liabilities (actual and contingent), debtors, creditors, stock and work in progress.

10.2	None of the Records are recorded, stored, maintained, operated or otherwise dependent upon or held by any means which are not under the exclusive ownership and direct control of the Company.

10.3	No notice or allegation has been received or made that any of the Records are incorrect or should be rectified.

11.	Business since the Accounts Date

Since the Accounts Date:

11.1
the Company's business has been carried on in the normal and ordinary course without any interruption and substantially in the same manner (including nature and scope) and so as to maintain it as a going concern;

11.2
there has been no adverse change in the turnover or the financial or trading position  of the Company and trading has remained in line with the current year's budget and there is no fact or circumstance known to the Warrantors which might give rise to any such adverse change;

11.3	the Company has not, other than in the normal and ordinary course of its business:

11.3.1	acquired or disposed of, or agreed to acquire or dispose of, any business or asset; or

11.3.2	assumed or incurred, or agreed to assume or incur, a liability, obligation, expense or capital expenditure (whether, in any case, actual or contingent);

11.4
none of the fixed assets of the Company shown in the UK Accounts (or, in the case of the HK Company, the HK Accounts) or acquired by the Company since the Accounts Date has been lost, damaged or destroyed and there has been no material reduction in their value;

11.5
the Company has not made, or agreed to make, any material price reductions or allowances or price increases on sales of stock or the provision of its services other than in the ordinary course of business;

11.6	the value of the Company's net assets has not been reduced below that shown in the UK Accounts (or, in the case of the HK Company, the HK Accounts);

11.7
the Company has not incurred any expense or made any payment otherwise than in the normal and ordinary course of business and all payments received by the Company have been paid into a bank account of the Company and appear in the appropriate books of account;

11.8
the Company has not borrowed any money which it has not repaid (other than in the normal and ordinary course of its business within limits agreed with the Company's bankers) and no loan to or loan capital of the Company has been repaid, in whole or in part, or has become due and payable or liable (with or without notice or lapse of time or both) to be declared due and payable;

11.9
the Company has not been adversely affected by the termination, or a change in the terms, of an important agreement or by the loss of or material reduction in orders from a customer or the loss of or material reduction in any source of supply or product licence or by any abnormal factor not affecting similar businesses to a similar extent and there is no fact or circumstance known to the Warrantors which might give rise to any such adverse effect;

11.10	the Company has not paid or declared any dividend or other distribution, whether of capital or income;

11.11	the Company has not created, allotted, issued or acquired any share or loan capital, or made an agreement or arrangement or undertaken an obligation to do any of those things;

11.12	no resolution of the members of the Company (or any class thereof) has been passed; and

11.13
no payments have been made by the Company to or on behalf of any of the Sellers (or any person connected with any of the Sellers) other than the payment of salaries in the normal and ordinary course of business and at the rates set out in the Disclosure Letter.

12.	Assets

12.1
Each asset included in the UK Accounts (or, in the case of the HK Company, the HK Accounts) or acquired by the Company since the Accounts Date (other than stock disposed of in the normal and ordinary course of business) and each asset used by the Company or which is in the reputed ownership of the Company is:

12.1.1	legally and beneficially owned by the Company free from any Encumbrance;

12.1.2	where capable of possession, in the possession or under the control of the Company; and

12.1.3	situated in the United Kingdom (or, in the case of the HK Company, Hong Kong).

12.2
The Company has not sold or transferred or agreed to sell or transfer any of the assets referred to in paragraph 12.1 and the Company has not granted or agreed to grant any Encumbrance on or over any such assets. There has been no exercise or purported exercise of a claim for any Encumbrance on or over any of those assets and there is no dispute directly or indirectly relating to any of those assets.

12.3	None of the assets referred to in paragraph 12.1 has been purchased on terms that title does not pass to the Company until full payment is made by it to the supplier.

12.4	All plant, machinery, vehicles and equipment owned or used by the Company:

12.4.1	are in a good and safe state of repair and condition and are in working order;

12.4.2	have been regularly and properly maintained in accordance with manufacturers' recommendations;

12.4.3	are not expected to require replacement, enhancement, addition and/or repair within 12 months of Completion; and

12.4.4	will be capable of being used efficiently in the business of the Company following Completion.

12.5	The Company owns each asset necessary or desirable for the effective operation of its business as carried on at the date of this agreement and the Company does not make use of any asset which is not included in the UK Accounts (or, in the case of the HK Company, the HK Accounts).

12.6
There are maintenance contracts with independent specialist contractors in respect of all material assets of the Company, true, complete and accurate copies of which contracts are included in the Disclosure Documents.

12.7
The asset registers of the Company, true, complete and accurate copies of which are included in the Disclosure Documents, comprise a true, complete and accurate record of all the plant, machinery, vehicles and equipment owned or used by the Company and necessary for the continuation of the business of the Company.

13.	Hire purchase and leased assets

13.1
A true, complete and accurate list of all the assets (the "Leased Assets") used by the Company which are subject to a lease or hire, hire purchase, credit sale or conditional sale agreement, together with true, complete and accurate copies of all the contracts, agreements or arrangements to which those assets are subject, is included in the Disclosure Documents.

13.2	No circumstance has arisen or so far as the Warrantors are aware is likely to arise in relation to any Leased Asset whereby the rental payable has been or is likely to be increased.

13.3
All payments due under the relevant lease or hire, hire purchase, credit sale or conditional sale agreement in respect of the Leased Assets have been paid on the relevant due dates and such payments are fully up to date.

13.4
There are maintenance contracts with independent specialist contractors in respect of each Leased Asset which the Company is obliged to maintain or repair under the relevant lease or hire, hire purchase, credit sale or conditional sale agreement, true, complete and accurate copies of which contracts are included in the Disclosure Documents.

14.	Stock

14.1	The Company's stock (which term shall, in this paragraph 14, include raw materials, components, parts, work in progress, finished and partly finished goods and packaging material consumables) is:

14.1.1	not excessive and is adequate for the normal requirements of its business having regard to current orders and reasonably anticipated orders;

14.1.2	of satisfactory quality, in good condition and capable of being sold by the Company in the normal and ordinary course of its business in accordance with current prices, without rebate or allowance;

14.1.3	not damaged, slow moving, obsolete, unusable, or of limited value; and

14.1.4	included in the books of accounts of the Company at the lower of cost or net realisable value.

14.2
None of the stock referred to in the UK Accounts (or, in the case of the HK Company, the HK Accounts) has realised an amount less than the value that was placed on it in the UK Accounts (or HK Accounts).

14.3
All items of stock which are stored within containers or in other packaged form are properly labelled or marked and correspond accurately with the descriptions of the stock on such labels or markings or in the stock records to which such labels or markings clearly refer.

14.4
None of the Company's stock contains any defect (whether of design, manufacture, assembly, the use of materials therein or otherwise) which could give rise to a liability on the part of the Company to any third party if that stock or product incorporating it were subsequently sold by the Company.

14.5
The Company's stock complies fully, and will on sale in the normal and ordinary course of the Company's business comply fully, with all applicable laws, regulations and standards (including all applicable United Kingdom, Hong Kong, China and European Union laws, regulations and standards and those of any other country or jurisdiction into which such stock is sold) and any specifications agreed with customers of the Company.

14.6	None of the Company's stock contains Bisphenol A (BPA).

15.	Debts

15.1
No debt shown in the UK Accounts (or, in the case of the HK Company, the HK Accounts) or the Company's accounting records is overdue by more than 12 weeks or is the subject of an arrangement not made in the normal and ordinary course of business.

15.2
No debt which was included in the balance sheet to the UK Accounts (or, in the case of the HK Company, the HK Accounts) or which has arisen since the Accounts Date, has been realised for less than its full face value, has been released, deferred, subordinated or written off or has become irrecoverable in whole or in part.

15.3
A true, complete and accurate list of all trade debts owed to the Company as at 30 September 2011 is included in the Disclosure Documents.  So far as the Warrantors are aware, save as Disclosed, all trade debts owing at Completion will realise their full face value in the normal and ordinary course of business and, in any event, within 120 days of Completion and none of them is subject to dispute, counterclaim or set off nor so far as the Warrantors are aware is there any fact or circumstance which might give rise to any such dispute, counterclaim or set off.

15.4
The Company is not entitled to the benefit of any debt shown in the UK Accounts (or, in the case of the HK Company, the HK Accounts) or the Company's accounting records otherwise than as the original creditor and (save as Disclosed) is not, and has not agreed to become, a party to any factoring or discounting arrangement in respect of any such debts.

15.5	No debt owed to the Company has arisen otherwise than as a result of the supply of goods and/or services by the Company in the normal and ordinary course of its business.

15.6	The HK Company is not owed any sums other than amounts outstanding between the UK Group and the HK Company.

16.	Intellectual Property

16.1	Ownership

16.1.1	So far as the Warrantors are aware, the Company Intellectual Property is valid and nothing has been done or omitted to be done by which it may cease to be valid.

16.1.2
The Company Intellectual Property is either legally and beneficially owned by the Company alone, free from any Encumbrance or it is licensed to the Company, pursuant to an Intellectual Property Agreement.

16.1.3	All moral rights subsisting in relation to the Company Intellectual Property owned by the Company have been irrevocably and unconditionally waived.

16.1.4
The Company has not granted in the three years preceding the date of this agreement and is not obliged to grant a licence, assignment or other right in respect of any of the Company Intellectual Property.

16.2	Claims and infringements

16.2.1
So far as the Warrantors are aware, the Company Intellectual Property is not and, will not be the subject of a claim or opposition from any person (including an employee or former employee of the Company) as to title, validity, enforceability, entitlement or otherwise.

16.2.2
There is, and has been, no civil, criminal, arbitration, administrative or other proceeding, including any infringement proceedings, or so far as the Warrantors are aware, any other dispute against the Company in any jurisdiction concerning any of the Company Intellectual Property (except that it is understood to exclude proceedings issued but not yet served).  No civil, criminal, arbitration, administrative or other proceeding concerning any of the Company Intellectual Property is pending or threatened by or against the Company.  So far as the Warrantors are aware, no fact or circumstance exists which might give rise to a proceeding of that type.

16.2.3	The activities, processes, methods, products or services carried out, used, manufactured, dealt in or supplied on or before the date of this agreement by the Company:

16.2.3.1	do not involve the unlicensed use of a third party's Intellectual Property or confidential information;

16.2.3.2	do not at the date of this agreement, nor did they at the time carried out, used, manufactured, dealt in or supplied, infringe the Intellectual Property (including moral rights) of another person; and

16.2.3.3	have not given, and, so far as the Warrantors are aware, will not give, rise to a claim against the Company or a liability to pay compensation.

16.2.4
So far as the Warrantors are aware, no third party has made, is making or is likely to make any unauthorised use of any of the Company Intellectual Property or has infringed or is infringing any Company Intellectual Property.

16.2.5	So far as the Warrantors are aware, neither the Company nor any other contracting party to any Intellectual Property Agreement is in breach of such agreement.

16.3	Adequacy of Company Intellectual Property

16.3.1	The Company Intellectual Property comprises all the Intellectual Property necessary for the Company to operate its business as carried on at the date of this agreement.

16.3.2
There is no Company Intellectual Property or Intellectual Property Agreement, due to lapse, expire or terminate within the next three calendar years, the loss, termination or expiry of which would cause material adverse effect to the Company.

16.3.3
All Company Intellectual Property will either be owned by the Company, or available for use subject to an Intellectual Property Agreement, on substantially the same terms and conditions immediately following Completion and none of these rights shall, so far as the Warrantors are aware, be adversely affected by anything contemplated by this agreement.

16.4	Creation of Intellectual Property

All Company Intellectual Property which is owned by and has been created, developed or discovered by any persons retained, commissioned, employed or otherwise engaged by the Company from time to time is fully vested in the Company and no claim for compensation under section 40 of the Patents Act 1977 or section 58 of the Patents Ordinance (cap.154 of the laws of Hong Kong)  (or otherwise under any analogous or equivalent legislation anywhere in the world) has been made or, so far as the Warrantors are aware, is likely to be made against the Company.

16.5	Dealings in and maintenance of Company Intellectual Property

16.5.1
So far as the Warrantors are aware any use of Company Intellectual Property by any third party is subject to an Intellectual Property Agreement, details of which are set out in the Disclosure Letter and a true, complete and accurate copy of which is included in the Disclosure Documents. The Company has not authorised any use of, or granted any rights under, the Company Intellectual Property other than as set out in the Disclosure Letter.

16.5.2
So far as the Warrantors are aware nothing has been done or omitted to be done which jeopardises the validity or subsistence of any Company Intellectual Property or constitutes a breach of any Intellectual Property Agreement concerning the Company Intellectual Property.

16.5.3
All Intellectual Property Agreements concerning the Company Intellectual Property, which are material to the Company's business as at the date of this agreement, are valid (in the Warrantors opinion) and in force (and where applicable have been recorded at the relevant registry).  Details of those agreements are set out in the Disclosure Letter and true, complete and accurate copies of them are included in the Disclosure Documents.

16.5.4	All material documents concerning title to and interest in the Company Intellectual Property (including registration certificates) form part of the records of the Company.

16.5.5
The Company has received no adverse opinion either from its advisors or from any applicable registry in respect of an application for any Company Intellectual Property, the failure to gain registration of which would adversely affect the Company.

16.5.6	So far as the Warrantors are aware the Company has taken all steps necessary to maintain and protect the Company Intellectual Property.

17.	Confidential Information and Technical Information

17.1
So far as the Warrantors are aware the Confidential Information and Technical Information is legally and beneficially owned by the Company alone, free from any licence, Encumbrance or restriction on use.

17.2
So far as the Warrantors are aware the Confidential Information and Technical Information has at all times been kept strictly confidential by the Company and this confidentiality has not at any time been breached.

17.3
So far as the Warrantors are aware the Company has not disclosed any Confidential Information or Technical Information to any person except where such disclosure was properly made in the normal and ordinary course of the Company's business pursuant to a legally binding confidentiality agreement (the details of which are set out in the Disclosure Letter and a true, complete and accurate copy of which is included in the Disclosure Documents) which requires the recipient to keep such information confidential, to use it only for the purpose for which it was disclosed by the Company and which prevents the recipient from further disclosing it.

18.	Computer Systems

18.1	The Company is the owner of all elements of the Computer Equipment free from all Encumbrances.

18.2	The Computer Systems have sufficient capacity for the efficient carrying on of the Company's business as at the date of this agreement.

18.3
Details of the Computer Equipment and of all Computer Software are set out in the Disclosure Letter and true, complete and accurate copies of all escrow agreements and (where the warranties have not expired) development agreements in respect of that Computer Software are included in the Disclosure Documents.  Details of all licences of Computer Software are set out in the Disclosure Letter.  The licences of that Computer Software have been complied with in all material respects by the Company.

18.4	Details of any Computer Software used by the Company in which the Intellectual Property is owned by the Company are set out in the Disclosure Letter.

18.5	True, complete and accurate copies are included in the Disclosure Documents of all maintenance and support agreements in place in respect of the Computer Systems.

18.6	The individual components and items which together constitute the Computer Systems are compatible with each other and are not to any material extent redundant.

18.7
The Company's employees at the date of this agreement include a sufficient number of persons who are sufficiently technically competent and appropriately trained to ensure the proper operation and use of the Computer Systems.

18.8
No third party has any right to prevent the Company from continuing to use the Computer Systems except pursuant to provisions contained in the documents referred to in paragraph 18.3 and no such right has been exercised or, so far as the Warrantors are aware, has arisen.

18.9
None of the Company's records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access to or from such records, systems, controls, data or information) are not under the exclusive ownership and direct control of the Company.

18.10	Details of the Company's disaster recovery plan in respect of damage to or destruction of some or all of the Computer Systems is set out in the Disclosure Letter.

18.11
The Company has prudent procedures in place to ensure the security of the Computer Systems and data stored on it.  Details of the Company's procedures for taking and storing on site and off site back up copies of the Computer Software and all data stored on the Computer Equipment are set out in the Disclosure Letter.

18.12
The Company is not a party to a facilities management agreement (whether as a provider or a recipient of services) nor is the Company a subscriber to or provider of bureau, out sourcing or similar services.

18.13
In the 12 month period immediately preceding the date of this agreement, the Company has not suffered any failure or breakdown of any of the Computer Systems which caused a material interruption to its business.

18.14	The Company has in its possession or control all executable versions of all Computer Software in both source and object code as disclosed pursuant to in paragraph 18.3.

18.15	The Computer Software is able to perform where necessary for Company's business all the monetary transactions of the Company's business in euro and in HK dollars in addition to sterling; and

19.	Contracts

19.1	The Disclosure Documents contain true, complete and accurate copies of all material contracts to which the Company is a party, whether or not in the normal and ordinary course of business.

19.2
No unfulfilled order has been received, and no tender, quotation or offer has been made, by the Company otherwise than in the normal and ordinary course of business on terms calculated to yield a gross profit margin consistent with the prudent conduct of the business of the Company.

19.3	The Company is not a party to or subject to any contract, agreement, transaction or arrangement or subject to any liability which:

19.3.1	is of an unusual, onerous or abnormal nature or is not of an entirely arms' length nature;

19.3.2	is outside the normal and ordinary course of business:

19.3.3	is for a fixed term of more than six months or for an indefinite term incapable of termination in accordance with its terms on not more than 90 days' notice served by the Company at any time;

19.3.4	is of a long term nature (that is unlikely to have been fully performed in accordance with its terms within six months of the date on which it was entered into);

19.3.5	involves an aggregate outstanding expenditure by the Company of more than £10,000;

19.3.6	cannot be readily performed by the Company without undue expenditure or application of money, effort or personnel;

19.3.7	is one by which the Company grants or is granted sole or exclusive rights;

19.3.8	is a distributorship, agency, franchise or management agreement or arrangement;

19.3.9	involves payment by any party by reference to fluctuations in the index of retail prices or any other index or in a currency other than sterling or Hong Kong dollars;

19.3.10	is for a loan, guarantee, indemnity or suretyship;

19.3.11	is of a loss making nature (that is likely to result in a loss to the Company on completion of the Company's obligations);

19.3.12	involves, or is likely to involve, the manufacture, sale or supply of goods the aggregate sales value of which will be more than 5% of the Company's turnover for the preceding financial year;

19.3.13	has or is likely to have a material adverse effect on the financial or trading position or prospects of the Company;

19.3.14	confers or purports to confer a benefit or right on any person who is not a party to the relevant contract, agreement or arrangement.

19.4
All the material contracts, agreements or arrangements to which the Company is a party are in full force and effect and constitute valid and binding obligations on the parties to such contracts, agreements and arrangements which are enforceable in accordance with their terms.

19.5
Neither the Company nor the Warrantors have any knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, a contract, agreement or arrangement to which the Company is a party. No party with whom the Company has entered into a contract, agreement or arrangement has given notice of its intention to terminate, or has sought to repudiate or disclaim, the contract, agreement or arrangement. The Company has received no written notice of any actual or proposed changes to the prices, royalties or any other material terms of any contract, agreement or arrangement to which it is a party.

19.6
The contracts, agreements and arrangements entered into by the Company have been duly complied with, no party to such a contract, agreement or arrangement is in material breach of any such contract, agreement or arrangement and so far as the Warrantors are aware there is no fact or circumstance which might give rise to a such breach. No contract, agreement or arrangement to which the Company is a party is the subject of any dispute or claim and so far as the Warrantors are aware there is no fact or circumstance which might give rise to any such dispute or claim.

19.7
There has been no delay, negligence or other default on the part of the Company and no event has occurred which, with the giving of notice or passage of time, could constitute a material breach by the Company of any of its obligations under any contract, agreement or arrangement to which it is a party.

19.8
So far as the Warrantors are aware none of the other parties to any contract, agreement or arrangement to which the Company is a party is entitled to exercise any set off or counterclaim or to delay or withhold payment of any monies falling due under that contract, agreement or arrangement or to make payment to any party other than the party specified in such contract, agreement or arrangement.

19.9	The Company has not been a party to a transaction to which sections 190, 197, 198, 201, 203 or 223 of the Act apply.

19.10
The Company has not, within the 5 year period prior to Completion, paid any compensation to a third party agent in accordance with the terms of the Commercial Agents (Council Directive) Regulations 1993, and/or the national implementing legislation of the European Directive relating to Self Employed Commercial Agents (861/653/EE) in other European Union member states. There is no fact or circumstance which might give rise to a claim for such compensation being made against the Company.

20.	Joint ventures and partnerships

20.1
The Company is not, nor has it agreed to become, a member of any joint venture, consortium, European Economic Interest Grouping, partnership or other unincorporated association or a party to any agreement or arrangement for sharing profit, commissions or other income.

20.2
The Company is not a member of any partnership, trade association, society or other group, whether formal or informal, and whether or not having a separate legal identity and no such body is relevant to or has any material influence over the Company.

21.	Trading

21.1	General

21.1.1	The Company does not use any name for any purpose other than its full corporate name.

21.1.2
The Company does not have, and has not conducted any part of its business through, any branch, place of business or agency outside the United Kingdom or Hong Kong. The Company does not have any substantial assets outside the United Kingdom or Hong Kong.

21.1.3
No agent, distributor, representative, supplier or other party (not being an employee) is entitled to any fixed or varying payment or credit in connection with the Company's business past, present or future.

21.1.4	During the year ending on the date of this agreement no substantial customer or supplier or licensor of the Company has:

21.1.4.1	stopped, or indicated an intention to stop, trading with or supplying the Company;

21.1.4.2	reduced, or indicated an intention to reduce, to a material extent its trading with or supplies to the Company; or

21.1.4.3	changed, or indicated an intention to change, the terms on which it is prepared to trade with or supply the Company (other than normal price and quota changes).

21.1.5	So far as the Warrantors are aware no substantial customer or supplier or licensor of the Company is likely to:

21.1.5.1	stop trading with or supplying the Company;

21.1.5.2	reduce to a material extent its trading with or supplies to the Company; or

21.1.5.3	change the terms on which it is prepared to trade with or supply the Company (other than normal price and quota changes).

21.1.6
So far as the Warrantors are aware the attitude of clients, customers, suppliers, licensors and employees with regard to the Company will not be prejudicially affected by the execution or performance of this agreement or a document to be executed at or before Completion.

21.2	Customers

21.2.1	No customer (including any person connected with such customer) accounts for more than 5% of the aggregate value of all sales made by the Company in the 12 months ending on the date of this agreement.

21.2.2
A true, complete and accurate list of all customers of the Company who have made purchases from the Company having an aggregate value in excess of £25,000 during the 12 months preceding the date of this agreement is included in the Disclosure Documents.

21.2.3
The Company has not entered into an agreement or arrangement with a client, customer or supplier on terms materially different to its standard terms of business, a true, complete and accurate copy of which is included in the Disclosure Documents.

21.2.4
Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the normal and ordinary course of business, the Company has not given a condition or warranty, or made a representation, in respect of goods manufactured or sold (or agreed to be manufactured or sold), or services supplied (or agreed to be supplied), by it nor has the Company accepted an obligation that could give rise to a liability after the goods have been manufactured or sold, or services have been supplied, by it.

21.3	Suppliers

21.3.1
No supplier (including any person connected with such supplier) accounts for more than 5% of the aggregate value of all purchases made by the Company in the 12 months ending on the date of this agreement.

21.3.2
A true, complete and accurate list of all suppliers of the Company from whom the Company has made purchases having an aggregate value in excess of £25,000 during the 12 months preceding the date of this agreement is included in the Disclosure Documents.

21.3.3
The Company has paid its creditors within the times agreed with them.  A true, complete and accurate list of all creditors of the Company as at 30 September 2011 is included in the Disclosure Documents.

21.3.4
No supplier to the Company is entitled to charge interest in respect of any monies owed to it by the Company. The Company has no liability (whether actual or contingent) for unpaid interest in respect of the late payment of any invoice or other liability paid or settled prior to Completion.

22.	Defective products or services

22.1
The Company has not manufactured, sold or supplied goods or services which are or were or will become faulty or defective or which do not comply with any warranties or representations expressly or impliedly (whether by statute, common law or otherwise) made by it or with any applicable laws, regulations, standards and requirements.

22.2
Full details of all customer claims, complaints or returns relating to the Company that have occurred during the 12 months ending on the date of this agreement are contained in the Disclosure Letter. There are no outstanding claims against the Company in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance of equipment or otherwise relating to liability for goods manufactured, sold or supplied, or services supplied, or to be so manufactured, sold or supplied by the Company and no such claims are threatened or anticipated.

22.3
The Company has not accepted any liability or obligation to service, repair, maintain, take back or otherwise do or not do anything in respect of any goods manufactured, sold or supplied, or services supplied, by the Company.

22.4	The Company has not received and so far as the Warrantors are aware is not likely to receive a prohibition notice, a notice to warn or a suspension notice under the Consumer Protection Act 1987.

22.5	The Company does not and has not at any time manufactured, sold or supplied products which contain Bisphenol A (BPA).

23.	Data protection and privacy

23.1	The Company has at all times fully complied with, and at the date of this agreement fully complies with, the Data Protection Legislation including:

23.1.1	the data protection principles;

23.1.2	the requirements relating to notification of processing of personal data;

23.1.3	data subject access requests;

23.1.4	the obtaining of appropriate consents for direct marketing; and

23.1.5	the creation and regular maintenance of appropriate suppression lists.

23.2	Full details of the Company's registration under the Data Protection Act 1998 are set out in the Disclosure Letter.

23.3
No information notice or enforcement notice or other correspondence has been received by the Company from the Information Commissioner or any other competent authority or industry body alleging non-compliance or requiring compliance with the Data Protection Legislation and so far as the Warrantors are aware there is no fact or circumstance that might give rise to the issue of any such notice or correspondence.

23.4
There is no claim or action, or so far as the Warrantors are aware any fact or circumstance that might give rise to a claim or action, against the Company for non-compliance with the Data Protection Legislation.

23.5
The UK Company and the UK Subsidiary are not required to register with the Information Commissioner as "data controllers" for the purposes of the Data Protection Act 1998 or any other Data Protection Legislation.

24.	Distance selling and e-commerce

24.1	The Company has at all times fully complied with, and at the date of this agreement fully complies with, the Distance Selling Legislation including:

24.1.1	the provisions relating to the provision of information; and

24.1.2	the provisions relating to cancellation periods.

24.2	The Company has at all times fully complied with and currently complies with the E-Commerce Legislation including:

24.2.1	the provisions relating to the technical steps the customer must follow to conclude the contract; and

24.2.2	the provisions relating to the provision of information.

24.3
No correspondence has been received by the Company from the Office of Fair Trading or any other competent authority or industry body alleging non-compliance or requiring compliance with the Distance Selling Legislation or the E-Commerce Legislation and so far as the Warrantors are aware there is no fact or circumstance that might give rise to any such correspondence.

24.4
There is no claim or action, or so far as the Warrantors are aware any fact or circumstance that might give rise to a claim or action, against the Company for non-compliance with the Distance Selling Legislation or the E-Commerce Legislation.

25.	Litigation

25.1
Except in relation to the collection of unpaid debts arising in the normal and ordinary course of business which do not exceed £10,000 in aggregate, neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, or has during the two years ending on the date of this agreement been involved, in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. No civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

25.2
So far as the Warrantors are aware, there is no fact or circumstance which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable nor has the Company been concerned or involved in any act, event or omission which may give rise to such matters after the date of this agreement.

25.3
There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable.

26.	Compliance

26.1	General

26.1.1
The Company has at all times carried on its business and used and dealt with its assets in compliance with all applicable legal and administrative requirements, laws and regulations whether of the United Kingdom, Hong Kong or elsewhere.

26.1.2
There has been no violation of, or default with respect to, any statute, regulation, directive, order, decree or judgement of any court or any governmental agency of the United Kingdom or of Hong Kong (or any other country in which the Company conducts business) by the Company.

26.1.3	Neither the Company nor, so far as the Warrantors are aware, any officer or employee of the Company has committed any criminal, illegal or unlawful act or breach of contract or any legislation.

26.1.4
The Company does not carry on (and has not, at any time when not an authorised person under Part III of the Financial Services and Markets Act 2000, carried on) a regulated activity in the United Kingdom within the meaning of section 22 of the Financial Services and Markets Act 2000.

26.1.5	The Company is not and has not at any time been engaged in any activity governed by any consumer credit laws.

26.1.6	There is no outstanding liability for any industrial training levy or for any other statutory or governmental levy or charge in relation to the Company or any present or former employees.

26.2	Investigations

26.2.1
The Company is not currently, nor has it ever been, the subject of any governmental or other investigation, enquiry or disciplinary proceeding in any jurisdiction, no such investigation, enquiry or proceeding is pending or threatened and so far as the Warrantors are aware there is no fact or circumstance which might give rise to any such investigation, enquiry or proceeding.

26.2.2
So far as the Warrantors are aware no report has been made about the Company and/or its directors or employees to the Serious Organised Crime Agency or the Commercial Crimes Bureau or Independent Commission Against Coruption of Hong Kong.

26.3	Unlawful payments

26.3.1
Neither the Sellers, the Company, any person for whose acts or defaults the Company may be vicariously liable nor any associated person of the Company (as defined in section 8 of the Bribery Act 2010) has:

26.3.1.1	induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution, gift, or other inducement;

26.3.1.2	offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee;

26.3.1.3	engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010; or

26.3.1.4	directly or indirectly made an unlawful contribution to a political activity.

26.3.2
The Company has in place adequate procedures (in accordance with the guidance published by the Secretary of State under section 9 of the Bribery Act 2010) designed to prevent any associated person (as referred to in paragraph 26.3.1 above) from bribing another person for the Company's benefit.

26.3.3	The Company has not:

26.3.3.1	acquired any asset with monies representing the proceeds of crime; or

26.3.3.2	at any time received monies representing the proceeds of crime.

26.3.4	The Sale Shares were not purchased or subscribed for by the Sellers with monies representing the proceeds of crime.

26.4	Brokerage or commissions

No person is entitled to receive from the Company a finder's fee, brokerage or commission in connection with this agreement or anything contained in it and the Company is not liable to pay to any of its directors, employees, agents or advisors any sum whatsoever in connection with the sale of the Sale Shares.

27.	Permits

27.1
For the purposes of this paragraph 27, "Permit" shall mean a permit, licence, consent, approval, certificate, qualification, specification, registration or other authorisation, or a filing of a notification, report or assessment, necessary in any jurisdiction for:

27.1.1	the proper and effective operation of the Company's business;

27.1.2	the Company's ownership, possession, occupation or use of any of its assets;

27.1.3	the importation, sourcing, manufacture, sale or supply of any goods or services by the Company; or

27.1.4	the marketing of such goods or services.

27.2
The Company has obtained and complied with the terms and conditions of each Permit, full details of which are set out in the Disclosure Letter and true, complete and accurate copies of which are included in the Disclosure Documents.

27.3
Each Permit is in full force and effect and is unconditional or subject only to a condition that has been satisfied (and nothing more remains to be done under the condition).  No expenditure or work is or will be necessary to comply with, maintain or obtain a Permit.  There is no indication that any Permit might be revoked, suspended, cancelled, varied or not renewed and each action required for the renewal or extension of each Permit has been taken.  No Permit and no condition to which any Permit is subject is personal to the Sellers and there is no fact or circumstance which indicates that equivalent Permits (on no less favourable terms) would not be granted to the Company following the acquisition of the Sale Shares by the Buyers.

28.	Health & safety

28.1
The Company has complied with all of its obligations and duties under all Health & Safety Laws, and the activities of the Company are and have always been carried on in accordance with all relevant Health & Safety Laws.

28.2	There is no fact or circumstance which constitutes a breach of any Health & Safety Laws by the Company.

28.3
There are no civil, criminal, arbitration or administrative actions, claims or proceedings pending or threatened against the Company arising from or relating to any Health & Safety Laws and so far as the Warrantors are aware there is no fact or circumstance which might lead to any such action, claim or proceeding.

28.4
The Company has not received any communication from any regulatory authority with regard to any alleged breach of Health & Safety Laws and there have been no complaints, investigations, enquiries, requests for information or other formal or informal indications of any possible claims or legal actions in respect of Health & Safety Matters from any person including any neighbour, current or former employee, or regulatory authority.

28.5
The Company has not been, and is not currently being, investigated by any person, regulatory body, local authority, court or competent organisation in relation to Health & Safety Matters, and, so far as the Warrantors are aware, there is no fact or circumstance which could result in the Company being subject to any such investigation.

29.	Environmental Matters

29.1	The activities of the Company are, and have at all times, been carried on in compliance with all relevant Environmental Laws.

29.2
The Company has obtained all Environmental Licences and full details of all Environmental Licences are set out in the Disclosure Letter, together with all amendments to or variations from such licences. No other Environmental Licences are required by the Company.

29.3
All fees payable in relation to any such Environmental Licence have been paid and there has been no default in the observance of any Environmental Licence by the Company, its officers, employees, consultants or agents. No application for an Environmental Licence is pending.

29.4
No steps have been taken for the revocation, cancellation, withdrawal, variation or surrender of any Environmental Licence and no fact or circumstance exists which might give rise to any revocation, cancellation, withdrawal, amendment, variation or restriction upon transfer of any Environmental Licence or which would prevent compliance with any of its terms.

29.5	The Company has not received any claim, notice, requirement or complaint from any person, regulatory body, court or competent organisation in respect of Environmental Matters which:

29.5.1	might prevent the continued use of any part of a Property in the manner and for the purpose for which it is now being used;

29.5.2	requires any remedial work to a Property or the clearance or removal from a Property of any Relevant Substance; or

29.5.3	alleges any breach of any Environmental Law,

and so far as the Warrantors are aware there is no fact or circumstance which might give rise to any such claim, notice, requirement or complaint.

29.6
There has been no deposit, keeping, tipping, storage, treating, importing, exporting, transporting, processing, manufacture, collection or production of any Relevant Substance at, above, upon, in, under, to or from any Property.

29.7
The Company has received no notice or complaint of leaching or migration of any Relevant Substance into any land adjoining any Property or of any unauthorised emission, release or discharge of any Relevant Substance from any Property.

29.8	There is, and has been, no underground storage tank at any Property.

29.9
So far as the Warrantors are aware, no property in the vicinity of any Property has been used as a landfill nor has there been any release, discharge or disposal of any Relevant Substance by any person in the vicinity of any Property.

29.10
No process or activity has been carried on at any Property which has caused, will cause or may cause pollution of the environment or harm to human health (in each case within the meaning of the EPA) or will result in a legally enforceable obligation on the Company in respect of such pollution or harm to human health.

29.11
No process or activity has been carried on at any Property which has resulted in any water standing on or running through either any Property or any site adjacent to any Property (whether a natural or man-made watercourse or by percolation).

29.12
The Properties are not, and have not been, affected by any surface or subterranean working of mines and minerals. The ground conditions of each Property is not unsuitable for the construction and development of the structures of the type and size of the structures now erected on that Property or any other structures.

29.13
The Company currently satisfies the conditions attaching to authorisations required under section 6 of the EPA. The Warrantors are not aware of any changes likely to occur in the foreseeable future to such conditions.

29.14	No works have been carried out at any Property in relation to Environmental Matters by any statutory authority in respect of which such authority is entitled to recover its costs.

29.15	The Company does not meet the qualifying criteria for, and is not required to participate in, the CRC Energy Efficiency Scheme established by the CRC Energy Efficiency Scheme Order 2010.

30.	Competition

30.1	The Company is not nor has it ever been a party to any agreement, arrangement or practice, nor has it engaged in any course of conduct or practice which:

30.1.1
has been the subject of any enquiry or investigation under the Fair Trading Act 1973, the Competition Act 1980 or the Enterprise Act 2002 or under any competition or anti-trust law anywhere in the world;

30.1.2	infringes or has infringed the Competition Act 1998 or the Enterprise Act 2002 (whether or not it was or is exempted or excluded under the Competition Act 1998);

30.1.3
infringes or has infringed Article 10(1) of the Treaty of the Functioning of the European Union ("TFEU") (previously Article 81 of the EC Treaty) (whether or not it is or was exempted under Article 101(3) of the TFEU (previously Article 81(3) of the EC Treaty)) or Article 102 of the TFEU (previously Article 82 of the EC Treaty);

30.1.4	infringes or has infringed any competition, anti-trust or restrictive trade practices law, rule or regulation anywhere in the world;

30.1.5
is or has been the subject of any measure, including any undertaking or commitment on the part of the Company to, or any requirement, decision or order of, the Restrictive Practices Court, the Director General of Fair Trading, the Office of Fair Trading, the Secretary of State for Business, Innovation and Skills (or any predecessor), the European Commission, the Court of Justice of the European Communities or the Competition Appeal Tribunal or to any other competition or regulatory authority, tribunal or court anywhere in the world; or

30.1.6
is or has been the subject of any fine or penalty, imposed or threatened to be imposed, for any reason including infringement of any law, regulation, administrative provision or similar matter relating to fair competition, anti-trust, monopolies, mergers or similar matters by the European Commission, the Office of Fair Trading, the Competition Commission or any authority, court or tribunal of competent jurisdiction of any country having jurisdiction in anti-trust matters.

30.2
Neither the Company nor any of its directors, agents or employees has made any application to the European Commission or any other competition authority for a declaration of inapplicability, for negative clearance, for leniency or for a letter of comfort in respect of any agreement, decision or practice relating to the business of the Company.

30.3
The Company has not received a notice of any breach by it of any competition, anti-trust, anti-restrictive trade practice or consumer protection law, rule or regulation anywhere in the world nor is it, or has it ever been, under or subject to or required or invited to participate in, any investigation, enquiry, report or order by or by reference to any regulatory authority under any such law, rule or regulation.

30.4
The Company is not a party or otherwise bound under the terms of any agreement or arrangement which restricts the Company's freedom to carry on the whole or any part of its business or to use or exploit any of its assets in any part of the world as it thinks fit.

30.5
The Company has not received, nor is it due to receive, any aid granted by a member state of the European Union or through state resources within the meaning of Article 107 of the TFEU (previously article 87(1) of the EC Treaty).

30.6
The Company has not within the last two years been party to any merger, concentration or other similar arrangement which was capable of review by any anti-trust or similar authorities in any jurisdiction.

31.	Insurance

31.1
Full, complete and accurate particulars of all insurance and indemnity policies maintained by the Company or in which the Company has an interest (together, the "Policies"), including all endorsements on such Policies, are set out in the Disclosure Letter.

31.2
Each of the Policies is valid and enforceable and is not void or voidable. Neither the Company, nor any director, employee or agent of the Company, has done anything or omitted to do anything which might make any of the Policies void or voidable.

31.3
All premiums due in respect of such Policies have been duly and punctually paid and the Company has not done or omitted to do anything which might result in an increase in the premium payable under any of the Policies.

31.4
Each asset of the Company capable of being insured has at all times been, and is at the date of this agreement, insured in an amount representing its full replacement or reinstatement value against all such risks as are normally insured by businesses similar to that of the Company.

31.5
The Company has at all times been and is at the date of this agreement adequately insured against accident, damage, injury, third party loss (including product liability), loss of profits and all other risks normally insured against by a person operating the type of business operated by the Company.

31.6	The Company has not at any time been refused any insurance or only offered an insurance policy at a cost substantially higher than the normal market rate for such insurance.

31.7	The Company has never received a report or recommendation from its insurance brokers or other advisors which has not been implemented in full.

31.8	The Company has not failed to disclose to an insurer in relation to any insurance policy any information which such insurer would consider to be material for disclosure.

31.9	There is no claim outstanding under any of the Policies and so far as the Warrantors are aware there is no fact or circumstance which might give rise to such a claim.

31.10	The Company has not acquired any benefit under any policy of insurance otherwise than as original beneficial owner.

31.11
The insurance and indemnity policies referred to in paragraph 31.1 of this schedule 4, copies of all of which are attached at document 12.1 of the Disclosure Documents, were all renewed on or before 31 October 2011 and provide cover in accordance with their terms for the period up to and including 31 October 2012.  All such policies are capable of cancellation or termination by the Company at any time during such period of cover without incurring any cancellation or termination payment, break fee, short rate penalty or similar.  The Company is entitled to a full refund of the pro-rata premium for the unelapsed period on any such cancellation or termination.

32.	Employees

32.1	General

32.1.1
In this paragraph 32 "Employees" shall mean all the employees, workers and officers of the Company and Iain Coe, James Poulter and Gerry Garley, such three named individuals comprising all of the individuals who are engaged by the Company to supply services to the Company either personally or through a third party.

32.1.2
In this paragraph “Consultancy Contract” shall mean a contract between the Company and another party under which such other party has agreed to provide services personally or to provide the services of a particular individual or a substitute for that individual (save that this excludes any third party professional adviser whose business relationship with the Company is such that the retainer may be terminated by the Company without any liability incurred by the Company whether contractual or otherwise).

32.1.3	The Company is not a party to a Consultancy Contract.

32.1.4
All contracts between the Company and its Employees can be terminated by three months' notice or less without giving rise to a claim for damages for wrongful dismissal or breach of contract. The Company has not received notice of resignation from any Employee and the Warrantors have no reason to believe that the sale of the Sale Shares to the Buyers will result in any officer or person occupying a senior, managerial, technical or sales position leaving the Company.

32.1.5
There is no contract between the Company and any Employee or former Employee which has been terminated but in respect of which the Company has a legal  obligation to re-instate or re-engage that person.

32.1.6	The Disclosure Documents contain details of:

32.1.6.1	the total number of the Company's Employees including details of those who are on maternity leave or absent because of disability or other long-term leave of absence;

32.1.6.2
the name, date of start of employment, period of continuous employment, salary and other benefits and age of each Employee and, where an Employee has been continuously absent from work for more than one month, the reason for the absence;

32.1.6.3	the express terms of the contract of each Employee;

32.1.6.4
any disciplinary procedure taken against an Employee within the two years ending on the date of this agreement in circumstances where the Employment Act 2002 (Dispute Resolution) Regulations 2004 apply; and

32.1.6.5	any grievance procedure taken by an Employee within the two years ending on the date of this agreement in circumstances where the Employment Act 2002 (Dispute Resolution) Regulations 2004 apply.

32.1.7	Since the Accounts Date:

32.1.7.1
the basis of the remuneration payable to the Employees has not altered and the Company is not obliged to increase, nor has it made provision to increase, the total annual remuneration payable to any of its Employees by more than 3%; and

32.1.7.2
no alterations have been made in the terms of employment or conditions of service of any of the Employees or in the pension or other benefits of any of the Employees or any past officer or employee of the Company or any of their dependants or in the terms of any agreement or arrangement (whether written or unwritten) with any trade union, employee representative or body of employees or their representatives.

32.1.8
The Company owes no amount to any Employee or former Employee (or his dependant) other than for accrued remuneration or reimbursement of business expenses which, to the extent due, have been paid or discharged in full.

32.1.9
There is no agreement or arrangement between the Company and an Employee or former Employee with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of his employment or previous employment. The Company has not provided, or agreed to provide a gratuitous payment, loan or benefit to an Employee or to any of his dependants.

32.1.10
The Company has maintained records which are (except for any information which has not been notified to the Company in respect of an Employee’s personal details) up-to-date, full and accurate regarding each of its Employees (including details of terms of employment, payments of statutory sick pay and statutory maternity pay, income tax and social security contributions, disciplinary and health and safety matters and termination of employment).

32.1.11
The Company has not entered into any agreement and no event has occurred which may result in the Company in the future acquiring any undertaking or part of one such that the Transfer of Undertakings (Protection of Employment) Regulations 2006 may apply in relation to such agreement or event.

32.1.12	The Company has not dismissed any Employee or former Employee in contemplation of this transaction or in the 12 month period immediately preceding the date of this agreement.

32.1.13	No outstanding offer of employment has been made by the Company to any person nor has any person accepted an offer of employment made by the Company but not yet commenced such employment.

32.1.14	All Hong Kong staff including Wong Wai Yin are employed by the HK Company.

32.2	Payments on termination

Except as Disclosed in the UK Accounts (or, in the case of the HK Company, the HK Accounts), the Company has not:

32.2.1
incurred a liability for breach or termination of an employment contract including a redundancy payment, long service payment, protective award or compensation for wrongful dismissal, unfair dismissal or failure to comply with an order for the reinstatement or re-engagement of an Employee;

32.2.2	incurred a liability for breach or termination of a Consultancy Contract;

32.2.3
agreed to make a payment or provided or agreed to provide a benefit to an Employee or former Employee (or to any of his dependants) or made any other agreement or arrangement in connection with the actual or proposed termination or retirement or suspension of employment or variation of an employment contract; or

32.2.4
incurred a liability in respect of any accident or injury which is not covered by insurance, or received notice of claim from an Employee or former Employee indicating a potential liability in respect of any of the foregoing.

32.3	Compliance with law

The Company has complied with:

32.3.1
each obligation imposed on it by, and each order and award made under, statute, the Treaty of Rome, , EC Directive, Employment Ordinance (Cap.57 of the Laws of Hong Kong), regulation, code of conduct and practice, collective agreement, custom and practice relevant to the relations between it and its Employees or a trade union or the terms of employment of its Employees;

32.3.2	each award and declaration made by the Central Arbitration Committee;

32.3.3	the provisions of the Employment Rights Act 1996 in relation to its

Employees;

32.3.4	each obligation under the Working Time Regulations 1998, in particular, as to the hours worked by its Employees and as to its record-keeping obligations; and

32.3.5	the provisions of the Information and Consultation of Employees Regulations 2004,

and there are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any Employee or former Employee by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

32.4	Redundancies and transfer of business

Within the year ending on the date of this agreement the Company has not:

32.4.1
given notice of redundancies to the relevant Secretary of State or started consultations with a trade union under Chapter II of Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 or failed to comply with its obligations under Chapter II of Part IV of that Act; or

32.4.2
been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006) or failed to comply with a duty to inform and consult employee representatives or a trade union under those Regulations.

32.5	Trade unions

32.5.1	The Company has no agreement or arrangement with and does not recognise a trade union, works council, staff association or other body representing any of its Employees.

32.5.2
The Company is not involved in, and so are as the Warrantors are aware no fact or circumstance exists which might give rise to, a dispute with a trade union, works council, staff association or other body representing any of its Employees.

32.5.3	The Company has not received any formal request under the Information and Consultation of Employees Regulations 2004.

32.6	Incentive schemes

The Company does not have and is not proposing to introduce a share incentive, share option, profit sharing, bonus, commission or other incentive scheme for any of its Employees.

32.7	Employment claims

32.7.1
There are no legal proceedings or other disputes between the Company on the one hand and any Employee or former Employee on the other hand nor are any such proceedings or disputes pending or threatened.

32.7.2	So far as the Warrantors are aware there is no fact or circumstance which might give rise to any such proceedings.

32.8	No court or Tribunal case, claim or action has been brought by any Employee or former Employee against the Company within the two years ending on the date of this agreement.

33.	Pensions

In this paragraph 33, the following expressions shall have the following meanings:

“Disclosed Schemes”	means the HK Disclosed Schemes and the UK Disclosed Schemes;
“Employees”	means the Group’s employees, directors, former employees and former directors;
“HK Disclosed Schemes”	means the HK Pension Scheme and includes every other arrangement disclosed in the Disclosure Letter in respect of the HK Company which relates to this paragraph 33;
“Pension Arrangement”	means an agreement, arrangement, custom or practice (whether or not legally enforceable) for the payment or contribution towards any Relevant Benefits; and
“Relevant Benefits”	means pensions, allowances, lump sums or other like benefits payable on or after termination of service or retirement, on death or during periods of sickness or incapacity.
“UK Disclosed Schemes”	means the UK Pension Schemes and includes every other arrangement disclosed in the Disclosure Letter in respect of the UK Group which relates to this paragraph 33;

“UK Employees”	means the UK Group’s employees, directors, former employees and former directors."

33.1
Save for under the Disclosed Schemes, the Group does not have any legal, voluntary or moral obligation to pay Relevant Benefits to any person or to contribute towards or meet the cost of any Pension Arrangement for the benefit of any person. No assurance has been given to any of the Employees as to the introduction, continuance of or improvement of any Pension Arrangement.

33.2	Full details of each of the Disclosed Schemes have been provided to the Buyers including complete and correct copies of:

33.2.1	a list of all Employees who are members of each of the Disclosed Schemes; and

33.2.2	details of all Employee and employer contributions (including additional voluntary contributions) which are or may become payable to the Disclosed Schemes as well as details of any proposed changes to any of the information contained in the above documents.

33.3	There is no obligation to provide benefits under or make contributions to the Disclosed Schemes except as revealed in the documents provided to the Buyers.

33.4
All death in service and disability benefits (other than refunds of contributions) which may be payable under the Disclosed Schemes are fully insured under a policy with an insurance company and all premiums payable in respect of such policies have been paid. There is no reason why such policies might be invalidated or why the insurance company might seek to avoid liability under them.

33.5
All amounts payable by, to and in respect of the Disclosed Schemes have been paid. All employer and Employee contributions to the Disclosed Schemes have been made promptly at the time that they were due.

33.6
There are no claims or actions in progress, pending or threatened (other than routine claims for benefits) in relation to the Disclosed Schemes or otherwise in relation to the Group’s provision (or failure to provide) Relevant Benefits to Employees (including in respect of the UK Disclosed Schemes and/or the UK Group, complaints to the Pensions Ombudsman or investigations by the Pensions Regulator, and in respect of the HK Disclosed Schemes and/or the HK Company, complaints to the Mandatory Provident Fund Schemes Authority) and there are no existing circumstances which might give rise to any such proceedings, claims or disputes.

33.7	The UK Disclosed Schemes are money purchase schemes (as defined in section 181(1) of the Pension Schemes Act 1993).

33.8
The UK Disclosed Schemes are registered pension schemes as defined in section 150(2) of the Finance Act 2004 and there are no circumstances which would give HM Revenue & Customs reason to withdraw such registration.

33.9	The HK Pension Scheme is a provident fund scheme registered under section 21 of the Manatory Fund Schemes Ordinance (cap.485)

33.10
Except to the extent that such different treatment falls within one or more of the excepted rules, practices, actions or decisions set out in Schedule 2 to The Employment Equality (Age) Regulations 2006, the UK Group and the UK Disclosed Schemes have not at any time treated a UK Employee less favourably in the provision of Relevant Benefits or access to the UK Disclosed Schemes on the grounds of age, disability, race, sexual orientation, religious belief, marital status, hours of work or fixed-term or temporary worker status.

33.11
The Pensions Regulator has not issued a contribution notice or a financial support direction under sections 38 or section 43 of the Pensions Act 2004 to any UK Group Company or any person connected to or associated with the UK Group in relation to the UK Disclosed Schemes or any other Pension Arrangement and there are no circumstances which could result in the Pensions Regulator taking such action.

33.12	The UK Group has not at any time participated in any occupational pension scheme (as defined in section 1 of the Pension Schemes Act 1993) other than the SSAS.

33.13
Since 30 August 1993 no UK Employee has had his contract of employment transferred to the any UK Group Company from another employer in circumstances where the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 applied to the transfer of that contract.

33.14
Each UK Group Company has complied at all times with its obligations under Part I of the Welfare Reform and Pensions Act 1999 in facilitating access to a stakeholder pension scheme (as defined in section 1 of that Act) and there are no circumstances which could result in any penalty for failure to comply with that Act or regulations made under it becoming payable by any UK Group Company.

34.	Financial facilities

34.1	Bank accounts

34.1.1
The Disclosure Letter sets out full details of all investment, deposit and bank accounts maintained by or on behalf of the Company and of the banks or other financial institutions at which those accounts are kept.

34.1.2
A statement of the credit or debit balances on each of the accounts referred to in paragraph 34.1.1 as at a date not more than two Business Days prior to the date of this agreement is included in the Disclosure Documents, together with statements showing and reconciling those statements with the cash book balances of the Company at the date of this agreement. Since such statements there have been no payments out of any such accounts except for routine payments in the normal and ordinary course of business and the balances on current account are not now substantially different from the balances shown on such statements.

34.2	Borrowings

34.2.1
Full details of all overdrafts, loans or other financial facilities outstanding or available to the Company are set out in the Disclosure Letter, whether or not such facilities are of a type which would be required to be shown in or reflected in the UK Accounts or HK Accounts (including any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance, lease, hire purchase agreement, trade bills (other than those on terms normally obtained), forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) and true, complete and accurate copies of all documents relating to such matters are included in the Disclosure Documents.

34.2.2	Neither the Sellers nor the Company has done anything whereby the continuance in full force and effect of the facilities referred to in paragraphs 34.1.1 and 34.2.1 might be affected or prejudiced.

34.2.3	The total amount borrowed by the Company does not exceed any limitations on the borrowing powers of the Company contained in:

34.2.3.1	the Company's constitution; or

34.2.3.2	any debenture or other deed or document binding on the Company.

34.2.4	The Company has not incurred any indebtedness other than in the normal and ordinary course of business.

34.2.5	The Company does not have outstanding, nor has it agreed to create or issue, any loan capital.

34.3	Guarantees, indemnities and Encumbrances

34.3.1
The Company is not a party to and is not liable (including contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

34.3.2	No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person.

34.3.3	The Company does not have outstanding any Encumbrance or any obligation (including a conditional obligation) to create any Encumbrance.

34.4	Events of default

34.4.1	No event has occurred or been alleged which:

34.4.1.1
constitutes an event of default, or otherwise gives rise to an obligation to repay, under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both); or

34.4.1.2
will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of the Company becoming enforceable (or will do so with the giving of notice or lapse of time or both), and there is no fact or circumstance which might give rise to any such obligation to repay or to any such Encumbrance becoming enforceable.

34.4.2	The Company has not repaid any sum in the nature of borrowings in advance of any due date.

34.5	Loans

The Company has not made a loan which remains outstanding.

34.6	Grants

The Company is not liable to repay an investment or other grant or subsidy made to it by a body (including the Department of Business, Innovation and Skills or any predecessor). No fact or circumstance (including the execution and performance of this agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

35.	Insolvency

35.1	No order or application has been made or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company.

35.2
No petition has been presented and no application has been made to court for an administration order in respect of the Company and no notice of an intention to appoint an administrator of the Company has been given or filed.

35.3	No receiver or receiver and manager has been appointed of the whole or part of the Company's business or assets.

35.4
No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 or section 166 of the Ordinance in respect of the Company. No compromise or arrangement has been proposed, agreed to or sanctioned under part 26 of the Act in respect of the Company.

35.5
The Company is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or Section 178 of the Ordinance. The Company has not stopped paying its debts as they fall due.

35.6	No distress, execution or other process has been levied on an asset of the Company.

35.7	There is no unsatisfied judgment or court order outstanding against the Company.

35.8	None of the Company's assets have been the subject of a transaction at an undervalue within the meaning of Part IX or Part VI of the Insolvency Act 1986.

35.9	No action is being taken by the Registrar of Companies to strike the Company off the register.

35.10	No bankruptcy order has been made in respect of any Seller nor has any petition been presented to make any of the Sellers bankrupt.

35.11
No application has been made in respect of any Seller for an interim order under section 253 of the Insolvency Act 1986, no person has been appointed by the court to prepare a report in respect of any Seller under section 273 of the Insolvency Act 1986 and no interim receiver has been appointed to the property of any Seller under section 286 of the Insolvency Act 1986.

35.12	No Seller is unable to pay or has no reasonable prospect of being able to pay any debt as those expressions are defined in section 268 of the Insolvency Act 1986.

35.13	Neither the Company nor any Seller has suffered any equivalent or analogous proceedings or orders to any of those described above in this paragraph 35 under the law of any other jurisdiction.

36.	Effect of sale

Neither the execution and delivery nor the performance of this agreement or of a document or agreement entered into pursuant to this agreement or of any obligation under it will:

36.1	conflict with or constitute or result in a breach of or default under or require the consent of a person under:

36.1.1
any governmental, public or contractual obligation which is binding upon the Company or any Seller, including the provisions of any Encumbrance to which the Company or any Seller is a party or by which any of the Sale Shares or the Company's assets are bound or subject;

36.1.2	any court order, judgment, decree, award or injunction which is binding upon the Company or any Seller or by which any of the Sale Shares or the Company's assets are bound or subject; or

36.1.3	an agreement, arrangement or obligation to which the Company or any Seller is a party or a legal or administrative requirement in relation to the Company or any Seller in any jurisdiction;

36.2	result in the Company losing the benefit of an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this agreement in any jurisdiction;

36.3
relieve any person from any obligation under any contract, agreement or arrangement to which the Company is a party or entitle any person to terminate any such obligation or any right or benefit enjoyed by the Company under any such contract, agreement or arrangement;

36.4	result in the creation, imposition, crystallisation or the enforcement of any Encumbrance on or over any of the Company's assets; or

36.5
make the Company liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement.

37.	Insider agreements

37.1	The business of the Company is not carried on by or for the benefit of any person other than the Company.

37.2
None of the Sellers nor any person connected with any of the Sellers is, or has at any time in the five years prior to the date of this agreement, been involved, engaged or interested in any other company or business which in any way overlaps or competes with, or is likely to compete with, or has in any way affected the trading results and performance of the Company.

37.3
There is, and during the three years ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) affecting the Company to which a Seller is or was a party and in which a Seller, a director or former director of the Company or a person connected with any of them is or was interested in any way, other than a bona fide contract of employment made between the Company and a Seller or a director or former director of the Company in the normal and ordinary course of business.

37.4
Save in respect of properly accrued remuneration or business expenses, there is no amount owing by the Company to any Seller, director or former director of the Company (or any person connected with any such Seller, director or former director) nor does any Seller, director or former director of the Company (or any person connected with any such Seller, director or former director) have any claims against the Company on any account whatsoever including claims for compensation for loss of office, unfair dismissal or redundancy.

37.5
There is no amount owing to the Company from any Seller, director or former director of the Company (or any person connected with any such Seller, director or former director) nor does the Company have any claims against any Seller, director or former director of the Company (or any person connected with any such Seller, director or former director) on any account whatsoever.

38.	Hong Kong company outside the Group

In this paragraph 38, the expression "CTL" means the company incorporated in Hong Kong named Creative Tops Limited registered with company number 970556.

38.1	CTL is a company with limited liability incorporated in Hong Kong.

38.2	Since its incorporation, CTL has:

38.2.1	at all times been a non-trading company;

38.2.2	not at any time been a subsidiary of any body corporate;

38.2.3	not at any time had a subsidiary.

38.3	The sole shareholder of CTL is Martin Roger Duddy. The sole director of CTL is Martin Roger Duddy.

38.4
CTL has been utilised only to reserve the name Creative Tops Limited at the Hong Kong Companies Registry.  CTL has never entered into a relevant accounting transaction entry into its books of account under section 121 of the Ordinance or traded or undertaken any activities of any kind and has no liabilities, obligations, assets (other than its paid up share capital being one ordinary share of HKD 1.00) or employees whatsoever.

SCHEDULE 5

Limitations on Warrantors liability

1.	Application of this Schedule

1.1	The provisions of this Schedule shall, together with clause 6.2, operate to limit the liability of the Warrantors in respect of any Claim.

1.2	A Claim is "connected" with another Claim if they all arise out of the occurrence of the same event or relate to the same subject matter.

2.	Financial Limitations

2.1	The liability of the Warrantors for all Buyer Determined Claims when taken together shall not exceed the Consideration (prior to any deduction pursuant to clause 6.9 and/or the Tax Covenant).

2.2	The Warrantors shall not be liable for a Claim:

2.2.1	unless the amount of that Claim, or a series of connected Claims of which that Claim is one, exceeds £5,000;

2.2.2
and unless the amount of all Claims (other than those referred to in clause 2.2.1) when taken together, exceeds £100,000 in which case the whole amount (and not just the amount by which the limit in this paragraph 2.2.2 is exceeded) is recoverable by the Buyers and no minimum shall apply to any subsequent Claim.

2.3
The Warrantors are not liable for a Claim unless a Buyer has given the Warrantors (and/or either of them) notice in writing of that Claim summarising the nature of the Claim as far as is then known to that Buyer and, so far as is reasonably capable of being estimated by that Buyer, the amount claimed within the period of 2 years beginning with the Completion Date.

3.	Mitigation and Rescission

3.1
Nothing in this schedule shall restrict or limit a Buyer's general legal obligation to mitigate any loss or liability it may suffer in consequence of any matter giving rise to a Claim Provided That that Buyer shall not be required to do any act which it is agreed under this schedule it is not obliged to do.

3.2	The Buyers agree that, save in the event of fraudulent misrepresentation, rescission shall not be available as a remedy for any breach of this agreement and agrees not to claim that remedy.

4.	Limitations

4.1	The Warrantors shall not be liable in respect of a Claim to the extent that:

4.1.1
the liability arises as a result of any voluntary act, transaction or omission of the Group or the Buyers on or after Completion which the Group or the Buyers, as appropriate, knew or ought reasonably to know would give rise to the liability in question (but not any act, transaction or omission (a) in the ordinary course of business, (b) compelled by law or accounting practice or (c) pursuant to a legally binding obligation of the Group in place at Completion and provided further that this limitation in this paragraph 4.1.1 shall not apply to any act, transaction or omission carried out or done at the request of or with the consent or acquiescence of any Seller); or

4.1.2	the liability is specifically provided for in the Accounts or in the calculation of Net Cash or Actual Working Capital in the Completion Accounts.

5.	Recovery from Third Parties

5.1
If a Buyer recovers any compensation from a third party in respect of the matter which has given rise to a Claim, the amount of that Claim shall then be reduced by the amount recovered (less all reasonable costs, charges and expenses incurred by the Buyer and/or any other member(s) of the Buyers' Group in recovering that sum from such third party) or be extinguished if the amount recovered exceeds the amount of the Claim.

5.2
If the Warrantors at any time pay to a Buyer an amount pursuant to a Claim and that Buyer subsequently becomes entitled to recover from a third party (but not another member of the Buyers' Group) any sum in respect of the matter giving rise to such Claim, that Buyer shall take reasonable steps to enforce such recovery Provided always that that Buyer and each member of the Buyers' Group is fully indemnified by the Warrantors against all associated losses, liabilities, costs and expenses, and (in the event of a subsequent recovery by that Buyer from such third party referable to such Claim) shall repay to the Warrantors as soon as possible the lower of (a) the sum recovered from such third party (less all costs, charges and expenses incurred by the Buyer and/or any other of the member(s) of the Buyers' Group in recovering that sum from such third party) and (b) the amount paid by the Warrantors to that Buyer in respect of that Claim.

5.3
If any amount is repaid to the Warrantors by a Buyer in accordance with paragraph 5.2 of this Schedule 5, an amount equal to the amount so repaid shall be deemed never to have been paid by the Warrantors to that Buyer.

6.	Retrospective Legislation

6.1
Save as provided in paragraph 6.2 of this schedule 5, no liability shall arise in respect of a Claim to the extent that such liability arises or is increased as a result of any legislation not in force at the date of this agreement which takes effect retrospectively.

6.2
The provisions of paragraph 6.1 of this schedule 5 shall not apply to any liability which a Group Company may incur as a result of any legislation affecting the carrying on of its business in the ordinary course under:

6.2.1	any primary legislation which has received Royal Assent before the date of this agreement, but which comes into force on a date later than Completion, to be promulgated by subordinate legislation; or

6.2.2	any subordinate legislation of which a draft has been laid before the House of Commons before the date of this agreement.

7.	Conduct of Third Party Claims

7.1
The Buyers shall inform, or shall procure that the relevant Group Company shall inform, the Warrantors of any claim by any third party (Third Party Claim) which comes to the notice of the Buyers or Lifetime after the date of this agreement whereby it appears that the Warrantors are likely to become liable under any Claim as soon as reasonably possible after such Third Party Claim comes to the notice of the Buyers or Lifetime (but such notice shall not be a condition precedent to the liability of the Warrantors).

7.2
Subject to the Buyers and each member of the Buyers' Group being indemnified and secured to its satisfaction in accordance with paragraph 7.3 of this schedule 5 the Buyers shall, and shall procure that the relevant Group Company shall:

7.2.1	take such action as the Warrantors may reasonably request in writing to avoid, dispute, resist, mitigate, compromise or defend that Third Party Claim; and

7.2.2	keep the Warrantors informed of the progress of that Third Party Claim including by providing relevant information (and the Warrantors will keep the same confidential); and

7.2.3
not make any admission of liability nor any settlement or comprise in respect of such Third Party Claim without the written consent of the Warrantors (and/or either of them) (such consent not to be unreasonably withheld or delayed);

Provided always that the Warrantors shall not be entitled to require the Buyers or relevant Group Company to delegate the conduct of such action to the Warrantors or any agent or professional advisor of the Warrantors.

7.3
The Warrantors shall indemnify and secure the Buyers and each member of the Buyers' Group to their satisfaction in respect of all costs, charges, liabilities and expenses incurred by the Buyers and each member of the Buyers' Group as a consequence of any actions taken at the request of the Warrantors pursuant to paragraph 7.2.1 of this schedule 5.

8.	Contingent Liabilities

8.1
If any Claim arises by reason of a liability of a Group Company which, at the time such Claim is notified to the Warrantors, is contingent only, the Warrantors shall not be under any obligation to make any payment in respect of such Claim unless and until such liability ceases to be contingent.

SCHEDULE 6

Taxation

Part 1 – Definitions and Interpretation

1.	Definitions

In this Schedule the following words and expressions shall have the following meanings:

“Accounts Relief”	means any Relief which was:
(a) treated as an asset of the Company in the Completion Accounts; or
(b)	taken into account in computing (and so reducing or eliminating) any provision for deferred tax and recoverable input VAT which appears in the Completion Accounts or which but for such Relief would have appeared in the Completion Accounts;

and for this purpose Accounts Relief shall include any Relief, which the Company has assumed is available to it and has been utilised in the Completion Accounts whether or not at the time of such utilisation the Company was actually entitled to any such Relief;

“ Assessment for Tax”
means any assessment, notice, demand, letter or other document issued or action taken by or on behalf of any person, authority or body or the submission of any form, return or computation relating to Tax from which it appears that the Warrantors are or may be subject to a Tax Claim;

“Auditors”	means the auditors for the time being of the Company;
“CTIP”	means the Corporation Tax (Instalment Payment) Regulations 1998 (SI 1998/3175);
“Event”
means any act, transaction, omission or change in circumstance (whether or not the Company is a party to such act, transaction or omission) and includes (without limitation) the sale and purchase of the Shares pursuant to this Agreement, any change in the residence of any person for the purposes of Tax, the death or dissolution of any person, the expiry of any time period, membership of or ceasing to be a member of any group or partnership, the accrual or receipt of any income, profit or gains, the declaration or payment of any dividend or other distribution, failure to distribute, any transfer, payment, loan or advance, the incurring of any loss or expenditure or any other event which is treated or is otherwise regarded as having occurred for the purposes of Tax;

“Group Relief”	means any relief surrendered or claimed or capable of being surrendered or claimed pursuant to any Tax Legislation between members of the same group of companies;

“income, profits or gains”
shall include income, profits or gains (including capital gains) of any description or from any source and income, profits or gains which are deemed to be earned accrued or received for any Tax purpose;

“Loss”
means, in relation to a Relief, the reduction, modification, loss, clawback, counter-action, disallowance, cancellation, non-availability or non existence (in whole or in part) of that Relief or right to repayment of Tax or a failure to obtain Accounts Relief or to receive the benefit of a right to repayment of Tax to which the Company was or assumed it was entitled and “Lost” shall be construed accordingly;

“New Relief”	means any Relief which arises after Completion;
“PAYE”	means the mechanism prescribed by Tax Legislation for the charge, collection, assessment, recovery and making of deductions from or in respect of the following:
(a) sums to which part 11 of ITEPA 2003 and regulations under section 684 of ITEPA 2003 apply, and
(b) Class 1, Class 1A and Class 1B contributions referred to in section 1(2) of the Social Security Contributions and Benefits Act 1992;
“Relief”
means any loss, relief, allowance, exemption, set-off, deduction, credit, or relief from or against or available in respect of Tax or in the computation of income profits or gains for the purposes of Tax or any right to a repayment of Tax including any repayment supplement;

“SDLT”	means stamp duty land tax;
“SDRT”	means stamp duty reserve tax;
“Tax”
means all forms of tax, duty, impost, levy, withholding, deduction, charge, rate and governmental charge (whether national or local) in the nature of tax whenever created enacted or imposed and whether of the United Kingdom or elsewhere and any amount payable to any person or Tax Authority as a result of any enactment relating to Tax together with all related penalties, fines, charges, surcharges, costs and interest including (without limitation) fines, charges, surcharges, costs and interest relating to a failure to provide any return or information or register for the purpose of any such Tax;

“Tax Authority”
means HM Revenue and Customs or any other governmental, statutory, state, regional, provincial or local government authority body or official (whether within or outside the United Kingdom) involved in the assessment, collection or administration of Tax (and any predecessor to such authority or body);

“Tax Claim”	means any claim under the Tax Covenant or for breach of any of the Tax Warranties;

“Tax Legislation”	means any primary or secondary statute, instrument, enactment, order, law, by-law or regulation making any provision for or in relation to Tax;
“Tax Liability”
means any liability to make an actual payment of or an amount in respect of Tax, whether or not such liability is also or alternatively a liability of or chargeable against or attributable to, any other person and whether or not the Company shall or may have a right of recovery or reimbursement against any other person;

“VAT”	means value added tax within the meaning of the VATA 1994;
“VAT Regulations”	means the Value Added Tax Regulations 1995 (SI 1995/2518).

2.	Interpretation

2.1
Reference to the result of any Event or Events on or before Completion includes the combined result or results of two or more Events, the first or some or part of which took place on or before Completion but only where at least one Event occurring on or before Completion is outside the ordinary course of business of the Company and the Event or Events occurring after Completion occur in the ordinary course of the business of the Company or pursuant to a legally binding obligation entered into before Completion.

2.2
For the purposes of this Agreement, where any document is not (or is not properly) stamped, the stamp duty (together with any accrued interest and/or penalties) required to be paid in order that such document be fully and properly stamped shall, notwithstanding that the Company may be under no legal obligation to stamp that document, be treated as a liability of the Company arising on the date when the document was executed and “Tax Liability” shall be construed accordingly.

2.3	Abbreviated references to Acts in this Agreement have the meaning given to them by section 1174 of the Corporation Tax Act 2010 (“CTA 2010”) or section 1312 CTA 2009.

2.4	Without limiting the generality of the expression, reference in this schedule to anything “in the ordinary course of business” does not include:

2.4.1	an Event which results in the Company becoming liable for Tax for which it is not primarily liable;

2.4.2
the acquisition, receipt, disposal or supply or deemed acquisition, receipt, disposal or supply of any asset, goods, service or facility (including a loan of money or the letting, hiring or licensing of tangible property) in a transaction which is not or is treated as not entered into at arm’s length;

2.4.3	the making or receiving of a distribution or deemed distribution for Tax purposes;

2.4.4	any claim or surrender of or payment for or refund of Group Relief;

2.4.5	any payment of interest which is treated or re-characterised for Tax purposes as a distribution;

2.4.6	the creation, issue, allotment, transfer, purchase, cancellation or reorganisation of, or variation of any rights attaching to, any share or loan capital;

2.4.7	any company becoming or ceasing to be a member of a group of companies for any Tax purpose;

2.4.8	the failure by the Company to deduct, charge, recover or account for Tax or any amount in respect of Tax;

2.4.9	the occurrence of a reportable event as defined in section 421K ITEPA 2003;

2.4.10	the acquisition or disposal (including any deemed disposal) of a capital asset;

2.4.11
an Event giving rise to a liability or potential liability under section 29 or section 36 TMA 1970, schedule 9A VATA 1994 (anti-avoidance provisions; groups) or part V of schedule 18 FA 1998 (Revenue determinations and assessments) or part 4 TIOPA 2010 (transfer pricing);

2.4.12
a transaction or arrangement which includes, or a series of transactions or arrangements which includes, any step or steps having no commercial or business purpose apart from the deferral, reduction or avoidance of a liability to Tax;

2.4.13	any Event which gives rise to any interest, fine, penalty, charge or surcharge in connection with Tax; and

2.4.14	any specific items relevant to the transaction to which a specific indemnity is obtained under the Tax Covenant.

Part 2 - Tax Covenant

1.	Warrantors’ Covenant

1.1	Subject as provided in this Schedule, the Warrantors hereby jointly and severally covenant with the Buyer to pay to the Buyer an amount equal to:

1.1.1	any Tax Liability of the Company which has arisen or arises as a consequence of or in connection with any Event which occurred on or before Completion;

1.1.2
any Tax Liability of the Company which would have arisen (and in respect of which the Warrantors would have been liable under this Schedule) but for the setting-off of an Accounts Relief or a New Relief against that Tax Liability or (as the case may be) against the income, profits or gains which would have given rise to that Tax Liability;

1.1.3
any Accounts Relief Lost or (where the Accounts Relief Lost was a deduction from or set-off against income, profits or gains) the Tax which would (on the basis of the rates of Tax current at the date of the Loss and assuming that the Company would have been able to utilise fully that Accounts Relief) have been saved but for the Loss;

1.1.4
any liability of the Company to make a payment (or to surrender a Relief) under any indemnity, covenant, agreement, guarantee or charge entered into by the Company on or before Completion and pursuant to which the Company has agreed to pay an amount in respect of (or surrender a Relief to reduce or extinguish) any Tax Liability of any other person in which case the Tax Liability shall be the amount of such payment (or the value of the Relief as the case may be);

1.1.5
any Tax Liability of the Company which has arisen or arises as a consequence of or in connection with any Event which occurred on or before Completion and as a result of any person (other than the Company) failing to discharge or pay any liability for Tax;

1.1.6	any liability of the Company to pay or repay an amount in respect of Tax under any agreement or arrangement relating to Group Relief entered into before Completion;

1.1.7	the loss in whole or in part of the right of the Company to receive any payment for Group Relief from any company pursuant to any arrangement or agreement entered into on or before Completion;

1.1.8	any Tax Liability of the Company or the Buyer in respect of Inheritance Tax which:

1.1.8.1
is at, or becomes after, Completion as a result of a transfer of value (or deemed transfer of value) on or before Completion, a charge on any of the shares or assets of the Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or

1.1.8.2
arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of the Company;

1.1.9
any liability which arises at any time to the Company or the Buyer to account for income tax or national insurance contributions in respect of any option or other right to acquire securities granted prior to Completion by the relevant group member or any other person or in respect of the exercise of such option or right or in respect of any employment-related securities (as defined for the purposes of part 7 ITEPA 2003) acquired whether or not as a result of the exercise of such a right or option or the sale of such employment related securities;

1.1.10
any Tax Liability of the Company that arises at any time under part 7A of ITEPA 2003 including any liability arising as a consequence of any payments or loans made to, any assets made available or transferred to, or any assets earmarked, as defined in that part of the legislation for the benefit of, any employee or former employee of the Company or for the benefit of any relevant person, by an employee benefit trust or another third party;

1.1.11
any Tax Liability of the Company which has arisen or arises as a consequence of or in connection with any part of the business of the Company having or being deemed to have a permanent establishment in the People’s Republic of China;

1.1.12
any Tax Liability of the Company which consists of a liability to account for income tax or national insurance contributions in respect of or in consequence of the accrual in favour of or payment of bonuses to Jonathan Driver or Patricia Dawson;

1.1.13
any Tax Liability of the Company which has arisen or arises as a consequence of or in connection with the lease between the Company and the SSAS of premises at Causeway Road, Earlstree, including without limitations the payment of rent, the failure to obtain corporation tax deduction on payments of rent, the surrender and re-grant of the lease, the failure to obtain corporation tax deduction on compensation payments to the SSAS and any shift in value from the SSAS to the Company by reference to the lease;

1.1.14	any reasonable costs and expenses incurred by the Buyer and/or the Company in connection with:

1.1.14.1
any liability or amount for which the Warrantors are liable under any of paragraphs 1.1.1 to 1.1.13 inclusive, including the proper and reasonable costs and expenses of investigating, assessing or successfully contesting any Assessment for Tax in respect of such liability or amount; or

1.1.14.2
successfully taking or defending any action in relation to a claim under any of the paragraphs 1.1.1 to 1.1.13 such costs and expenses to include reasonable compensation for time spent on such matters by employees of the Buyer or the Company at an hourly rate of £100.

1.2
In determining for the purposes of this schedule whether a charge on or a power to sell, mortgage or charge any of the shares or assets of the Company exists at any time, the fact that any Tax is not yet payable or may be paid by instalments shall be disregarded and such Tax shall be treated as becoming due and the charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other Event on or in respect of which it becomes payable or arises.

1.3	The provisions of section 213 (Refund by instalments) IHTA 1984 shall not apply to any payment falling to be made under this schedule.

2.	Limitations on the Warrantors’ Liability

2.1	The covenants contained in paragraph 0 shall not extend to any Tax Liability or other amount payable by the Warrantors under this schedule to the extent that:

2.1.1	such Tax Liability or other amount was paid or discharged on or before Completion and such payment or discharge was reflected in the Completion Accounts;

2.1.2	specific provision or reserve (other than by way of a provision for deferred tax) in respect of that Tax Liability or other amount was made in the Completion Accounts;

2.1.3
such Tax Liability would not have arisen but for a voluntary act, transaction or omission of the Company carried out after Completion which the Company knew would give rise to such liability but excluding any act:

2.1.3.1
carried out or omitted pursuant to a legally binding obligation entered into by the Company on or before Completion or imposed on the Company by any regulation or requirement having the force of law or for the purpose of avoiding or mitigating a penalty which may be imposed by such legislation or requirement;

2.1.3.2	which consists of communicating information to any Tax Authority which is required by law;

2.1.3.3	occurring in the ordinary course of business of the Company;

2.1.3.4	carried out or occurring with the written approval of the Warrantors or pursuant to this Agreement or any document executed pursuant to this agreement;

2.1.3.5	which consists of the presentation by the Company of any document for stamping;

2.1.4	such Tax Liability arises or is increased as a direct result of:

2.1.4.1	any change in Tax Legislation or the published practice of any Tax Authority; or

2.1.4.2	any increase in the rate of Tax;

(in each case first announced and enacted after Completion, with retrospective effect).

2.1.5
to the extent that such Tax Liability arises or is increased as a result of any change after Completion in the bases, methods or policies of accounting of the Company save where such change is made to comply with generally accepted accounting practice, the published practice of any Taxation Authority or the law or rule of any regulatory authority or body in force at Completion.

2.1.6
to the extent that such liability arises or is increased as a result of the Company ceasing to be entitled to the small companies’ rate of corporation tax as a result of the purchase of the Shares by the Buyer.

2.1.7
to the extent that such liability arises or is increased as a result of a failure or omission on the part of the Company after Completion to make any claim, election, surrender or disclaimer or to give any notice or consent to do any other thing under or in connection with a provision of any enactment or regulation relating to Tax, the making or giving of which was taken into account in computing the provision for Tax in the Completion Accounts.

2.1.8	to the extent that such liability arises or is increased as a result of a voluntary cessation or voluntary major change after Completion in the conduct or trade carried on by the Company.

2.1.9	to the extent that it is in respect of stamp duty or stamp duty reserve tax payable on the transfer or agreement to transfer the Shares pursuant to this Agreement.

2.1.10
to the extent that it arises or is increased by reason of any claim, disclaimer or election made or notice or consent given by the Buyer after Completion including (without prejudice to the generality of the foregoing) any disclaimer of capital allowance, in circumstances where such claim or disclaimer, election notice or consent was not taken into account in the preparation of the Completion Accounts save that this paragraph 2.1.10 shall not apply to the extent that such claim, disclaimer, election, surrender, notice or consent (including a disclaimer of capital allowances) is required by law or is made to comply with a legally binding obligation created on or before Completion.

2.1.11
to the extent that the Tax Liability arises as a result of the Company failing to submit the returns and computations required to be made by it or not submitting such returns and computations within the appropriate time limits or otherwise on the proper basis, in each case after Completion.

2.1.12	to the extent that the Buyer or the Company is compensated for any such matter under any provision of this Agreement or otherwise.

2.1.13	to the extent that the Tax Liability has been made good at no expense to the Buyer or the Company.

2.1.14	to the extent that any Tax Liability would not have arisen but for an Event before Completion carried out at the written request of the Buyer or its representatives; and

2.1.15	to the extent that any Tax Liability would not have arisen but for the Company voluntarily changing its accounting reference date.

2.2
None of the limitations on liability or other exclusions provided for in this paragraph 2 or paragraph 3 or in the agreement as far as applicable to the Tax Warranties or the Tax Covenant shall apply where the Tax Liability is attributable to conduct described in paragraph 43 of schedule 18 to the FA 1998.

2.3
None of the limitations on liability or other exclusions provided for in this paragraph 2 or paragraph 3 or in the agreement as far as applicable to the Tax Warranties or the Tax Covenant shall apply to the specific indemnities in paragraphs 1.1.11, 1.1.12 and 1.1.13.

3.	Duration and Extent

The Warrantors shall not be liable in respect of a Tax Liability unless they have received from the Buyer written notice of the Assessment for Tax which relates to that Tax Liability within seven years from Completion.

4.	Choice of claim

The Buyer shall in its absolute discretion decide whether to make a claim under the Tax Covenant, the Tax Warranties or both.

5.	Buyer’s Knowledge

Subject to paragraphs 0 to 3, the Buyer shall be entitled to make a claim under this Tax Covenant notwithstanding that the Buyer had knowledge (whether actual constructive or implied) on or before Completion of that Tax Liability (or the matter giving rise to the Tax Liability).

6.	Credit for Tax Savings

6.1
If, at the Warrantors’ request and expense, the Auditors determine that the Company has obtained a “Tax Saving” (which for the purposes of this paragraph 6 shall mean where the Warrantors have made a payment under this Tax Covenant in respect of a Tax Liability which results in the reduction of any other Tax Liability for which the Warrantors would not have otherwise been liable under this Tax Covenant) the Buyer shall on demand repay to the Warrantors the lesser of:

6.1.1	the amount of the Tax Saving (as determined by the Auditors); and

6.1.2
the amount paid by the Warrantors in respect of the Tax Liability which gave rise to the Tax Saving, less any reasonable costs and expenses incurred by the Buyer or the Company in respect of that Tax Liability.

6.2
The Company will be entitled to use, in priority to any Relief which gives rise to a Tax Saving, any other Relief available to it (including by way of surrender by another company to it) to reduce or eliminate any liability to make an actual payment of corporation tax.

6.3
The Company will not obtain a Tax Saving until the last date upon which it would have been obliged to make an actual payment of corporation tax which has been reduced or eliminated in order to avoid interest thereon.

6.4
If any disputes should arise under this paragraph 6 as to whether there is or has been any Tax Saving such dispute shall be referred for determination to a firm of chartered accountants agreed between the Warrantors and the Buyer and, failing such agreement, a firm of independent accountants shall be nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales when making such determination shall act as an expert (“Expert”) and not as an arbitrator, whose decision shall be final and binding on the parties thereto.  The Expert may make such enquiries as he shall think fit in order to make such determination and also determine how the costs of obtaining his opinion should be paid and borne by the parties.

7.	Deductions, Withholdings and Tax

With reference to any payments made by the Warrantors under this schedule:

7.1	Save only as may be required by law all sums payable by the Warrantors shall be paid free of all deductions or withholdings whatsoever or of any rights of counterclaim or set-off.

7.2
If any deduction or withholding is required by law to be made from any payment, or (if ignoring any available Relief) the Buyer is subject to Tax in respect of any payment, the Warrantors shall pay such additional sum as is necessary to ensure that the net amount received and retained by the Buyer (after taking account of such deduction or withholding or Tax) will leave the Buyer with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding for or payment of Tax.

8.	Amount of Tax Liability

The amount of any Tax Liability or other amount shall be as follows:

8.1
to the extent that a Tax Liability or other amount involves a liability of the Company to make an actual payment or increased payment of Tax or in respect of Tax, the amount of such payment or increased payment;

8.2
to the extent that a Tax Liability or other amount involves a liability of the Company to make a payment or increased payment of Tax or in respect of Tax which would have arisen but for being satisfied, avoided or reduced by any Accounts Relief or New Relief, the amount of Tax or other amounts which the Accounts Relief or New Relief in fact saves;

8.3
to the extent that a liability involves the Loss of any Accounts Relief (other than a right to a repayment of Tax) the amount of Tax or other amounts which the use of the Accounts Relief would have saved had the Accounts Relief been used by the Company in the period in which the relevant Tax Authority first disallows, withdraws, claws-back, reduces, restricts or modifies the Accounts Relief or threatens to do so (on the assumption that the Company would have had sufficient profits or was otherwise in a position actually to use the Accounts Relief); and

8.4	to the extent that liability involves the Loss of a Relief consisting of a right to a repayment of Tax, the amount of the repayment so Lost.

9.	Due Date for Payment

Where the Warrantors become liable to make a payment pursuant to the provisions of this schedule, the due date for the making of that payment in cleared funds shall be the date falling ten  Business Days after the date on which the Company or (as the case may be) the Buyer has notified the Warrantors of the amount of the payment required to be made or, if later:

9.1
in the case of a liability within paragraphs 1.1.1, 1.1.5, 1.1.8, 1.1.9, 1.1.10, 1.1.11, 1.1.12 and 1.1.13the second Business Day before the last date on which the payment of Tax in question may be paid to the relevant Tax Authority in order to avoid incurring a liability for interest or a charge, fine or penalty in respect of that Tax Liability; or

9.2
in the case of the Loss or set-off of a Relief (being a right to repayment of Tax) within paragraphs 1.1.2 or 1.1.3 the date on which such repayment would have been received but for the Loss or set-off; or

9.3
in the case of the Loss or set-off of a Relief (other than a right to repayment of Tax) within paragraphs 1.1.2 or 1.1.3 the last date on which the Tax Liability which (but for the Loss or set-off) would have been payable could have been paid to the relevant Tax Authority in order to avoid incurring a liability for interest or a charge, fine or penalty in respect of that Tax Liability; or

9.4	in the case of a liability within paragraphs 1.1.4, 1.1.6 and 1.1.7 the day on which the payment giving rise to the liability falls due;

9.5	in the case of a liability within paragraph 1.1.14 ten Business Days after the demand has been made;

10.	Interest on Late Payments

If any monies due under this schedule are not paid in full on the due date for payment, they will bear interest at a rate 4% per annum above the base lending rate of Barclays Bank PLC from time to time in force, such interest to be paid monthly in arrears on the last business day of each month. Interest will accrue and be payable both before and after judgment and, if not paid when due, will be compounded and itself bear interest in accordance with this paragraph 10.

11.	Price Reduction

Any payment by the Warrantors under this schedule shall (so far as possible) be treated as a reduction in the consideration paid for the Shares provided that nothing in this paragraph 11 shall limit or exclude the liability of the Warrantors under this agreement.

12.	Assessments for Tax

12.1
If the Buyer or the Company receives an Assessment for Tax which is likely to give rise to a liability of the Warrantors under this Tax Covenant, the Buyer shall (or shall procure that the Company shall) as soon as reasonably practicable give notice of such Assessment for Tax to the Warrantors (but for the avoidance of doubt, such notice shall not be a condition precedent to the liability of the Warrantors under this Tax Covenant).

12.2
If the Warrantors indemnify the Company and the Buyer to the reasonable satisfaction of the Buyer against all losses, costs, damages and expenses (including interest on overdue Tax and additional Tax) which may be incurred as a result, the Buyer shall (and shall procure that the Company shall), at the Warrantors’ cost and expense in accordance with any reasonable instructions of the Warrantors promptly given by notice to the Buyer seek to avoid, dispute, resist, appeal, compromise or defend such Assessment for Tax provided always that:

12.2.1
the Buyer and the Company shall be free to take such action as they may in their absolute discretion think fit and without prejudice to their rights and remedies under this Schedule if, having given the Warrantors notice pursuant to paragraph 12.1 the Buyer has not, within 20 Business Days of service of such notice received instructions from the Warrantors, in accordance with the provisions of this paragraph  12.2 to resist the Assessment for Tax;

12.2.2
the Buyer and the Company shall not be obliged to comply with any instruction of the Warrantors which involves contesting any Assessment for Tax before any court or other appellate body (excluding the Tax Authority in question) unless the Warrantors provide the Buyer with the written opinion of tax counsel of at least five  years’ call to the effect that such contest will, on the balance of probabilities, be successful;

12.2.3
the Buyer and the Company shall not in any event be obliged to comply with any instruction of the Warrantors to make a settlement or compromise of an Assessment for Tax which is the subject of a dispute or agree any matter in the conduct of such dispute which shall  materially  increase the future liability of the Company or the Buyer in respect of Tax or which the Buyer considers will be materially prejudicial to the business or Tax affairs of the Buyer and/or the Company; or

12.2.4	the Buyer and the Company shall be entitled to admit, compromise, settle, discharge or otherwise deal with an Assessment for Tax on such terms as it, in its absolute discretion, thinks fit,

12.2.4.1	if the deadline prescribed by Tax Legislation for making an appeal against the Assessment for Tax or any decision of a court or tribunal in respect of such Assessment for Tax has expired; or

12.2.4.2
if any  proceedings are commenced to put any of the Warrantors into bankruptcy or appoint an interim receiver pursuant to section 286 Insolvency Act 1986 or to enter into arrangements with their creditors pursuant to part VIII Insolvency Act 1986 or pursuant to the Bankruptcy Ordinance (Cap.6 of the Laws of Hong Kong).

12.3	Neither the Company nor the Buyer shall be required to delegate the conduct of any action to be taken to the Warrantors or any professional adviser or agent of the Warrantors.

12.4
The Buyer shall keep the Warrantors informed of the progress of any dispute or appeal of any Assessment for Tax conducted by the Buyer at the request of the Warrantors and shall provide the Warrantors with copies of all  correspondence and other documents relating to such dispute or appeal.

12.5	The provisions of this paragraph 12 shall apply mutatis mutandis to any Assessment for Tax or breach of warranty which is likely to give rise to a claim under the Tax Warranties.

13.	Recovery from Third Parties

13.1
If the Buyer or the Company recovers from any other person (including a Tax Authority, but excluding the Buyer, any member of the same group of companies as the Buyer or any officer or employee of any such company) any amount which is referable to a Tax Liability in respect of which the Warrantors have made a payment under this Schedule, the Buyer will repay to the Warrantors the lesser of:

13.1.1	the sum recovered (less any reasonable costs and expenses properly incurred by the Company and/or the Buyer in recovering that sum and any tax payable on the receipt of the same); and

13.1.2
the amount paid by the Warrantors pursuant to the provisions of this Schedule less any amount paid in respect of costs and expenses under paragraph 1.1.14 of this part in respect of the Tax Liability and any amount previously repaid to the Warrantors under any provision of this Agreement or otherwise.

13.2
If the Buyer or the Company becomes aware that it is entitled to recover any amount mentioned in paragraph 13.1, the Buyer will as soon as reasonably practicable give notice of that fact to the Warrantors and provided that the Warrantors indemnify  the Buyer or the Company  to the reasonable satisfaction of the Buyer against all losses, costs, damages and expenses (including additional Tax) which may be incurred thereby, the Buyer shall procure that the Company, at the Warrantors’ cost and expense shall take such action as the Warrantors may reasonably and promptly request to effect such recovery.

13.3	The action which the Warrantors may request the Company to take under paragraph 13.2 does not include:

13.3.1	any action which the Buyer considers to be materially prejudicial to the business or Tax affairs of the Buyer and/or the Company; or

13.3.2	allowing the Warrantors to undertake conduct of any action necessary to effect the recovery of the amount in question.

14.	Release

14.1
Any liability of the Warrantors under this schedule or for breach of any of the Tax Warranties may in whole or in part be released, compounded or compromised by the Buyer in its absolute discretion or time or indulgence may be given by the Buyer in its absolute discretion as regards the Warrantors who are under liability without in any way prejudicing or affecting its rights against the Warrantors under the same or a like liability whether joint and several or otherwise.

14.2
No delay or omission of the Buyer in exercising any right, power or privilege under this schedule or in relation to the Tax Warranties shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege and any single or partial exercise of any such right, power or privilege shall not preclude the further exercise of any right, power or privilege.

15.	Buyers Covenant

15.1
The Buyer covenants with the Warrantors to pay to the Warrantors an amount equal to any liability of the Warrantors to Tax under sections 767A, 767AA or 767B of the TA or sections 710, 713 or 717 of the CTA 2010 as a result of a failure by the Buyer to procure payment by the Company of Tax payable by it.

15.2	The covenant contained in paragraph 15.1 shall:

15.2.1	extend to any proper and reasonable costs incurred in connection with such Tax or a claim under paragraph 15.1 as the case may be;

15.2.2
not apply to Tax to the extent that the Buyer could claim payment in respect of it under paragraph 1 of Part 2 of this Schedule except to the extent a payment has been made pursuant to paragraph 1 of Part 2 of this Schedule and the Tax to which it relates was not paid by the Company to the relevant Tax Authority; and

15.2.3
not apply to Tax to the extent it has been recovered under any relevant statutory provision (and the Buyer or the Warrantors as the case may be shall procure that no such recovery is sought to the extent that payment is made under this paragraph 15).

15.3	A payment to be made by the Buyer under this paragraph 15 shall be made 10 Business Days after written demand by the Warrantors for such payment.

16.	Limitation Act 1980

The Warrantors shall not plead any of the provisions of the Limitation Act 1980 or the Limitation Ordinance (Cap.374 of the Laws of Hong Kong) in defence against a Tax Claim.

Part 3 - Tax Warranties in respect of UK resident companies

1.	Tax Returns

1.1
The Company has duly and properly made all claims disclaimers elections and surrenders and given all notices and consents and done all other things in respect of Tax the making giving or doing of which was assumed to have been made for the purposes of the Accounts.  All such claims, disclaimers, elections, surrenders, notices, consents and other things have been accepted as valid by the relevant Tax Authority and none have been revoked or otherwise withdrawn or are likely to be revoked or otherwise withdrawn.  There are no claims, disclaimers, elections, notices or consents where the time limit for action required expires within three months of the date of this Agreement.

1.2
The Company has duly and punctually made or submitted all returns, computations, notices, registrations and accounts which ought to have been made for the purposes of Tax (including all returns, documents or information in respect of PAYE and National Insurance) and all such returns (and all other information supplied to any Tax Authority for such purpose):

1.2.1	were at the time when they were submitted complete, correct and up-to-date and remain complete and correct in all material respects;

1.2.2
have not been disputed or resulted in a request for further information by the Tax Authority concerned (other than routine enquiries concerning the corporation tax computations of the Company, all of which have now been satisfactorily answered); and

1.2.3
so far as the Warrantors are aware there are no facts or circumstances likely to give rise to any dispute, discrepancy or claim relating to Tax in respect of any financial period prior to the date of this Agreement.

1.3
The Tax affairs of the Company have never been the subject of investigation or enquiry by any Tax Authority and no Tax Authority has indicated that it intends to investigate the Tax Affairs of the Company. There are no facts or circumstances likely to give rise to any such investigation.

1.4
The Company has duly and punctually paid all Tax which it has become liable to pay and is not, nor in the three years ending on the date of this Agreement has been under any liability to pay any fine, charge, surcharge, penalty or interest in connection with any Assessment for Tax and there is no Tax the payment of which has been postponed or otherwise affected by agreement, concession, dispensation or arrangement (whether formal or informal) with the relevant Tax Authority or by virtue of any right under the Tax Statutes or the practice of any Tax Authority.

1.5
All statements and disclosures made to any Tax Authority in connection with any  application for clearance or consent made on behalf of or affecting the Company were made to the appropriate office, section department or body and fully and accurately disclosed all facts and circumstances material to the decisions of the relevant Tax Authority and any such consent or clearance given remains valid and effective in respect of the relevant transaction for which such consent or clearance was obtained.

1.6	The Company has not been concerned in any transaction to which any of the following provisions have been or will be applied:

1.6.1	Sections 135 to 137 (inclusive) (Company reconstructions) TCGA 1992;

1.6.2	Sections 733 to 742 CTA 2010 (counteraction of corporation tax advantage);

1.6.3	Section 139 (Reconstruction involving transfer of business) TCGA 1992;

1.6.4	Section 192 (tax exempt distributions) TCGA 1992 and sections 1073 to 1099 CTA 2010 (demergers);

1.6.5	Sections 1033 to 1048 CTA 2010 (purchase of own shares);

1.6.6	Part 18 CTA 2010 (transactions in land); and

1.6.7	Part 19 CTA 2010 (sale and lease-back etc.).

1.7
The Company has (to the extent required by law) preserved and retained in its    possession complete and accurate records relating to its Tax affairs (including PAYE and National Insurance records, VAT records and records relating to transfer pricing) and has sufficient records relating to past events to calculate the profit, gain, loss, balancing charges or allowances or any reliefs (all for Tax purposes) which would arise on any disposal or on the realisation of any assets owned at the Accounts Date or acquired since that date.

1.8
The Disclosure Letter contains full details, including any applicable time limits for the making thereof, of every claim, election or disclaimer taken into account in any returns or in the Accounts which are still required to be made by the Company.

2.	Accounts

2.1
The provision or reserve for Tax in the Accounts is sufficient to cover all liabilities of the Company for Tax as at the Accounts Date and all Tax for which the Company may after the Accounts Date become or have become liable in respect of or by reference to:

2.1.1	any income, profits or gains for any period which ended on or before the Accounts Date; or

2.1.2	any distributions made on or before the Accounts Date or provided for in the Accounts; or

2.1.3	any Event occurring on or before the Accounts Date.

2.2	Full potential provision has been made and shown (or disclosed of by way of note) in the Accounts for deferred Tax or any contingent liability to Tax.

3.	Deductions and Withholdings

The Company has made all deductions and withholdings in respect of, or on account of, any Tax (including amounts to be deducted under PAYE) from any payments made by it which it is obliged or entitled to make and (to the extent required to do so) has accounted in full to the relevant Tax Authority for all amounts so deducted or withheld and has (to the extent required by law) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made.

4.	Overseas Elements

4.1
The Company has never been resident or had a branch, agency, place of business, any permanent establishment (within the meaning of section 1141 CTA 2010) or subsidiary incorporated outside the United Kingdom and has never carried out any trading activities outside the United Kingdom for the purposes of any Tax Legislation.

4.2	The Company has never been (nor is it liable to be) assessed to Tax as the agent or representative of any person not resident in the United Kingdom.

4.3
The Company does not and has never held shares in a company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom, in circumstances that any chargeable gain accruing to that other company could be apportioned to the Company under section 13 TCGA 1992.

4.4	The Company has never had nor at Completion will it have any liability to pay any Tax to a Tax Authority outside the United Kingdom.

4.5	The Company does not have and has not in the last seven years had any interest in:

4.5.1	a controlled foreign company within the meaning of section 747 ICTA (imputation of chargeable profits creditable tax of controlled foreign companies); or

4.5.2	a material interest in an offshore fund within the meaning of chapter V of part XVII ICTA.

4.6	The Company has not entered into any transaction to which the provisions of part 4 TIOPA 2010 (transfer pricing) could apply.

5.	Close Companies

5.1	The Company is not and has not at any time been a close investment holding company within the meaning of section 34 CTA 2010.

5.2
The Company has not at any time during the period of seven years ending on the date of this Agreement made any payment which falls to be treated as a distribution under section 1064 CTA 2010 (certain expenses of close companies treated as distributions).

5.3
The Company has not made or waived any loan, advance or payment or given any consideration which could fall to be chargeable to tax under chapter 3 of part 10 CTA 2010 (charge to tax in case of loan to a participator) and which have remained outstanding at any time during the period of seven years ending on the date of this Agreement and the Company has not released or written off or agreed to write off the whole of any such loans or advances.

5.4
The Company has not made any transfers of value (as specified in section 94(1) IHTA 1984) and there has been no variation in the Company’s  share or loan capital within section 98 (Effect of alterations of capital) IHTA 1984.  The Company is not liable for any Tax under section 199 (Dispositions by transferor) IHTA 1984.

6.	Capital Gains

6.1
The sum which would be allowed as a deduction from the consideration under section 38 (Acquisition and disposal costs etc.) TCGA 1992 of each asset of the Company (other than trading stock) if disposed of on the date of this Agreement would not be less than (in the case of an asset held on the Accounts Date) the book value of that asset shown or included in the Accounts or (in the case of an asset acquired since the Accounts Date) an amount equal to the consideration given for its acquisition.

6.2	Since the Accounts Date there has not been any transaction in respect of which the Company is or may become liable to Tax under the corporation tax provisions relating to capital gains.

6.3	There has not accrued any gain in respect of which the Company is or may be liable to corporation tax by virtue of the provisions of section 13 (non-resident company) TCGA 1992.

6.4
No transaction has been entered into by the Company in circumstances falling within section 17 (disposals and acquisitions treated as made at market value) TCGA 1992 and the Company is not entitled to any capital loss to which section 18(3) (transactions between connected persons) TCGA 1992 may apply.

6.5	The Company has not been a party to or involved in any transaction to which sections 29 – 34 (value shifting) TCGA 1992 may be applicable.

6.6
Neither the Company nor any company which was a member of the same group of companies as the Company at the relevant time has made any claim under sections 152 to 157 inclusive TCGA 1992 (replacement of business assets) [or sections 175 (replacement of business assets by member of a group)  or 247 (roll-over relief on compulsory acquisition) TCGA 1992].

6.7	The Company does not own any depreciating asset in respect of which a held over gain may accrue pursuant to sections 154(2) and/or 175(3) TCGA 1992.

7.	Events since the Accounts Date

7.1	None of the following events have occurred in relation to the Company since the Accounts Date:

7.1.1	a deemed (as opposed to actual) acquisition disposal or supply of assets goods, services or business facilities;

7.1.2	a disposal or supply of assets, goods, services or business facilities by the Company for a consideration which is treated for the purposes of Tax as less than the actual consideration;

7.1.3	a distribution within the meaning given by section 1000 CTA 2010 (meaning of distribution) or within section 1064 CTA 2010 (certain expenses of close companies treated as distributions);

7.1.4
a transaction or arrangement which includes or a series of transactions or arrangements which include any step or steps having no commercial or business purpose apart from the deferral, reduction or avoidance of a liability to Tax;

7.1.5	an Event giving rise to a balancing charge;

7.1.6	the Company ceasing or being deemed to cease to be a member of any Group or associated with any other Company for the purposes of Tax;

7.1.7	an Event which results in the Company being liable for Tax for which it is not primarily liable; or

7.1.8	an Event which gives rise to a liability of the Company for any penalty, surcharge or interest on Tax.

7.2
For the purposes of this paragraph 7 “business facilities” means business facilities of any kind including but not limited to a loan of money in a letting, hiring or licensing of any tangible or intangible property.

8.	Concessions

The Company has not entered into an arrangement with any Tax Authority (whether general or specific to the Company) which affects the amount of Tax chargeable on the Company or which purports to modify or provide exemption from any obligation to make or submit any computation, notice or return to any Tax Authority.

9.	Corporation Tax – Loan Relationships

9.1
There are no outstanding debts owed by or to the Company, or any securities issued by the Company or which the Company owns or in which it has an interest which will not be repaid at Completion other than trade debts within the exemption at section 251(1) (Debts – general provisions) TCGA 1992 and which do not arise out of loan relationships of the Company for the purposes of part 5 CTA 2009.

9.2
The Company has (for all accounting periods beginning prior to 1 January 2005) applied an authorised accruals method of accounting (as was defined in section 85 FA 1996) in respect of all loan relationships (as defined in section 302 CTA 2009) to which it is a party and for all periods of account beginning on or after 1 January 2005 has applied an amortised cost basis of accounting (as defined in section 313(4) CTA 2009).

9.3
The Disclosure Letter contains full and accurate particulars of any loan relationships to which the Company is a party, whether as debtor or creditor, where any other party to that loan relationship is connected with the Company for the purposes of part 5 CTA 2009  or where the Company or the other party to the loan relationship has a major interest in the other as “major interest” is defined in section 473 CTA 2009.

9.4
The Disclosure Letter contains full and accurate particulars of any debtor relationship (as defined in section 302(6) CTA 2009) of the Company which relates to a deeply discounted security (as defined in section 430 ITTOIA 2005) to which sections 406 to 412 CTA 2009 apply.

9.5	The Company has not entered into any transaction to which section 444 (Transactions not at arm’s length - general) CTA 2009 applies.

9.6	The Company has not been, and is not entitled to be, released from any liability which arises under a debtor relationship of that Company.

10.	Capital Allowances

10.1
No balancing charge in respect of any capital allowances claimed or given would arise if any asset of the Company were to be realised for a consideration equal to the amount of the book value of such asset as shown or included in the Accounts (or, in the case of any asset acquired since the Accounts Date, for a consideration equal to the consideration given for the acquisition).

10.2
So far as the Warrantors are aware, all necessary conditions for the availability of all capital allowances claimed by the Company (or, where computations are made for capital allowances purposes for pools of assets, all the assets in that pool) have at all material times been satisfied and remain satisfied.

10.3
The Disclosure Letter contains full details of all expenditure incurred since the Accounts Date or to be incurred under any subsisting commitment in respect of which allowances can be claimed under part 2 (plant and machinery allowances) and part 3 (industrial building allowances) CAA 2001.

11.	Secondary Liability

So far as the Warrantors are aware, no Event has occurred in consequence of which the Company is or may be held liable to pay or bear any Tax which is primarily chargeable against or attributable to some person, firm or company other than the Company.

12.	Stamp Taxes

12.1	The Company has duly paid all stamp duty for which it is or has been or may be made liable and without limitation:

12.1.1	all documents in the enforcement of which the Company is or may be interested have been duly stamped; and

12.1.2	there are no documents outside the United Kingdom which if they were brought into the United Kingdom would give rise to a liability to stamp duty payable by the Company.

12.2
The Company has duly paid all SDRT for which it is or has become liable and the Company has not been party to any transfer of chargeable securities (within the meaning of section 99 FA 1986) in respect of which the Company could become liable to pay any SDRT.

12.3	The Company has not been party to any transfer of chargeable securities (within the meaning of section 99 FA 1986) in respect of which the Company could become liable to pay any SDRT.

12.4	The Company is not liable to any penalty in respect of any stamp duty or stamp duty reserve tax.

12.5
The Disclosure Letter sets out full and accurate details of any chargeable interest (as defined in section 48 FA 2003) acquired or held by the Company in respect of which a land transaction return or additional land transaction return will be required to be filed with a Tax Authority or payment of SDLT made on or after Completion.

12.6
SDLT has been paid in full in respect of all land transactions to which SDLT applies and in respect of which the Company is the purchaser within the meaning of section 43(4) FA 2003 and the Company has never claimed relief from SDLT under part 1 (Group Relief) or part 2 (Reconstruction and Acquisition Relief) of Schedule 7 FA 2003 in the three years prior to the date of this Agreement.

12.7	The Company has not made any application to defer any payment of SDLT.

12.8
The Company has not entered into any transaction for the acquisition of any interest in real property which may give rise to an obligation after Completion to make a return and/or a payment of SDLT pursuant to section 80 (Adjustment where contingency ceases or consideration is ascertained) or paragraph 8 of Schedule 17A (settlement of contingencies etc) FA 2003.

13.	Anti-avoidance

13.1	The Company has not in the period of three years ending on the date of this Agreement been party to any non-arm’s length transaction.

13.2
The Company has not in the period of three years ending on the date of this Agreement been party to or otherwise involved in any scheme or arrangement designed partly or wholly for the purpose of avoiding, deferring or reducing any liability to Tax or amounts to be accounted for under PAYE.

13.3
The Company has never entered into a scheme or arrangement where either the Company or the scheme provider, promoter or introducer is required by law to notify details of the scheme or arrangement to a Tax Authority.

14.	Value Added Tax

14.1
The Company is registered for VAT in the United Kingdom under schedule 1 (Registration in respect of taxable supplies) VATA 1994 and has not at any time in the last six years been treated as (nor applied to be) a member of a group of companies for VAT purposes.

14.2
The Company is a taxable person for VAT purposes, has complied with all the requirements of VATA 1994 and legislation in respect of Intrastat and all applicable regulations and orders, and has fully maintained complete, correct and up-to-date records, invoices and other necessary documents [and is not liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision].

14.3	All VAT due and payable to the Commissioners of HM Revenue & Customs has been declared and paid in full.

14.4	The Company has not made any exempt Supplies.

14.5	The Disclosure Letter contains full details of any assets of the Company to which the provisions of part XV (the capital goods scheme) VAT Regulations apply and in particular:

14.5.1	the identity (including in the case of leasehold property, the terms of years), date of acquisition and cost of the asset; and

14.5.2	the proportion and amount of input tax for which tax credit has been claimed (either provisionally or finally in a tax year and stating which tax year).

14.6
The Company has not been a party to a transaction to which Article 5 (transfer of business as a going concern) of the Value Added Tax (Special Provisions) Order 1995 has (or has purported to have been) applied.

14.7	The Company is not registered (nor required to be registered for local VAT or its equivalent in any State other than the United Kingdom.

14.8
The Company has not made and is not otherwise bound by any election made pursuant to paragraph 2 (effect of the option to tax: supplies become taxable) or paragraph 21 (real estate elections) of schedule 10 VATA 1994.

15.	Duties

15.1
All VAT payable upon the importation of goods and all customs and excise duties payable to HM Revenue & Customs in respect of any assets (including trading stock) imported or owned by the Company have been paid in full.

15.2
The Company has no arrangement or authorisation in place under the Council Regulation EEC Number 2913/92 or Community Customs Code and Commissions Regulation EEC Number 2454/93 in relation to any relief from customs duty.

15.3	The Company does not hold any authorisation from HM Revenue & Customs to import goods upon which the customs duty has not been paid at importation or upon which there may be a clawback of duty paid.

16.	Indirect Tax

The Company is not, or has it ever been, a registerable person for the purposes of any Tax (other than VAT) administered by HM Revenue & Customs (or any equivalent Tax Authority outside the United Kingdom responsible for the administration of indirect Tax).

17.	Groups

17.1	The Company has not, nor has it at any time in the last seven years been:

17.1.1	a member of a group of companies as defined by section 170 TCGA 1992; or

17.1.2	a 51% subsidiary of any company as defined by section 1154(2) CTA2010 and the Company does not have (and never has had) any 51% subsidiary as so defined; or

17.1.3	owned by a consortium (as defined in section 153 CTA 2010) and the Company is not nor has it ever been a member of a consortium.

17.2	The Company does not have and has not had at any time in the last seven years any associated company within the meaning of section 25 CTA 2010.

18.	Share Schemes, Bonus Schemes and Employee Benefits Contributions

18.1
No security, nor any interest in any security, has been acquired by any person where the right or opportunity to acquire the securities or the interest in the securities was made available by reason of the employment (that expression having the same meaning which it is given in section 421B ITEPA 2003) of any person with the Company.  For the purposes of this warranty “security” has the meaning given to that term in section 420 ITEPA 2003 and “securities” shall be construed accordingly.

18.2
The Disclosure Letter sets out full details of all securities options (within the meaning given in section 420(8) ITEPA 2003) acquired by any person where the right or opportunity in acquiring any such securities option was made available by reason of employment with the Company or that person or of any other person.

18.3
The Company has been allowed a deduction in calculating its profits for corporation tax purposes in respect of each and every employee benefit contribution (as defined in section 1291(1) CTA 2009) which it has made in any accounting period ended before Completion.

18.4
In relation to the accounting period current at Completion, either no employee benefit contribution (as defined in paragraph 1(2) of schedule 24 FA 2003) has been made or, if such a contribution has been made, the whole of such contribution has been applied before Completion in the provision of “qualifying benefits” or “qualifying expenses” as those terms are defined in section 1296 CTA 2009.

18.5	The Company has complied with all its reporting obligations under ITEPA 2003.

19.	Construction Industry

The Company is not and has never been either a contractor or a sub-contractor for the purposes of chapter 3 part 3 FA 2004.

20.	Inheritance Tax

20.1
So far as the Warrantors are aware the Company is not and will not become liable to be assessed to Inheritance Tax as donor or donee of any gift or as a transferor or transferee of value (actual or deemed) nor as a result of any disposition, chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

20.2
There is no unsatisfied liability to Capital Transfer Tax or Inheritance Tax attached or attributable to the assets of the Company or the shares of the Company and neither such assets nor such shares are subject to charge in favour of HM Revenue and Customs.

20.3
So far as the Warrantors are aware, no person has the power under section 212 (Power to raise tax)  IHTA 1984 to raise any Inheritance Tax by sale or mortgage of or by a terminable charge on any of the Company’s assets or shares.

20.4	The Company is not entitled to an interest in possession in settled property.

21.	Corporation Tax – Instalment Payments

21.1	The Company is not a “large company” as defined by regulation 3 (Large companies) CTIP.

22.	Transfer Pricing

22.1
The Company has not at any time entered into nor is it at Completion a party to any transaction (within the meaning in section 150 TIOPA 2010 with any person other than on fully arm’s length terms and so far as the Warrantors are aware there are no circumstances which could cause any Tax Authority to make or require to be made any material adjustment for Tax purposes to any provision made by means of any such transaction or transactions and no such adjustment has actually been made.

22.2	The Company has in its possession all such records as may be needed to demonstrate that the terms of any transaction entered into at any time by the Company is or was on fully arm’s length terms.

Part 4 - Tax Warranties in respect of companies not resident in the UK

1.
The Company has properly and punctually made all returns, given all notices, maintained all records and supplied all other information in relation to Tax which it is required to make, give, maintain or supply and all such returns, notices, records and information were complete and accurate, in full accordance with the provisions of any Tax Legislation applicable to the Company.

2.
There is not and has not been any dispute claim audit action or law-suit between the Company and any Tax Authority, the Company is not and has not been the subject of any enquiry or investigation by any Tax Authority and there are no facts which are likely to give rise to any such dispute, enquiry or investigation with respect to Tax.

3.	There are no requests for rulings in respect of any Tax pending between the Company and any Tax Authority.

4.
The Company is not and has not been liable to pay any penalty, fine, surcharge, interest or similar amount in relation to Tax and there are no facts which are likely to cause it to become liable to pay any such penalty, fine, surcharge or interest.

5.
All information supplied to any Tax Authority in connection with any clearance obtained by the Company was complete and accurate and all transactions for which such clearances were obtained have been carried out in accordance with the terms of the clearances given and the applications made for them.

6.
The Company has complied with all its obligations in relation to Tax and particularly payroll contributions in respect of the earnings of its employees and former employees and the reporting to any Tax Authority of benefits provided to its employees and former employees.

7.
The Company has made all such deductions, withholdings or retentions of Tax as it was obliged or entitled to make and it has complied with all its obligations to account for such Tax to any Tax Authority.

8.
The Company has maintained sufficient records relating to past events to enable it to calculate the liability to Tax which would arise on a disposal or realisation of any asset owned by the Company at Completion.

9.
The value attributed to each asset of the Company in the Accounts is such that if any such asset had been disposed of on the Accounts Date for a consideration equal to such value no liability to Tax would have arisen.

10.	No claim has been made by the Company for the depreciation of any asset for Tax purposes in circumstances in which the claim is likely to be disallowed.

11.	The Company has not disposed of or acquired any asset in circumstances such that the disposal or acquisition would not be treated for Tax purposes as an arm’s length transaction.

12.	The Company has not been a party to any transaction or series of transactions which is or forms part of a scheme for the avoidance, deferral or reduction of Tax.

13.	All rents, interest and other sums of an income nature paid or payable by the Company will be wholly allowable as deductions in computing the taxable income of the Company.

14.	The Company has at all times been resident for Tax purposes in its country of incorporation and has not at any time been resident in any other country.

15.	The Company has never been (nor is it liable to be) assessed to Tax as the agent or representative of any person not resident in its country of incorporation.

16.	The Company has never had, nor at Completion will it have, any liability to pay any Tax to a Tax Authority outside of its country of incorporation

17.	The Tax affairs of the Company have not at any time within the last six years been dealt with on a consolidated basis.

18.
No tax sharing arrangement (including without limitation, any arrangement under which tax losses or tax reliefs are surrendered or claimed or agreed to be surrendered or claimed) has been entered into in respect of the profits, gains or losses of the Company except as provided in the Accounts and there exists no obligation on the Company to make any payment under such arrangements.

19.
Except as provided in the Accounts the Company has no liability to Tax on income or gains except in respect of and to the extent of income or gains accruing to the Company and no arrangements exist which may give rise to any such liability.

20.
All stamp duties and similar taxes or duties have been paid in respect of all documents in the enforcement of which the Company is interested and in respect of all transactions which attract such stamp duties and similar taxes or duties.

21.
The Company has not been party to any transaction in respect of which the relevant Tax Authority may substitute for Tax purposes a different amount or value from the amount or value of the actual consideration given or received by it.

22.
The Company has not requested or been granted any Tax exemption or relief which is not definitive or which is subject to fulfilment of certain conditions that have not yet been fully satisfied. The Company has made provisions in its Accounts for Tax, payroll contributions, or other public liabilities for which no return must have been filed yet. No formal adjustment of Tax, payroll contributions or other public liabilities relating to the Company has been made and no such adjustment has been proposed, by any Tax Authority.

23.	No charge to Tax will arise on the Company by virtue of the entering into and/or Completion of this agreement.

24.
The Company has not at any time been a party to or been otherwise involved in any transaction or series of transactions which, or any part of which, involved or may involve steps taken without any commercial or business purpose apart from the obtaining of, or for the principal purpose of obtaining a tax advantage or which may for any purpose of relating to Taxation be disregarded or reconstructed by reason of any motive to avoid, reduce or delay a possible liability to Taxation.

25.	No act or transaction has been effected as a result of which the Company is or may be held liable for any Tax primarily chargeable against some other person or persons.

26.
In relation to each document in the enforcement of which the Company may be interested and which either attracts stamp duty in any jurisdiction or is required to be stamped with a particular stamp denoting that no duty is payable or that such document has been produced to a relevant revenue authority whether of Hong Kong or elsewhere (a) such document has been produced to the appropriate authority, (b) such document has been properly stamped and (c) the Company and each other party has duly paid all stamp duty and interest, fines and penalties thereon payable by it in accordance with the provisions of any law, regulation, legislation, decree or order applicable to it; and no such document which is outside the place of incorporation of the Company would attract stamp duty if it were brought into its place of incorporation.

SCHEDULE 7

Properties (UK and HK)

Part 1 – Freehold

Description	Title number	Existing use
None

Part 2 – Leasehold

Description (including any title number)	Details of lease	Duration	Current annual rent and review date	Existing use	Break rights	Exclusion from s24-28 LTA 1954
47, 47a and 48 Causeway Road, Earlstrees Industrial Estate, Corby, NN17 4DU (leasehold title NN299522)	Dated 29 March 2010 between CH Property Trustee Creative Limited (1) Creative Tops Limited (2)	15 years from and including 29 March 2010 and expiring on 28 March 2025	£320,000 and review dates 29 March 2015, 29 March 2020 and the penultimate date of the term (27 March 2025)	Offices and warehousing	None	The lease is excluded from the security provisions of the above Act.
Flat D, 12/F, BLK 1 Carmen’s Garden Cox's Road Kowloon, Hong Kong	Dated 25 May 2010 between Kan Sau Han (1) and Creative Tops Far East Limited (2)	2 years from 1 June 2010 to 31 May 2012	HK$25,000 per month	Private residence	None	N/A
Workshop, 3rd Floor, Hop Hing Industrial Building, 704 Castle Peak Road, Kowloon, Hong Kong	Dated 27 July 2011 between Leung Kwok Keung (1) and Creative Tops Far East Limited (2)	4 years from 1 August 2011 to 31 July 2015	HK$36,000 per month	Industrial	None	N/a

Workshop, 3rd Floor, Hop Hing Industrial Building, 704 Castle Peak Road, Kowloon, Hong Kong	Dated 27 July 2011 between Tsai Chin Tien (1) and Creative Tops Far East Limited (2)	2 years from 1 August 2011 to 31 July 2013 with right to renew after further 2 years at the market rent	HK$32,000 per month	Industrial	None	N.A
Unit 513, 5/F, Phase I, Austin Tower, Nos. 152-152A Austin Road, Kowloon, Hong Kong	Dated 17 November 2009 between International Hung Hsing Holding Limited (1) and Creative Tops Far East Limited (2)	2 years from 16 November 2009 to 15 November 2011	HK$13,515.40 per month	Office	None	N/A
Units 804, 806, 808, 810, 8/F, Phase I, Austin Tower, Nos. 152-152A Austin Road, Kowloon, Hong Kong	Dated 17 November 2009 between International Hung Hsing Holding Limited (1) and Creative Tops Far East Limited (2)	21 months from 13 February 2009 to 15 November 2011	HK$67,252.40 per month	Office	None	N/A

Part 3 – Licences

Description	Details of licence	Duration	Current annual licence fee and review date	Existing use
None

Part 4 – Leases / Licences granted

Description (including any title number)	Details of lease / licence	Duration	Current annual rent / licence fee and review date	Existing use	Break rights	Exclusion from s24-28 LTA 1954
None

Part 5 – Property Warranties

1.	In this part 5 of schedule 7, in addition to the words and expressions defined in clause 1.1, the following definitions shall apply:

"Planning Acts"
the TCPA, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compulsory Purchase Act 2004;

"Planning Permission"	a permission under the TCPA;
"TCPA"	the Town and Country Planning Act 1990;

2.	Copies of all the leases and licences, if any, affecting, benefiting or subject to which the Properties are owned or occupied are contained in the Disclosure Documents.

3.	The Company is the legal and beneficial owner of the Properties and has a good and marketable title to the Properties with full title guarantee.

4.
The Properties are owned by the Company free from any mortgage, debenture, charge (whether specific, floating, legal and/or equitable), rent charge, lien or other encumbrance securing the repayment of monies or other obligation or liability of the Company and/or any other party.

5.
So far as the Warrantors are aware, the Properties are not subject to any right of pre-emption, right of first refusal, option, restrictive covenant, stipulation, easement, wayleave, licence, unregistered interest falling within any of the paragraphs of schedules 1 and 3 to the Land Registration Act 2002, or other similar rights vested in third parties which would inhibit its existing use.

6.
There is no person in possession or occupation of, or who has or claims any right or interest of any kind in, the Properties (whether adversely to the interests of the Company or otherwise) and the Company is entitled to and has exclusive vacant possession of the Properties.

7.	The Warrantors are not aware of any Local Land Charge, caution, inhibition, restriction or notice or other matters which are capable of registration against the Properties.

8.	Where title to any of the Properties are unregistered, no event has occurred in consequence of which registration should have been effected at HM Land Registry.

9.	Where required Building regulations consent has been obtained with respect to all developments, extensions, alterations and improvements to the Properties carried out by the UK Subsidiary.

10.	No part of any Property is affected or, as far as the Warrantors are aware, is likely to become affected, by:

10.1	any outstanding dispute or notice of complaint;

10.2	the carrying out of any work upon any building, the modification of any Planning Permission, the discontinuance of any use or the imposition of any building or improvement line;

10.3	any compensation received as a result of any refusal of any application for Planning Permission or the imposing of any restrictions in relation to any Planning Permission;

10.4	any commutations of rent or payment of rent in advance of the due dates for payment.

11.	The Warrantors are not aware of any breach of or failure to comply with the requirements of the Regulatory Reform (Fire Safety) Order 2005 in respect of the Properties.

12.	The Properties comprise all the land and buildings owned by the Company or occupied or otherwise used by the Company or its servants or agents for the purposes of the Company's business.

13.
The Company is not and has not at any time since the date of its incorporation been the original lessee of any property other than the Properties and has not given a guarantee or entered into any direct covenant with either a lessor or assignor of any property.

14.
The Company has paid the rent and observed and performed the material covenants on the part of the tenant and the conditions contained in the leases and/or licences under which the Properties are held and:

14.1	all such leases and/or licences are valid and in full force;

14.2	all licences, consents and approvals required from the landlords or any superior landlords under any leases and/or licences of the Properties have been obtained; and

14.3	the covenants on the part of the Company contained in such licences, consents and approvals have been duly performed and observed.

15.
Any written replies given by or on behalf of the Sellers to enquiries before contract raised in writing by Lifetime's Solicitors relating in any way to the Properties are true, complete and accurate in all respects.

HK Properties

16.	The following shall apply only in respect of the Properties located in Hong Kong (the "HK Properties"):

16.1
The HK Properties comprise all the land and premises rented or occupied or otherwise used in connection with the business of the HK Company at the date hereof and all the estate, interest, right and title whatsoever of the HK Company in, under, over or in respect of any land or premises and the descriptions set out in part 2 of this schedule 7 are correct and not misleading.

16.2
There are no covenants, restrictions, burdens, stipulations, conditions, terms or outgoings affecting the HK Properties which are of an unusual or onerous nature or which adversely affect the use or intended use of the HK Properties.

16.3
All covenants, restrictions, stipulations, conditions and other terms affecting the HK Properties have been observed and performed and there are no circumstances which would entitle or require the Government or any landlord or other person to exercise any powers of entry and taking possession or which would otherwise restrict or terminate the continued possession or occupation of any of the Premises.

16.4
No structural or other material defects have appeared in respect of or affecting the buildings and structures on or comprising the HK Properties or any parts thereof and all such buildings are in good and substantial repair and condition and fit for the purposes for which they are presently used.

16.5	There are not in force or required to be in force in relation to any of the HK Properties any licences under any applicable legislation or regulations.

16.6
The Warrantors know of no reason why the existing leases of the HK Properties as referred to in part 2 of this schedule 7 should not be renewed on expiry or  fresh leases granted and know of no reason why such leases are likely not to be renewed or fresh leases likely to be granted on terms materially less favourable to the HK Company (save as regards reasonable commercial increases in rent).

16.7	The HK Company is not engaged in any negotiation for review of the rent payable under any leases and no negotiations for such review have been concluded changing the rent from that Disclosed.

16.8
The HK Company has not at any time assigned or otherwise disposed of any leasehold property in respect of which it has a continuing liability (contingent or otherwise) for payment of rent and/or for any other liability.

16.9
The HK Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in the relevant lease and the last demand or receipts of rent if issued were unqualified, and the leases are valid and in full force.

16.10
All licences, consents and approvals required from the landlord and any superior landlord under the leases have been obtained, and the covenants on the part of the tenant contained in such licences, consents and approvals have been duly performed and observed.

16.11
There are no outstanding and unobserved or unperformed obligations necessary to comply with any notice or other requirement given by the landlord under the leases and there are no obligations to reinstate any of the HK Properties by removing or dismantling any alteration made to them by the HK Company or any predecessor in title to the HK Company.

16.12
None of the terms, covenants, stipulations or restrictions contained in the leases referred to in part 2 of this schedule 7 will be breached by reason of the entering into or Completion or as a consequence of this agreement.

SCHEDULE 8

Company Intellectual Property (UK and HK)

Part 1 – Registered IPR

Registered trade marks

Mark	Number	Class(es)	Territory	Proprietor
Creative Tops	TM 2327453	14, 16, 18, 20, 21, 24, 25, 27	UK	Creative Tops Limited
Prep & Protect	TM2479659	21	UK	Creative Tops Limited
Precious Planet	TM2483415	08, 16, 21, 24, 25	UK	Creative Tops Limited
Eco Fusion	TM 2554426	21	UK	Creative Tops Limited
The English Table	TM 2571755	08, 14, 18, 20, 21, 24, 25	UK	Creative Tops Limited
The English Table	International No 1090390	8, 21, 35	US & CTM	Creative Tops Limited
Creative Tops	CTM 005957931	14. 16, 18, 20, 21, 24, 25, 27	CTM	Creative Tops Limited
Creative Cuisine	CTM 004034691	14, 16, 18, 20, 21, 24, 25, 27	CTM	Creative Tops Limited

Applications for registered trade marks

Mark	Number	Class(es)	Territory	Proprietor
The English Table	TM 2588480	35	UK	Creative Tops Limited
The English Table	CTM 1090390	8, 21, 35	CTM	Creative Tops Limited
The English Table	US 79102428	8, 21, 35	US	Creative Tops Limited

Registered designs

Product/Design description	Number	Locarno class(es)	Territory	Proprietor

Applications for registered designs

Product/Design description	Application number	Locarno class(es)	Territory	Proprietor

Granted patents

Title of invention	Patent number	Inventor	Territory	Proprietor

Pending patent applications

Title of invention	Patent application number	Inventor	Territory	Proprietor

Part 2 – Unregistered Company Intellectual Property

All unregistered trade and service marks, business names, copyright, rights in designs, and database rights owned by the Company; together with any rights or types of protection of the same or of a similar nature to those listed insofar as they may subsist anywhere in the world.

Part 3 – Intellectual Property Agreements

Licensor	Licensed Artwork	Date
Dissero Brands Limited	Agreed between Parties from time to time	31 July 2008
Hasbro International	Subbuteo & Monopoly	1 June 2009
Katie Alice Limited	Katie Alice & Justin Capp	15 August 2011
RBG Kew Enterprises Ltd.	“Royal Botanic Gardens/Kew”	1 May 2009
20th Century Fox	The Simpsons	13 October 2010
V&A Enterprises Limited	“V&A”, Various Archive Material	1 April 2008
Paper Island	“Born To Shop”	1 February 2008

Part 4 – Domain names

Domain name	Proprietor	Renewal date
creative-tops.co.uk	Creative Tops Ltd	08/11/2011
icookanddine.com	Creative Tops Ltd	30/11/2011
justincap.co.uk	Creative Tops	09/02/2013
justin-cap.co.uk	Creative Tops	09/02/2013
justin-cap.com	Creative Tops Ltd	09/02/2013
justincapp.co.uk	Creative Tops	06/12/2012
justin-capp.co.uk	Creative Tops	09/02/2013
katiealice.co.uk	Creative Tops	09/02/2013
katie-alice.co.uk	Creative Tops	09/02/2013
precious-planet.co.uk	Creative Tops	13/05/2013
creative-tops.com	Creative Tops Ltd	17/06/2014
english-table.com	Creative Tops Ltd	19/01/2013
justincap.com	Creative Tops Ltd	09/02/2013
justincapp.com	Creative Tops Ltd	09/04/2012
justin-capp.com	Creative Tops Ltd	09/02/2014
katiealice.com	Creative Tops Ltd	09/02/2013
katie-alice.com	Creative Tops Ltd	09/02/2013
precious-planet.com	Creative Tops Ltd	13/05/2013

SCHEDULE 9

Completion Accounts

1.	Completion Accounts

1.1	Lifetime and the Sellers shall procure that, following Completion, accounts for the Group are prepared and reported on in accordance with the provisions of this schedule 9.

1.2
The Completion Accounts shall consist of a combined balance sheet of the Group as at the close of business on 31 October 2011 and a combined profit and loss account of the Group in respect of the Completion Period and stating the Cash, Indebtedness, Actual Working Capital and the resulting Net Adjustment.

1.3	The pro-forma format of the Completion Accounts is attached in appendix B to this schedule 9 (using figures expressed to be forecast October figures for illustrative purposes only).

2.	Policies

2.1	The Completion Accounts shall be prepared:

2.1.1	in accordance with the specific accounting policies and procedures set out in appendix A to this schedule 9;

2.1.2	subject to that, in accordance with the same accounting policies and procedures applied for the purposes of the UK Accounts and HK Accounts respectively;

2.1.3	subject to that, in accordance with applicable accounting principles in force as at 31 October 2011; and

2.1.4	taking into account any other adjustments as may be agreed in writing between Lifetime and the Sellers.

3.	Procedure

3.1
Lifetime shall use its reasonable endeavours to procure that Lifetime's Accountants prepare the Draft Completion Accounts as soon as reasonably practicable after Completion and, in any event, within 40 Business Days of Completion.

3.2	The Sellers shall give such assistance and access to information as Lifetime's Accountants may reasonably require in connection with the preparation of the Draft Completion Accounts.

3.3
Subject to the preparation of the Draft Completion Accounts in accordance with paragraph 3.1, Lifetime shall deliver to the Sellers' Accountants the Draft Completion Accounts within 40 Business Days of Completion.

3.4
The Sellers shall procure that within 20 Business Days of the date of receipt of the Draft Completion Accounts by the Sellers' Accountants the Sellers' Accountants shall notify Lifetime's Accountants whether or not they agree with the Completion Accounts  and the Net Adjustment and, in the case of any disagreement, shall provide details of any adjustments which they require to the Draft Completion Accounts specifying in reasonable detail those matters which they consider to be in dispute between them and their best estimate of the quantum of any adjustment.

3.5
If the Sellers' Accountants notify Lifetime's Accountants that they agree with the Draft Completion Accounts, those accounts shall constitute the Completion Accounts and shall, immediately upon such notification, become final and binding on the parties for the purposes of this agreement.

3.6
If the Sellers' Accountants notify Lifetime's Accountants that they do not agree with the Draft Completion Accounts, the parties shall use all reasonable endeavours to agree upon the matters in dispute as soon as possible. If the matters in dispute are resolved between the parties, the Draft Completion Accounts (subject to any adjustment agreed between the parties) shall constitute the Completion Accounts and shall become final and binding on the parties upon such matters being agreed in writing by Lifetime and the Sellers.

3.7
If Lifetime and the Sellers are unable to agree upon the Completion Accounts within 20 Business Days of the date of service of the notice by the Sellers' Accountants in accordance with paragraph 3.4 above, the matters in dispute shall be referred, at the request of either party, to an independent chartered accountant (the "Accountant") for final determination.

3.8
Lifetime and the Sellers shall agree upon the identity of the Accountant and the terms of his engagement in writing. If Lifetime and the Sellers fail to agree on the identity of the Accountant or the terms of his engagement within 10 Business Days of either party serving details of a suggested Accountant on the other, the Accountant shall be nominated by and engaged on such terms as may be specified by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application at any time of either party.

3.9	The Accountant shall be instructed to:

3.9.1	prepare a written decision and give notice of that decision to the parties within a maximum of 3 months of the matter being referred to him; and

3.9.2	certify the amount of the Cash, Indebtedness, Actual Working Capital and resulting Net Adjustment as at the Completion Date.

3.10
Lifetime and the Sellers shall supply the Accountant with any information which he may reasonably request in connection with his determination. Lifetime and the Sellers shall be entitled to make written submissions to the Accountant provided that a copy of any such written submissions is also simultaneously delivered to the other party. The Accountant shall give due weight to any such written submission which is received by the Accountant within such time limit as he may determine and have notified to the parties.

3.11
The decision of the Accountant (who shall be deemed to act as an expert and not as an arbitrator) shall be final and binding on the parties, save in the event of fraud or manifest error. The costs of the Accountant in connection with his determination shall be borne as he directs (taking into account the conduct of the parties and the merits of their respective arguments in relation to the reference made to him) or, in the absence of any such direction, by Lifetime and the Sellers in equal shares.

Appendix A to Schedule 9

Specific Accounting policies and procedures for the preparation of the Completion Accounts

1.	The combination of the Group shall consist of the aggregation of:

1.1	UK management accounts in £ sterling made up to the close of business on 31 October 2011;

1.2
HK management accounts in HK$ made up to the close of business on 31 October 2011, (but translated at the £•HK$ exchange rate (Bank of England Spot Rate) as at the close of business on the day immediately preceding the Completion Date); and

1.3	The elimination of transactions between the UK Group and the HK Company.

2.
The Completion Accounts shall be prepared on the basis that they relate to the Group as a going concern and shall exclude any effect of the change of control or ownership of the Group contemplated by this agreement or any other effect of this agreement.

3.
In preparing and finalising the Completion Accounts, no account shall be taken of any event taking place or information becoming available after the date on which the Completion Accounts are delivered from Lifetime to the Sellers' Accountants.

4.
The provisions of this schedule 9 (including the appendices) and the line items comprising the Completion Accounts shall be interpreted so as to avoid double counting (whether positive or negative) of any item.

5.
The stock provisions are to be calculated based on the existing stock provision policy (as outlined in Appendix C attached), however for the avoidance of doubt, the provision levels against each category of stock (i.e. Deselected, Discontinued and Obsolete) in percentage terms should not be less than those applied at July 2011.

6.
Trade creditors shall include an appropriate accrual for any undischarged amounts payable by the UK Subsidiary as at 31 October 2011 in respect of stock in transit from the HK Company.  Similarly, an appropriate amount will be accounted for in the stock balance.  The adjustments should include product costs, freight costs and duty costs as applicable.

7.
The Completion Accounts will include an accrual of £425,000 for the payment to be made to the SSAS by way of a premium payment from tenant to landlord for the amendments to the lease of the Corby site and a payment of £18,810 of Stamp Duty Land Tax together with any related tax impact. There will be an adjustment to the Completion Accounts being a reduction by half of the net amount of this accrual (i.e. gross less applicable tax impact) to reflect the amount to be borne by the UK Buyer).

8.	An accrual for £35,000 shall be included within net debt in the Completion Accounts in relation to the Barclays termination fee in respect of the CID facility, to be borne by the UK Sellers.

9.	The Giftwrapt liability shall be included within the Completion Accounts at a value not less than £50,000.

10.	Where any provisions made in the Completion Accounts qualify for Corporation Tax relief this will be taken into account in the Corporation Tax figures in the Completion Accounts.

Appendix B to Schedule 9

Pro-forma Format of Completion Accounts

See attached

Appendix C to Schedule 9

Stock Provisioning

See attached

SCHEDULE 10

Consideration Shares

1.
Each Seller receiving Consideration Shares under this agreement undertakes, in respect of the Consideration Shares to be issued to him under this agreement, that he shall not, without the prior written consent of Lifetime:

1.1	for the period of 3 years commencing on the Completion Date, create any Encumbrance over any of the Consideration Shares;

1.2
for the period of 3 years commencing on the Completion Date, dispose of any interest in any Consideration Shares except through such firm of stockbrokers as may be notified by Lifetime to the Sellers from time to time;

1.3	for the period commencing on the Completion Date and ending on the first anniversary of the Completion Date, dispose of any interest in any of the Consideration Shares;

1.4
for the period commencing on the day immediately following the first anniversary of the Completion Date and ending on the second anniversary of the Completion Date, dispose of any interest in more than one third (in aggregate) of the Consideration Shares issued to him under this agreement;

1.5
for the period commencing on the day immediately following the first anniversary of the Completion Date and ending on the third anniversary of the Completion Date, dispose of any interest in more than two thirds (in aggregate) of the Consideration Shares issued to him under this agreement.

2.
References in paragraph 1 to “Consideration Shares” shall include any shares held by the Sellers arising out of the consolidation, conversion or subdivision of Consideration Shares and any shares acquired by reference to the Consideration Shares whether by way of bonus or rights issue, pre-emption right or in exchange or substitution for any Consideration Shares.

3.	Certain Sellers' Securities Representations

3.1	Investment Representations of certain Sellers.

Each Seller to whom Lifetime (on behalf of the UK Buyer) will issue Consideration Shares in accordance with clause 4 represents and warrants to Lifetime and the UK Buyer as follows:

3.1.1
Such Seller has received and carefully read in its entirety Lifetime's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2010, (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011 and (iii) Current Reports on Form 8-K dated March 8, 2011, March 10, 2011, May 5, 2011, June 20, 2011 and August 8, 2011 ((i), (ii) and (iii) together being the "Lifetime Materials").  Such Seller has based his or her decision to invest on the information contained in the Lifetime Materials (including the financial information contained therein), and has not otherwise relied upon any other offering literature or prospectus. Such Seller acknowledges that such Seller has read, understood and is familiar with the risk factors made part of the Lifetime Materials, is familiar with the nature of risks attending investments of this type, and has determined that a purchase of the Consideration Shares is consistent with such Seller's investment objectives.

3.1.2
Such Seller acknowledges that such Seller has been given the opportunity to ask questions of, and receive answers from, representatives of Lifetime regarding the business and current plans of Lifetime and the issuance of the Consideration Shares and has been given the opportunity to inspect such documents and obtain all additional information that such Seller has requested so as more fully to understand the nature of the investment and to verify the accuracy of the information supplied to such Seller. Such Seller acknowledges that no representation or warranty has been made to such Seller, or to such Seller's advisors or representatives, by Lifetime or others with respect to the business of Lifetime and its financial condition.

3.1.3	Such Seller is an individual and is at least 21 years of age. Such Seller maintains his or her domicile at the address set forth in column 1 of part 1 of schedule 1 to this agreement.

3.1.4
Such Seller can bear the economic risks of this investment and can afford the loss of such Seller's entire investment in the Consideration Shares. Such Seller has adequate means of providing for such Seller's current needs and possible personal contingencies, and has no present or anticipated need for liquidity of this investment in Lifetime. The investment of such Seller in Lifetime is reasonable in relation to such Seller's net worth and financial needs.

3.1.5
Such Seller understands that the value of the Consideration Shares has been determined based on the average of the closing prices of Lifetime's Common Stock on the last five trading days preceding the Completion Date as reported by the NASDAQ Stock Market and that no guarantee or other assurance has been given about an increase in value, if any, of the Consideration Shares and that such Seller could lose the total value of such Seller's investment.  Such Seller also understands that the Consideration Shares will be restricted as to marketability, with one-third of the Consideration Shares becoming marketable on each of the first, second and third anniversary dates of the Completion Date as set forth in paragraph 1 of this schedule 10 above.

3.1.6
Such Seller has the requisite knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in Lifetime and has determined that such an investment is a suitable investment or such Seller has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by Lifetime and to evaluate the merits and risks of such an investment on such Seller's behalf, and such Seller represents that such Seller understands the nature of this investment which could result in the loss of the total amount of such investment

3.1.7
Such Seller acknowledges that Lifetime has not provided any tax advice or information.  Such Seller acknowledges that such Seller must retain such Seller's own professional advisors to evaluate the tax and other consequences of an investment in the Consideration Shares.

3.1.8
Such Seller understands that the offer and sale of the Consideration Shares have not been passed upon, nor have the merits of this investment been endorsed or approved by, any state or federal authority.  Such Seller acknowledges that this offering of Consideration Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of Lifetime's representations that this is intended to be a non-public offering pursuant to Section 3(b) or Section 4(2) of the United States Securities Act of 1933, as amended (the "Securities Act") and Rule 506 under Regulation D promulgated thereunder and/or Rule 903 under Regulation S promulgated thereunder.

3.1.9
Such Seller represents that such Seller is investing in the Consideration Shares for such Seller's own account and not with a view toward the resale, transfer or distribution of all or any part thereof. Such Seller understands that such Seller must bear the economic risk of an investment in the Consideration Shares for an indefinite period. Such Seller has been advised and is aware that the Consideration Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and, therefore, cannot be sold, and such Seller agrees not to sell or otherwise dispose of all or any part of the Consideration Shares acquired by such Seller unless the Consideration Shares, or part thereof, as the case may be, is subsequently registered under the Securities Act and such state securities laws as are applicable or unless there are available exemptions from such registrations that are supported by an opinion of counsel for such Seller, which counsel and opinion is satisfactory to Lifetime.

3.1.10
Such Seller understands the meaning and legal consequences of the foregoing representations and warranties. Such Seller certifies that each of the representations and warranties set forth in this paragraph 3.1 is true and correct as of the date hereof and shall survive such date.

3.1.11
Such Seller hereby agrees that the Consideration Shares issued to such Seller pursuant to this agreement, and any certificates and other instruments representing such Consideration Shares, may bear the following legends in addition to any other legends as may be agreed to by such Seller or as may be required by law:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS AS TO MARKETABILITY PURSUANT TO SCHEDULE 10 OF THAT CERTAIN SHARE PURCHASE AGREEMENT DATED 4 NOVEMBER 2011 AMONG JONATHAN DRIVER, PATRICIA DAWSON AND OTHERS, LIFETIME BRANDS UK LIMITED, NEW GOAL DEVELOPMENT LIMITED AND THE COMPANY.  A COPY OF THE SHARE PURCHASE AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.

If such Seller is not a "U.S. Person" (a "U.S. Person" is defined in Rule 902(k) of Regulation S as any natural person resident in the United States), then the Consideration Shares shall also contain the following legend:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH OFFER, SALE, TRANSFER, ENCUMBRANCE OR DISPOSITION IS IN COMPLIANCE WITH THE ACT.  ACCORDINGLY, THE SHARES ARE BEING OFFERED AND SOLD ONLY OUTSIDE OF THE UNITED STATES IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE ACT.

3.1.12
Such Seller acknowledges that such Seller's investment in the Consideration Shares was not effected by any means of general advertising or general solicitation of an investment in Lifetime and that such investment is considered a private transaction.

3.2	Accredited Investor and Suitability Information.

Such Seller represents and warrants that such Seller has completed the Investor Questionnaire contained in appendix A to this Schedule 10 attached hereto, that the information contained therein is complete and accurate as of the date hereof and that all of such Seller's responses to the information requested therein are incorporated into this agreement as representations and warranties as if fully set forth herein. Such Seller agrees to furnish any additional information requested to assure compliance with applicable United States federal and state securities laws in connection with the issuance of the Consideration Shares.

Appendix A to Schedule 10

Investor Questionnaire

(All Information Will Be Treated Confidentially)

This Investor Questionnaire ("Questionnaire") must be completed by each Seller to whom Lifetime (on behalf of the UK Buyer) will issue Consideration Shares in accordance with clause 4 of the Share Purchase Agreement dated 4 November 2011 among Jonathan Driver, Patricia Dawson and others, Lifetime Brands UK Limited, New Goal Development Limited and Lifetime (the "Agreement").

The Consideration Shares are being offered without registration under the United States Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S promulgated thereunder and/or in reliance on similar exemptions under applicable state laws. Lifetime must determine that each such Seller meets certain suitability requirements before issuing Consideration Shares to such Seller. The purpose of this Questionnaire is to assure Lifetime that each such Seller meets the applicable suitability requirements. The information supplied by each such Seller will be used in determining whether such Seller meets such criteria, and reliance upon the private offering, Regulation D and/or Regulation S exemptions from registration is based in part on the information supplied in this Questionnaire.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Each such Seller's answers will be kept strictly confidential except to the extent that they may be requested by the United States Securities and Exchange Commission or state securities regulators. By signing this Questionnaire, each such Seller will be authorizing Lifetime to provide a completed copy of this Questionnaire to such parties as Lifetime deems appropriate in order to ensure that the offer and sale of the Consideration Shares will not result in a violation of the Securities Act or the securities laws of any state and that each such Seller otherwise satisfies the suitability standards applicable to the recipients of the Consideration Shares. Each such Seller must answer all applicable questions and complete, date and sign this Questionnaire. Each such Seller's responses should be printed or typed and additional sheets of paper should be attached if necessary to complete the answers to any item.

The undersigned Seller (the "Undersigned") represents and warrants to Lifetime and the UK Buyer that the information regarding the Undersigned set forth below is true and correct:

(A)       BACKGROUND INFORMATION:

Name:

Principal Residence Address:

(Number and Street)

(City)           (State)                      (Zip Code)

Telephone:

If an individual:

Age:                      Citizenship:

(B)       STATUS AS ACCREDITED INVESTOR

By initialising this line _____________ the Undersigned represents and warrants that the Undersigned is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as at the time of the issuance of the Consideration Shares. The Undersigned falls within one or both of the following categories (please initial one or both, as applicable): *

(a)	Any natural person whose individual net worth or joint net worth with that person's spouse, at the time of issuance, exceeds $1,000,000 (£___);

(b)
Any natural person who had an individual income in excess of $200,000 (£___) in each of the two most recent years or joint income with that person's spouse is in excess of $300,000 (£___) in each of those years and has a reasonable expectation of reaching the same income in the current year.

The Undersigned acknowledges that Lifetime has the right to require evidence of the Undersigned's status as an accredited investor.

*  As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities.  In computing net worth for such purpose, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, contributions to a retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(C)       STATUS AS NOT A "U.S. PERSON"

Notwithstanding anything contained in Section B above, by initializing this line _____ the Undersigned:

(a)
represents and warrants that such Seller is not a "U.S. Person" (a "U.S. Person is defined in Rule 902(k) of Regulation S as any natural person resident in the United States) and is not acquiring the Consideration Shares for the account or benefit of any U. S. Person.

(b)	acknowledges the Undersigned's understanding that the offering and sale of the Consideration Shares is also intended to be exempt under the Securities Act by virtue of Regulation S;

(c)
acknowledges that the acquisition of the Consideration Shares by the Undersigned is not taking place within the "United States," as defined in Rule 902(l) of Regulation S, but rather in an "offshore transaction," as defined in Rule 902 (h) of Regulation S;

(d)
understands and acknowledges that the Consideration Shares are not registered under the Securities Act and as the Undersigned agrees to resell the Consideration Shares only in accordance with the provisions of Regulation S (subject to the other provisions of the Agreement), pursuant to registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act;

(e)	acknowledges that the Consideration Shares have not been registered under the laws of any other country or jurisdiction, and that Lifetime takes no responsibility for complying with such laws;

(f)
understands that Lifetime will not register any transfer of the Consideration Shares not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption under the Securities Act.

IN WITNESS WHEREOF, the Undersigned has executed this Questionnaire this ___ day of November 2011, and declares under oath that it is truthful and correct.

Print Name of Seller:

Signature:

SCHEDULE 11

Fourth Retention

1.         For the purposes of this schedule 11, the expression:

 "Essential Works" means in relation to the UK Property:-

(a)  any works which are described in the report prepared by IMF Consultancy Limited as essential works

(b)  any works which are required to ensure that the UK Property is wind and watertight and that the UK Property will remain wind and watertight for the residue of the term granted by the Lease

(c) any works which are required to remedy any breach of any Health and Safety Laws or any other applicable laws, regulations or directives

“UK Property” means the property known as 47a, 47 and 48 Causeway Road, Earlstrees Industrial Estate, Corby, Northants as more particularly described in the Lease

“Lease” means the lease of the UK Property dated 29 March 2010 made between (1) C H Property Trustee Creative Limited and (2) Creative Tops Limited as varied or amended from time to time.

2.
On Completion the UK Buyer will pay the Fourth Retention into the Fourth Deposit Account pursuant to clause 4.1.6.  The Retention Holders shall hold the Fourth Retention in the Fourth Deposit Account as stakeholders on trust for the UK Buyer and the UK Sellers.  The Fourth Deposit Account shall be maintained and instructions for the release of funds from such account shall be given in accordance with the Fourth Deposit Account Instruction Letter.

4.
No amount shall be released from the Fourth Deposit Account other than in accordance with these ‘Fourth Retention’ provisions in this schedule 11 or as agreed in writing between the UK Buyer and the UK Sellers from time to time.

5.	The UK Subsidiary shall appoint one or more reputable contractors (“the Contractor”) to carry out the Essential Works as soon as reasonably possible after the date of this agreement

6.
Upon receipt by the UK Subsidiary of a valid invoice or invoices addressed to the UK Subsidiary from the Contractor in respect of the Essential Works or part thereof a sum equivalent (on a £ for £ basis) to the amount of such invoice or invoices (net of VAT) shall be released to the UK Buyer out of the Fourth Deposit Account and shall be treated as a reduction in the UK Consideration.

7.
The UK Subsidiary shall meet the cost of any VAT due on the invoices received from the Contractor and the payments released from the Fourth Deposit Account shall be calculated as described in paragraph 5 above on a  VAT exclusive basis.

7
Any interest accruing on the balance in the Fourth Deposit Account from time to time shall be credited to the Fourth Deposit Account and any payment of principal from the Fourth Deposit Account shall include a payment of the interest earned on such principal sum in the Fourth Deposit Account.

8
The liability to Tax on any interest on any amount in the Fourth Deposit Account shall be borne by the party ultimately entitled to that amount.  Any costs incurred in establishing and maintaining the Fourth Deposit Account shall be debited to the Fourth Deposit Account.

9
For the avoidance of doubt, nothing in these “Fourth Retention” provisions shall prejudice, limit or otherwise affect any other right or remedy which either Buyer may have from time to time against the Sellers either under this agreement or any of the documents executed pursuant to this agreement or as provided by law.

10
Any balance standing to the credit of the Fourth Deposit Account shall (after payment of all amounts payable to the UK Buyer under paragraph 6 above) be released to the UK Sellers following completion of the Essential Works and payment of the final invoice raised by the Contractor for the Essential Works.

11	Any amounts released to the UK Sellers from the Fourth Deposit Account shall be apportioned between the UK Sellers in the Fourth Retention Proportions.

12
The UK Buyer, on the one hand, and the UK Sellers on the other, shall jointly instruct the Retention Holders as necessary to give effect to the required payments out from the Fourth Deposit Account pursuant to this schedule 11.

EXECUTED and DELIVERED as a DEED by JONATHAN ALBERT DRIVER in the presence of:	) ....................................................... )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by PATRICIA DAWSON in the presence of:	) ….................................................... )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by ROBERT BLACKBURN in the presence of:	) ….................................................... )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by MARTIN ROGER DUDDY in the presence of:	) ….................................................... )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by CHRISTINE HARRIMAN in the presence of:	) ….................................................... )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by IAN BALL in the presence of:	) ….................................................... )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by DOM POLITANO in the presence of:	) ….................................................... )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by WONG LAI HO in the presence of:	) ….................................................... )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by LIFETIME BRANDS UK LIMITED, a company incorporated in England and Wales acting by a director in the presence of:	) ……………………………………… ) Director )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by NEW GOAL DEVELOPMENT LIMITED a company incorporated in Hong Kong, acting by a director who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:
) ……………………………………… ) Director )
Witness Signature Witness Name Address Occupation

EXECUTED and DELIVERED as a DEED by LIFETIME BRANDS, INC. a company incorporated in the United States of America, acting by a director who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:
) ……………………………………… ) Director )
Witness Signature Witness Name Address Occupation